UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The PNC Financial Services Group, Inc.

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James E. Rohr

Chairman and Chief Executive Officer

March 14, 2012

Dear Shareholder:

We invite you to attend PNC’s 2012 Annual Meeting of Shareholders on Tuesday, April 24, 2012. The meeting will be held in Pittsburgh, Pennsylvania at the August Wilson Center for African American Culture, 980 Liberty Avenue, beginning at 11:00 a.m., Eastern time. We will consider the matters described in this proxy statement and also review significant developments since last year’s meeting of shareholders.

We are again making our proxy materials available to you on the Internet. We hope this offers you convenience while we reduce the number of printed copies.

The proxy statement contains important information and you should read it carefully. Even if you plan to attend the meeting in person, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. If you will not be there in person, you will be able to listen to the meeting by conference call or webcast. Please see the notice that follows for more information.

We look forward to your participation and thank you for your support of PNC.

Sincerely,

James E. Rohr

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

The PNC Financial Services Group, Inc.

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	11:00 a.m., Eastern time on Tuesday, April 24, 2012

PLACE	August Wilson Center for African American Culture 980 Liberty Avenue Pittsburgh, PA 15222

WEBCAST	A webcast of our annual meeting will be available at www.pnc.com/annualmeeting. An archive of the webcast will be available on our website for thirty days.

CONFERENCE CALL	You may access the conference call of the annual meeting by calling 877-272-3568 or 303-223-4396 (international). A telephone replay will be available for one week by calling 800-633-8284 or 402-977-9140 (international), conference ID 21580420.

ITEMS OF BUSINESS

(1) Electing as directors the 15 nominees named in the proxy statement that follows, to serve until the next annual meeting and until their successors are elected and qualified;

(2) Ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012;

(3) An advisory vote to approve named executive officer compensation; and

(4) Such other business as may properly come before the meeting.

RECORD DATE	Shareholders of record at the close of business on January 31, 2012 are entitled to receive notice of and to vote at the meeting and any adjournment.

MATERIALS TO REVIEW	We began providing access to this proxy statement and a form of proxy card on March 14, 2012. We have made our proxy materials available electronically. Certain shareholders will receive a notice explaining how to access our proxy materials and vote. Other shareholders will receive a paper copy of this proxy statement and proxy card.

PROXY VOTING	Even if you plan to attend the annual meeting in person, we encourage you to cast your vote over the Internet, or by telephone or mail if you have a proxy card. This Notice of Annual Meeting and Proxy Statement and our 2011 Annual Report are available at www.envisionreports.com/PNC.

By Order of the Board of Directors,

George P. Long, III

March 14, 2012	Chief Governance Counsel and Corporate Secretary

Summary

This summary contains highlights of information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully to have complete information before you vote.

Our 2011 Performance

In 2011, PNC’s achievements included strong business growth today and strategic positioning for the future.

•	Delivering value – we achieved earnings of $3.1 billion in 2011, the second-highest net income in our history.

•

Growing customers – we significantly increased our retail banking checking relationships, achieved record growth in corporate banking clients, and added $8.4 billion in new loans and $12.4 billion in average transaction deposits.

•	Expanding our presence – we entered attractive new markets throughout the southeastern United States, including the acquisition of RBC Bank (USA), which we announced in 2011 and closed in March 2012.

•	Improving credit – our credit costs improved significantly throughout the year, as both non-performing assets and provision decreased by 19%.

•	Strengthening capital – we continued to strengthen our capital, with our Tier 1 common capital ratio increasing to 10.3%.

•	Managing risk – we returned to our desired moderate risk profile in 2011.

Compensation Highlights

In evaluating these accomplishments and reviewing our performance for 2011, our Board’s Personnel and Compensation Committee approved a pool of incentive compensation set at 105% of the overall target. The Committee believed that our solid financial performance in 2011 occurred amidst a challenging environment, and that PNC’s leaders had executed exceptionally well on key strategic objectives.

Named executive officer (NEO)	2011 incentive compensation target	2011 total incentive compensation paid	Annual incentive portion (cash)	Long-term incentive portion (equity-based)
James E. Rohr	$6,500,000	$6,825,000	$2,010,000	$4,815,000
Richard J. Johnson	$2,500,000	$2,625,000	$1,062,500	$1,562,500
William S. Demchak	$6,000,000	$6,450,000	$2,130,000	$4,320,000
Joseph C. Guyaux	$2,480,000	$2,530,000	$955,000	$1,575,000
E. William Parsley, III	$5,100,000	$5,300,000	$950,000	$4,350,000

Summary

The compensation awarded to our NEOs for 2011 performance represented a reduction from the compensation awarded last year. The following table shows the year-over-year change for each NEO, and all NEOs as a group. For 2010, the table shows the impact of a special long-term incentive award that was not granted for 2011 performance.

Named executive officer (NEO)		% change from 2010 total compensation awarded
	2011 total compensation awarded	(with special award)	(without special award)
James E. Rohr	$8,025,000	-34.6%	-13.4%
Richard J. Johnson	$3,125,000	-4.6%	+17.9%
William S. Demchak	$7,200,000	-25.6%	-9.1%
Joseph C. Guyaux	$3,150,000	-30.9%	-16.8%
E. William Parsley, III	$5,700,000	-34.5%	-29.5%
NEOs as a group		-29.3%	-14.2%

The Committee continued to believe that a majority of compensation should be performance-based. Out of the total compensation paid to all NEOs, over 87% is tied to performance – either as part of the cash annual incentive or the equity-based long-term incentive.

In addition, the Committee continued to believe that at least 50% of the total compensation awarded should be tied to our equity, deferred over multiple years, and subject to additional performance hurdles and adjustments for effective risk management. For Mr. Rohr, our CEO and Mr. Demchak, our Senior Vice Chairman with responsibility for our businesses, this percentage is 60%. For all NEOs as a group, over 60% of the total compensation paid for 2011 performance was equity-based.

Summary

Director Nominees	Pages 2-9

Name	Age	Director Since	Independent	Committee Memberships
Richard O. Berndt	69	2007	Ö	Risk
Charles E. Bunch	62	2007	Ö	Governance; Compensation
Paul W. Chellgren	69	1995	Ö	Audit (Chair); Executive; Compensation
Kay Coles James	62	2006	Ö	Compensation; Risk
Richard B. Kelson	65	2002	Ö	Audit; Compensation
Bruce C. Lindsay	70	1995	Ö	Audit; Risk
Anthony A. Massaro	67	2002	Ö	Governance; Risk
Jane G. Pepper	66	1997	Ö	Risk
James E. Rohr	63	1990		Executive; Risk
Donald J. Shepard	65	2007	Ö	Executive; Audit; Risk (Chair)
Lorene K. Steffes	66	2000	Ö	Risk
Dennis F. Strigl	65	2001	Ö	Executive; Governance; Compensation (Chair)
Thomas J. Usher (Presiding Director)	69	1992	Ö	Executive (Chair); Governance; (Chair) Compensation
George H. Walls, Jr.	69	2006	Ö	Audit; Risk
Helge H. Wehmeier	69	1992	Ö	Governance

Summary

Corporate Governance

•	Our Board leadership structure (Page 10)

➢	Substantial Majority of Independent Directors (Page 11)
➢	Lead Independent Director Duties (Page 11)
➢	Executive Sessions of Independent Directors (Page 12)

•	Communicating with our Board (Page 12)

•	Our code of ethics (Page 12)

•	Board committees (Page 13)

➢	Audit Committee (Page 13)
➢	Nominating and Governance Committee (Page 14)
➢	Personnel and Compensation Committee (Page 16)
➢	Risk Committee (Page 20)

•	Board meetings in 2011 (Page 21)

Proposals for Voting

Item 1:	Director election (Page 1)

Item 2:	Auditor ratification (Page 92)

Item 3:	“Say-on-pay” (Page 95)

Meeting Information

Time and Date:	11:00 a.m. Tuesday April 24, 2012

Place:	August Wilson Center for African American Culture
980 Liberty Avenue, Pittsburgh, PA 15222

Voting Information

Who May Vote:	Shareholders of record as of January 31, 2012.

How to Vote by Internet:	Go to www.envisionreports.com/PNC and follow the instructions.

How to Vote by Telephone:	Follow the instructions on the proxy card.

How to Vote by Mail:	Complete, sign and date the proxy card and return it in the envelope provided.

If you hold shares in street name, you will receive information on how to vote from your brokerage firm or bank.

Election of Directors (Item 1)

ELECTION OF DIRECTORS (ITEM 1)

Our Board of Directors determines the number of directors to nominate for election each year. The PNC By-laws contemplate a Board that ranges in size from five to 36 directors. Our Board fixed the number of directors to be elected at the 2012 annual meeting at 15.

Each of the 15 nominees currently serves on our Board. Beginning on page 2, we include the following information for each of the nominees for election:

•	their names and ages;

•	the years they first became directors of PNC;

•	their principal occupations and public company directorships over the past five years; and

•

a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director, in light of our business and structure.

The directors will serve for one year, unless they leave the Board early. We do not stagger our elections - the entire Board will be considered for re-election at the 2012 meeting. If elected, the nominee will hold office until the next annual meeting of our shareholders, and until the election and qualification of their successors.

Each nominee consents to being named in this proxy statement and to serve if elected. Our Board has no reason to believe that any nominee will be unavailable or unable to serve as a director. If a nominee is unavailable or unable to serve, we will vote your proxy in accordance with the recommendation of our Board.

In addition to the information we include on the background and qualifications of each director, this proxy statement contains other important information related to your evaluation of our nominees. We discuss:

•	our Board’s leadership structure

•	how our Board operates

•	the nature of relationships between PNC and our directors

•	how we evaluate the independence of our directors

•	how we pay our directors

See the following sections for more details on these topics:

•	Corporate Governance (page 10)

•	Director and Executive Officer Relationships (page 22)

•	Director Compensation (page 29)

•	Security Ownership of Directors and Executive Officers (page 90)

Your proxy, unless you direct otherwise, will be voted FOR all of the nominees named on pages 2-9. See page 100 regarding the vote required for election of the nominees as directors.

The Board of Directors recommends a vote FOR each of the nominees listed on pages 2-9.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	1

Election of Directors (Item 1)

Richard O. Berndt Age 69 Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Berndt is the Managing Partner of Gallagher Evelius & Jones LLP, a law firm based in Baltimore, Maryland.

Mr. Berndt received an undergraduate degree from Villanova University, a law degree from the University of Maryland School of Law, and a master’s degree from Johns Hopkins University.

Mr. Berndt joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1978.

Our Board values Mr. Berndt’s prior experience on the board of a public company in the banking business. In addition, his involvement in the Baltimore community provides insights into this market for PNC. Mr. Berndt’s background also gives him an understanding of legal issues, although he does not serve us in a legal capacity and does not provide legal advice to PNC.

PNC Board Committee Memberships

Risk Committee

Special Compliance Committee (Chairman)

Public Company Directorships

Municipal Mortgage & Equity, LLC (until 2010)

Mercantile Bankshares Corporation (until 2007)

Charles E. Bunch Age 62 Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Bunch is the Chairman and Chief Executive Officer of PPG Industries, Inc., a Pittsburgh-based global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass.

Mr. Bunch received an undergraduate degree from Georgetown University and a master’s degree in business administration from Harvard University.

Mr. Bunch’s service as a public company CEO, his extensive management and finance experience and his involvement in the Pittsburgh community add significant value to our Board. In addition, Mr. Bunch brings regulatory and banking industry experience to our Board as he formerly served as a Director and the Chairman of the Federal Reserve Bank of Cleveland, our principal banking regulator.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

H.J. Heinz Company

PPG Industries, Inc.

2	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Election of Directors (Item 1)

Paul W. Chellgren Age 69 Director Since 1995

Experience, Qualifications, Attributes, or Skills

Mr. Chellgren is an Operating Partner with Snow Phipps Group, LLC, a New York City-based private equity firm. In 2002, he retired as the Chairman and Chief Executive Officer of Ashland, Inc., a provider of specialty chemical products, services and solutions, headquartered in Covington, Kentucky. He also served as the Chief Financial Officer of Ashland.

Mr. Chellgren received an undergraduate degree from the University of Kentucky, a master’s degree in business administration from Harvard University, and a diploma in Developmental Economics from Oxford University.

Mr. Chellgren’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board in its oversight of financial and accounting issues. This financial background provides strong leadership of our Audit Committee, which he chairs. Our Board also values his extensive executive management experience, including as a CEO of a public company, and his involvement in the southern Ohio and northern Kentucky communities that we serve.

PNC Board Committee Memberships

Audit Committee (Chairman)

Executive Committee

Personnel and Compensation Committee

Basel Subcommittee

Public Company Directorships

None

Kay Coles James Age 62 Director Since 2006

Experience, Qualifications, Attributes, or Skills

Ms. James is President and Founder of The Gloucester Institute, a non-profit organization that trains and nurtures leaders in the African-American community.

From 2001 to 2006, she served as director of the U.S. Office of Personnel Management, where she was President George W. Bush’s principal human resources advisor.

She has also provided consulting services as a former Senior Partner in The J.C. Watts Companies.

Ms. James received an undergraduate degree from Hampton University.

Having supervised the management of thousands of federal employees, Ms. James understands large-scale human resources operations and compensation matters. Our Board values these senior-level federal government and regulatory experiences, as well as her leadership of a non-profit organization in the Greater Washington, D.C. area, a significant market for PNC.

PNC Board Committee Memberships

Personnel and Compensation Committee

Risk Committee

Public Company Directorships

AMERIGROUP Corporation

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	3

Election of Directors (Item 1)

Richard B. Kelson Age 65 Director Since 2002

Experience, Qualifications, Attributes, or Skills

Mr. Kelson is a private equity investor and advisor to middle-market companies. He is the Chairman and CEO of ServCo, LLC, a strategic sourcing and supply chain management company. He has also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager.

Mr. Kelson retired in 2006 as Chairman’s Counsel for Alcoa, a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson received an undergraduate degree from the University of Pennsylvania, and a law degree from the University of Pittsburgh.

Mr. Kelson’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues. The Board also values Mr. Kelson’s executive management experience and his background as a public company general counsel, although he does not serve in a legal capacity nor provide legal advice to PNC or our Board.

PNC Board Committee Memberships

Audit Committee

Personnel and Compensation Committee

Public Company Directorships

Lighting Science Group Corporation (until 2010)

Commercial Metals Company

MeadWestvaco Corp.

Bruce C. Lindsay Age 70 Director Since 1995

Experience, Qualifications, Attributes, or Skills

Mr. Lindsay is a private equity investor and Chairman and Managing Member of 2117 Associates, LLC, a business consulting firm.

For the majority of his professional life, Mr. Lindsay has invested in privately held companies. He has also served as the CEO of various privately held operating companies and has been a director of many companies as well. Currently he continues as a director of one privately held middle market company and an advisor to another privately held middle market company. He also is an advisor to two investment management firms.

Mr. Lindsay received an undergraduate degree from Yale University and a master’s degree in business administration from the University of Chicago.

Our Board values Mr. Lindsay’s managerial, operational, and investing experience and the broad array of companies where he has served in an executive capacity. The Board believes that these skills assist in the oversight of PNC management and give him insights into the operations of our company. Mr. Lindsay is also active in the Philadelphia community, a significant market for PNC.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Basel Subcommittee

Public Company Directorships

None

4	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Election of Directors (Item 1)

Anthony A. Massaro Age 67 Director Since 2002

Experience, Qualifications, Attributes, or Skills

Mr. Massaro is the retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc., a leader in the design, development and manufacture of welding products and cutting equipment. He retired as CEO in April 2005 and as Chairman in October 2005.

Previously, Mr. Massaro served as a Group President of Westinghouse Electric Corporation, an electrical equipment and multipurpose engineering company, and in a variety of other executive positions at Westinghouse.

Mr. Massaro received an undergraduate degree from the University of Pittsburgh.

Mr. Massaro’s service as the CEO of a large public company, and his experience in a number of other senior management positions, assist our Board’s oversight of management and issues generally facing public companies.

PNC Board Committee Memberships

Nominating and Governance Committee

Risk Committee

Public Company Directorships

Commercial Metals Company (Lead Director)

Jane G. Pepper Age 66 Director Since 1997

Experience, Qualifications, Attributes, or Skills

In June 2010, Ms. Pepper retired as the President of the Pennsylvania Horticultural Society (PHS), a non-profit organization, and America’s first horticultural society.

Ms. Pepper received undergraduate and graduate degrees from the University of Delaware.

Ms. Pepper brings a diverse set of experiences to our Board, beginning with her management experience at the PHS. For 30 years, Ms. Pepper led this Philadelphia-based organization, supervising over 100 employees, and executing a strategic plan with a vision of sustainability and community impact. Beyond this leadership, the Board appreciates her insights as PNC continues to expand our own environmentally conscious initiatives.

Ms. Pepper brings additional regulatory and banking industry experience to our Board, having formerly served as a director and the Chairwoman of the Federal Reserve Bank of Philadelphia.

PNC Board Committee Memberships

Risk Committee

Special Compliance Committee

Public Company Directorships

None

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	5

Election of Directors (Item 1)

James E. Rohr Age 63 Director Since 1990

Experience, Qualifications, Attributes, or Skills

Mr. Rohr is the Chairman and Chief Executive Officer of PNC. He joined the company in 1972.

Mr. Rohr received an undergraduate degree from the University of Notre Dame and a master’s degree in business administration from The Ohio State University.

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between directors and management, and assists the Board in its oversight of the company. Mr. Rohr’s breadth of experiences, tenure and strong leadership provide unparalleled insights into the history, current operation, and strategic vision of PNC.

PNC Board Committee Memberships

Executive Committee

Risk Committee

Public Company Directorships

Allegheny Technologies Incorporated

BlackRock, Inc.*

EQT Corporation

* PNC maintains an equity stake in BlackRock, Inc. As of December 31, 2011, PNC’s economic interest in BlackRock was approximately 20%. In connection with this investment, PNC is entitled to appoint two individuals to BlackRock’s Board of Directors. Mr. Rohr is one of the two PNC-appointed representatives, along with William S. Demchak, PNC’s Senior Vice Chairman.

Donald J. Shepard Age 65 Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Shepard is the retired Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a large life insurance and pension company.

Mr. Shepard received a master’s degree in business administration from the University of Chicago.

Mr. Shepard joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1992.

Mr. Shepard’s service as the CEO of a large, international public company, particularly a company in the financial services sector, gives him insights into many issues facing PNC, and supports the Board’s ability to oversee complex and dynamic issues. Mr. Shepard’s duties and experiences at AEGON also assist our Board with its oversight of financial and risk issues. Our Board also values Mr. Shepard’s experience on the board of a public company in the banking business and his involvement in the Baltimore community.

PNC Board Committee Memberships

Executive Committee

Audit Committee

Risk Committee (Chairman)

Basel Subcommittee (Chairman)

Public Company Directorships

CSX Corporation

The Travelers Companies, Inc.

Mercantile Bankshares Corporation (until 2007)

6	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Election of Directors (Item 1)

Lorene K. Steffes Age 66 Director Since 2000

Experience, Qualifications, Attributes, or Skills

Ms. Steffes is an independent business advisor with executive, business management and technical expertise in the telecommunications and information technology industries. She formerly served as Vice President and General Manager, Global Electronics Industry, for IBM, an information technology company. Ms. Steffes also served as the President and Chief Executive Officer of Transarc Corporation, a software development firm, which was later acquired by IBM.

Ms. Steffes received undergraduate and master’s degrees from Northern Illinois University.

Our Board values Ms. Steffes’s managerial experiences throughout the technology industry, including as a chief executive. Her wide array of experiences in this industry and her understanding of operational and technological issues assist the Board in its oversight of technological issues, which have become increasingly important for large, complex banking organizations.

PNC Board Committee Memberships

Risk Committee

Basel Subcommittee

Public Company Directorships

RadiSys Corporation

Dennis F. Strigl Age 65 Director Since 2001

Experience, Qualifications, Attributes, or Skills

Mr. Strigl served as the President and Chief Operating Officer of Verizon Communications Inc., one of the world’s leading providers of communications services, until his retirement in December 2009. Prior to that, he was the President and Chief Executive Officer of Verizon Wireless, a joint venture controlled by Verizon.

Mr. Strigl received an undergraduate degree from Canisius College and a master’s degree in business administration from Fairleigh Dickinson University.

Our Board values Mr. Strigl’s service as a senior executive at a large public company, and his former executive management expertise as the CEO of Verizon Wireless. His management of a large workforce at Verizon informs his judgment as the Chair of our Personnel and Compensation Committee and gives him a strong understanding of human resources and compensation matters. Mr. Strigl’s additional responsibility for internal functional services, such as finance and real estate, adds depth and experience to the Board’s ability to oversee the operations of our company.

PNC Board Committee Memberships

Executive Committee

Nominating and Governance Committee

Personnel and Compensation Committee (Chairman)

Public Company Directorships

ANADIGICS, Inc. (until 2007; 2010-Present)

Eastman Kodak Company

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	7

Election of Directors (Item 1)

Thomas J. Usher Age 69 Director Since 1992

Experience, Qualifications, Attributes, or Skills

Mr. Usher is the non-executive Chairman of Marathon Petroleum Corporation, a transportation fuels refining company, which began as an independent company on July 1, 2011. Until July, 2011 he served as the non-executive Chairman of Marathon Oil Corporation, an integrated international energy company. He formerly served as the Chairman, Chief Executive Officer, and President of United States Steel Corporation, an integrated international steel producer, until his retirement in 2004. He served as the Chairman of the Board of U.S. Steel until 2006.

Mr. Usher received an undergraduate degree, master’s degree, and Ph.D. from the University of Pittsburgh.

Our Board values Mr. Usher’s extensive executive management experience, including as the CEO of a public company, and significant involvement throughout the Pittsburgh community. In his duties as the Board’s Presiding Director, and as Chairman of the Nominating and Governance Committee, Mr. Usher can draw from a diverse set of leadership experiences and governance perspectives at large public companies, having served as a CEO, a non-executive Chairman, and an independent director.

PNC Board Committee Memberships

Presiding Director

Executive Committee (Chairman)

Nominating and Governance Committee (Chairman)

Personnel and Compensation Committee

Public Company Directorships

H.J. Heinz Company

Marathon Petroleum Corporation (Non-Executive Chairman)

PPG Industries, Inc.

George H. Walls, Jr. Age 69 Director Since 2006

Experience, Qualifications, Attributes, or Skills

General Walls was the Chief Deputy Auditor for the State of North Carolina from 2001 to 2004. His responsibilities included oversight of the statewide operations of audit, administrative, and support staff.

General Walls served on active duty for over 28 years in the United States Marine Corps, retiring at the rank of Brigadier General in 1993.

General Walls received an undergraduate degree from West Chester State College and a master’s degree from North Carolina Central University.

Our Board values the financial and managerial experiences that General Walls brings to his duties as a director, both as the former Chief Deputy Auditor of North Carolina, and as displayed by the missions he led during an esteemed military career. These experiences show a strong fiscal management and operations experience, as well as valuable perspectives in human resources and internal audit.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Special Compliance Committee

Public Company Directorships

Lincoln Electric Holdings, Inc.

8	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Election of Directors (Item 1)

Helge H. Wehmeier Age 69 Director Since 1992

Experience, Qualifications, Attributes, or Skills

Mr. Wehmeier retired as the Vice Chairman of Bayer Corporation in 2004. He had served in that capacity since 2002, and was President and Chief Executive Officer since 1991. Bayer Corporation is the U.S. subsidiary of Bayer Group of Germany, an international life sciences, polymers, and specialty chemicals company.

Mr. Wehmeier is an alumnus of the International Management Development Institute in Lausanne, Switzerland and the Institut European d’Administration des Affaires in Fontainebleau, France.

Our Board values Mr. Wehmeier’s executive management experience and, in particular, his extensive experiences with merger integration activities at Bayer, which contributes to the Board’s oversight of our operations and acquisition integrations.

PNC Board Committee Memberships

Nominating and Governance Committee

Public Company Directorships

Owens-Illinois, Inc.

Terex Corporation (until 2010)

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	9

Corporate Governance

This section highlights some of our corporate governance policies and practices. Our website includes additional information about corporate governance at PNC, including:

•	Corporate governance guidelines
•	By-laws
•	Board committee charters
•	Code of ethics

Go to www.pnc.com/corporategovernance for more information

Our Board’s Nominating and Governance Committee reviews the corporate governance guidelines at least once a year. The guidelines address important principles adopted by the Board, including:

•	The qualifications that we want to see in a director
•	What we expect the lead independent director to do
•	How the Board committees serve to support the Board’s oversight
•	A description of ordinary course relationships that will not impair a director’s independence
•	Our views on outside board positions
•	Our approach to director education
•	The mandatory retirement age (72)
•	The importance of meeting in executive session without management
•	The importance of having access to management at all times
•	How the Board evaluates our CEO’s performance
•	How the Board considers management succession planning
•	How the Board continually evaluates its own performance

This proxy statement is also available at:

www.pnc.com/proxystatement

To receive free, printed copies of any of these documents, please send a request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

One PNC Plaza – 21st Floor

Pittsburgh, Pennsylvania 15222-2707

or

corporate.secretary@pnc.com

Our Board leadership structure

Based on an assessment of its current needs and the composition, skills, and qualifications of the directors, the Board believes that the appropriate leadership structure should include the following attributes:

•	A substantial majority of independent directors
•	A lead independent director with specific duties
•	Regular executive sessions of all independent directors without management present

The Board’s current leadership structure includes all three attributes. We have not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership structure should be flexible enough to accommodate different approaches based on an evaluation of relevant facts and circumstances. The Board considers its structure and leadership each year. The Personnel and Compensation Committee discusses whether to separate the positions of Chairman and CEO as part of its ongoing evaluation of management succession plans.

James E. Rohr, our current CEO, also serves as the Chairman of the Board. Thomas J. Usher, the Board’s Presiding Director, serves as our lead independent director. We describe his duties in more detail below.

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In connection with the evaluation of annual performance and decisions regarding compensation, the Personnel and Compensation Committee typically reviews the performance of the CEO in the first quarter of the year. The Committee performs this review in its own committee meeting and in a follow-up session with all independent directors of the Board.

The Board most recently reviewed Mr. Rohr’s performance at a meeting held on February 7, 2012.

This evaluation helped to inform the Personnel and Compensation Committee’s compensation decisions for Mr. Rohr. These decisions are discussed in more detail in the Compensation Discussion and Analysis section, which begins on page 32. This discussion of CEO performance in a full Board session also helps to inform the Board’s oversight of the execution of PNC’s strategic objectives.

The Board continues to value Mr. Rohr’s substantial experience at PNC, his leadership in growing PNC and delivering value over a volatile period, and his extensive industry knowledge and insights. The Board also values Mr. Usher’s experience as the Presiding Director and his fulfillment of the duties of the position. Based on a review of the skills, qualifications, and experience of our Chairman and lead independent director, the Board does not currently recommend a separation of the positions of Chairman and CEO.

Substantial majority of independent directors. We have long maintained a Board with a substantial majority of directors who are not PNC employees. The NYSE and our corporate governance guidelines, require at least a majority of our directors to be independent from management.

As the Chairman and CEO of PNC, Mr. Rohr is currently the only director who is not independent under NYSE’s “bright-line” rules. The Board has affirmed the independence of each of our other 14 nominees for director. Please see Director and Executive Officer Relationships on pages 22 to 28 for a description of how we evaluate independence.

Lead independent director duties. As the Presiding Director, Mr. Usher is the lead independent director for our Board. The Board’s independent and non-management directors selected him for this role. The Board approved the following duties for the Presiding Director:

•	Preside at meetings of the Board of Directors if the Chairman is unavailable

•	Convene executive sessions of the Board’s independent directors

•	Preside at executive sessions of the Board’s independent directors and communicate any discussions to the Chairman, as appropriate

•	Act as the principal liaison between the Chairman and the Board’s independent directors

•	Be available for confidential discussions with any director

•	Advise the Chairman regarding the Board’s agendas, meeting schedule, and flow of information

•	Participate with management in meetings with stakeholders, as necessary or appropriate

•	Be available to receive direct communications from shareholders

•	Discharge such other responsibilities as the Board’s independent directors may assign from time to time

During the course of the year, the Presiding Director may suggest, revise, or otherwise discuss agenda items for the Board meetings. In between meetings, each director is encouraged to raise any topics or issues with the Presiding Director to be discussed among the independent directors. The Presiding Director will raise any such matter in an executive session of the Board, without identifying the source of the request, unless the director asks to be identified.

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The Presiding Director also chairs the Board’s Nominating and Governance Committee. As the chair of that Committee, Mr. Usher leads the Board and committee annual self-evaluation process and the evaluation of Board independence. That Committee also reviews significant developments in corporate governance, which the chair reviews with the full Board from time to time.

Executive sessions of independent directors. Our directors have met and will continue to meet in regularly scheduled executive sessions without management present. The NYSE requires our independent directors to meet once a year. Under our Board’s own policy, our independent directors meet by themselves at least quarterly. As the Presiding Director, Mr. Usher leads these executive sessions.

Communicating with our Board

If you want to communicate directly to our directors, please mail your communication to the following address:

Presiding Director

The PNC Financial Services Group, Inc.

Board of Directors

P.O. Box 2705

Pittsburgh, Pennsylvania 15230-2705

If you follow this process, your communication will not be opened or screened by a PNC employee. The Presiding Director will receive the communication and determine how to respond. Depending on the content, he may forward the communication to a PNC employee or another director or Board committee.

If you send a communication to a PNC location or by electronic mail to a PNC employee, we will evaluate it based on a process that our Board’s independent directors have approved. Under this process, PNC employees will determine which communications should be provided to directors.

If you are a shareholder and want to recommend a candidate for our Board, please follow the instructions on page 16.

If you are a shareholder and want to submit a proposal at an annual meeting or include a proposal in our proxy materials next year, please follow the instructions on pages 100-101.

Our code of ethics

PNC has adopted a Code of Business Conduct and Ethics that applies to all employees and directors.

Our code of ethics addresses these important topics, among others:

•	Our commitment to ethics and values

•	Fair dealing with customers, suppliers, competitors, and employees

•	Conflicts and potential conflicts of interest

•	Self-dealing and outside employment

•	Insider trading and other trading restrictions, including prohibitions on transactions in any derivative of PNC securities, including buying and writing options

•	Transactions with PNC

•	Gifts and entertainment

•	Creating business records, document retention, and protecting confidential information

•	Protection and proper use of our assets, including intellectual property and electronic media

•	Communicating with the public

•	Political contributions and fundraising

•	Compliance with law and regulations

•	Protection from retaliation

The code of ethics is available on our website (www.pnc.com/corporategovernance). Any shareholder may also request a free print copy by writing to our Corporate Secretary at the address given on page 10.

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We intend that this code satisfies the SEC’s requirement to adopt a code that applies to a company’s CEO and senior financial officers. The appropriate committee of our Board must approve any waivers or exceptions to code provisions for our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the code of ethics that applies to our directors or executive officers (including our Chairman and Chief Executive Officer, Chief Financial Officer, and Controller).

Board committees

Our Board currently has five standing committees. Four of these committees—Audit, Nominating and Governance, Personnel and Compensation, and Risk—meet on a regular basis. The fifth committee—the Executive— meets as needed. The Executive Committee may act on behalf of the Board and reports regularly to the full Board. The Executive Committee members include the Chairman and CEO, and the chairs of the other four standing Board committees. Our Presiding Director chairs the Executive Committee, which met four times in 2011.

Our By-laws authorize the Board to create other committees. Each committee may form and delegate authority to subcommittees of one or more committee members.

Each committee operates under a written charter approved by the Board. Each committee annually reviews and reassesses its charter.

Each committee also performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its charter duties.

We describe the main responsibilities of the Board’s four principal standing committees below. The descriptions of the committee functions in this proxy statement are qualified by reference to the charters and our relevant By-law provisions. The charters for the four Board committees discussed in this section are all available on our website at www.pnc.com/corporategovernance.

Audit Committee. The Audit Committee consists entirely of independent directors. When our Board meets on April 24, 2012, only independent directors will be appointed to the committee. The current members are:

Paul W. Chellgren (Chair)
Richard B. Kelson
Bruce C. Lindsay
Donald J. Shepard
George H. Walls, Jr.

Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors determined that Mr. Chellgren and Mr. Kelson are each an “audit committee financial expert,” as that term is defined by the SEC.

Our Board most recently approved the charter of the Audit Committee on August 18, 2011, and it is available on our website.

The Audit Committee satisfies the requirements of SEC Rule 10A-3, which includes the following topics:

•	The independence of committee members

•	The responsibility for selecting and overseeing our independent auditors

•	The establishment of procedures for handling complaints regarding our accounting practices

•	The authority of the committee to engage advisors

•

The determination of appropriate funding for payment of the independent auditors and any outside advisors engaged by the committee and for the payment of the committee’s ordinary administrative expenses.

The Audit Committee’s primary purposes are to assist the Board by:

•	Monitoring the integrity of our consolidated financial statements

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•	Monitoring compliance with legal and regulatory requirements and with our code of ethics

•	Evaluating and monitoring the qualifications and independence of our independent auditors

•	Evaluating and monitoring the performance of our internal audit function and our independent auditors

The Audit Committee must also prepare the report required to be included in this proxy statement. The Audit Committee has approved that report, which is on page 94.

The Audit Committee’s responsibility is one of oversight. Our management is responsible for preparing our consolidated financial statements, for maintaining internal controls, and for our compliance with laws and regulations, and the independent auditors are responsible for auditing our consolidated financial statements.

The Committee typically reviews the internal and external audit plans. The Committee is directly responsible for the appointment, compensation and oversight of our independent auditors (including the resolution of any disagreements between management and the auditors regarding financial reporting if disagreements occur) for the purpose of preparing or issuing an audit report or related work. For work performed by the independent auditors, the Committee must pre-approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The Committee pre-approves all audit services and permitted non-audit services. The Committee considers whether providing non-audit services will impair the auditors’ independence. We describe the Committee’s procedures for the pre-approval of audit and permitted non-audit services on pages 93-94.

The Committee has the authority to retain independent legal, accounting or other advisors. The Committee regularly holds private sessions with our management, internal auditors, and independent auditors. The independent auditors report directly to the Committee. The Committee reviews the performance and approves the compensation of our General Auditor, who leads PNC’s internal audit function and reports directly to the Committee.

Under our corporate governance guidelines, Audit Committee members may only serve on three public company audit committees, including PNC’s.

Nominating and Governance Committee. The Nominating and Governance Committee consists entirely of independent directors. When our Board meets on April 24, 2012, only independent directors will be appointed to the Committee. The current members are:

Thomas J. Usher (Chair)
Charles E. Bunch
Anthony A. Massaro
Dennis F. Strigl
Helge H. Wehmeier

Our Board most recently approved the charter of the Nominating and Governance Committee on February 9, 2011, and it is available on our website.

The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The Committee also assists the Board by identifying individuals qualified to become Board members. The Committee recommends to the Board the director nominees for each annual meeting, and may also recommend the appointment of qualified individuals as directors between annual meetings.

In addition to the annual self-evaluation that all committees perform, the Nominating and Governance Committee also oversees the annual evaluation of the performance of the Board and

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all committees and reports to the Board on the evaluation results, as necessary or appropriate. The Committee annually reviews and recommends any changes to the Executive Committee charter.

How we evaluate directors and candidates. At least once a year, the Committee assesses the skills, qualifications and experience of our directors and recommends a slate of nominees to the Board. From time to time, the Committee also evaluates changes to the composition of our Board.

In evaluating existing directors or new candidates, the Committee assesses the needs of the Board and the qualifications of the individual. Please see the discussion on pages 2-9 for more information on each of our current director nominees.

Our Board must satisfy SEC, NYSE, and other banking regulatory standards. At least a majority of our directors must be independent under the NYSE standards. We require a sufficient number of independent directors to satisfy the membership needs of committees that also require independence. Our Audit Committee must include independent, financially literate directors with accounting or related financial management expertise.

Beyond that, the Nominating and Governance Committee expects directors to understand our strategic vision, our mix of businesses, and the bank regulatory environment and material requirements. The Board must possess a mix of qualities and skills to address the various risks facing PNC and understand how PNC manages risk. For a discussion of our Board’s oversight of risk, please see the section entitled Risk Committee, which begins on page 20.

To assist the Committee in its identification of qualified directors, the Board approved criteria that include:

•	A sustained record of high achievement, manifest competence, and integrity
•	A strong commitment to the ethical and diligent pursuit of shareholders’ best interest

•

The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction

•	Our Board’s strong desire to maintain its diversity in terms of race and gender

•	Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board

The Committee does not have minimum qualifications for director candidates. Each year, the Committee assesses our current directors for possible nomination and re-election. In doing so, it considers the factors listed above. The committee generally considers the needs of the Board, the independence of directors from PNC, a director’s meeting attendance and participation, and the value of a director’s contributions to the effectiveness of our Board and its committees.

Although the Board has not adopted a formal policy on diversity, the Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of diverse backgrounds, skills, and experiences that directors may bring to our Board.

How we identify new directors. The Nominating and Governance Committee may identify potential directors in a number of ways. The Committee may consider recommendations made by current or former directors or members of executive management. We may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. When appropriate, the Committee may retain a search firm to identify candidates.

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In addition, the Committee will consider director nominees recommended by our shareholders. In order for the Committee to consider a nominee for election, the shareholder must submit a written proposal recommending the candidate to the office of the Corporate Secretary at our principal executive offices. Each submission must include the information required by our By-laws and corporate governance guidelines, both of which can be found on our website.

The Committee will evaluate candidates recommended by a shareholder in the same manner as candidates recommended by the Committee. The Committee has the right to request any additional information it may deem appropriate or desirable to evaluate the candidate. The Committee will not consider any candidate with an obvious impediment to serving as one of our directors. Shareholders who wish to nominate directors directly at an annual meeting in accordance with the procedures in our By-laws should follow the instructions in the section entitled General Information—Shareholder proposals for 2013 annual meeting—Advance notice procedures on page 101.

The Committee will meet to consider relevant information regarding a director candidate, in light of the evaluation criteria and needs of our Board. If the Committee does not recommend a candidate for nomination or appointment, or for more evaluation, no further action is taken. The chair of the Committee will later report this decision to the full Board. For shareholder-recommended candidates, the Committee’s secretary will communicate the decision to the shareholder.

If the Committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the chair of the Committee will report that decision to the full Board at its next meeting. Before that meeting, each of the other directors will receive the same biographical and other background information about the candidate that the Committee considered.

After allowing for a discussion, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board. The Board may postpone this vote if it needs more information or deliberation, including additional evaluations regarding independence.

Potential candidates may be informally approached by Mr. Usher, as Presiding Director and chair of the Committee, or Mr. Rohr, as Chairman of PNC. As our corporate governance guidelines describe, invitations to join the Board should come from the chair of the Nominating and Governance Committee and PNC’s Chairman, jointly acting on behalf of our Board.

Personnel and Compensation Committee. The Personnel and Compensation Committee consists entirely of independent directors. The Committee membership is intended to satisfy the independence standards established by applicable federal income tax and securities laws, as well as NYSE standards. When our Board meets on April 24, 2012, only independent directors will be appointed to the Committee. The current members are:

Dennis F. Strigl (Chair)
Charles E. Bunch
Paul W. Chellgren
Kay Coles James
Richard B. Kelson
Thomas J. Usher

Our Board most recently approved the charter of the Committee on February 9, 2011, and it is available on our website.

The Committee’s principal purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other designated employees. The Committee may also evaluate and approve, or recommend for approval, benefit, incentive compensation, severance, equity-based or other compensation plans, policies, and programs.

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The Committee has the authority to retain independent legal, compensation, accounting, or other advisors. The charter provides the Committee with the sole authority to retain and terminate a compensation consultant acting on the Committee’s behalf, and to approve the consultant’s fees and other retention terms. The Committee retained an independent compensation consultant in 2011 and prior years. See Role of compensation consultants on page 18.

The Committee also reviews the Compensation Discussion and Analysis (CD&A) section of the proxy statement with management. See the Compensation Committee Report on page 53. The CD&A begins on page 32. The Committee reviews the aggregate risk impact of our incentive compensation programs and plans. See Compensation and Risk on pages 54-56.

The Committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our progress on diversity. The Committee reviews a detailed succession planning report at least annually. The materials typically include a discussion of the individual performance of executive officers as well as succession plans and development initiatives for other high potential employees. These materials provide necessary background and context to the Committee, and give each member a familiarity with the employee’s position, duties, responsibilities, and performance.

How the committee makes decisions. The Committee meets at least six times a year. Before each meeting, the chair of the Committee reviews the agenda, materials, and issues with members of our management and the Committee’s independent executive compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Committee regularly meets in executive sessions without management present. At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The chair provides these reports during an executive session of the Board. The Committee consults with independent directors before approving the CEO’s compensation.

The Committee adopted guidelines for information that will be presented to the Committee. The guidelines contemplate that any major changes in policies or programs be considered over the course of two separate Committee meetings, with any vote occurring at the later meeting.

The guidelines also describe the recommendations for the content submitted to the Committee. For significant proposals, information presented to the Committee should include, among other things, a written analysis and recommendation by the Committee’s independent consultant, an overview of the internal implications of any proposal or decision, and a summary of related public disclosure, as appropriate. The guidelines also note that the Committee’s independent consultant should present any proposals or other recommendations concerning our CEO’s compensation.

The Committee reviews all of the elements of the compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation for our executive officers, corporate executive group, and a designated group of other individuals. For the most part, these decisions are made in the first quarter of each year, following the evaluation of the prior year’s performance. The Committee reviews aspects of our post-employment compensation programs annually, but does not necessarily adjust them each year.

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Delegations of authority. The Committee has delegated the authority to make certain decisions to various members of management. In particular, the Committee has delegated to our Chief Human Resources Officer the ability to take certain actions with respect to compensation and benefit plans and arrangements, including the ability to adopt or amend plans and arrangements, to make clarifications and technical changes, to take actions to implement, administer, interpret or construe plans and arrangements, and to make eligibility determinations.

The Committee has also delegated to our CEO the ability to offer change in control agreements to employees, within specific parameters. In November 2011, the Committee delegated authority to members of management to determine equity grant awards for less senior employees. The Committee also delegated authority to our Chief Human Resources Officer to vest certain equity grants and award restricted stock units to less senior employees.

Management’s role in compensation decisions. Our executive officers, including our CEO and our Chief Human Resources Officer, often review information with the Committee during meetings and may present management’s views or recommendations. The Committee evaluates these recommendations, generally in consultation with an independent compensation consultant retained by the Committee, who attends each meeting.

The chair of the Committee typically meets with management and an independent compensation consultant before each Committee meeting to discuss agenda topics, areas of focus, or outstanding issues. The chair generally schedules other meetings with the Committee’s compensation consultant without management present. Occasionally, management will schedule meetings with each Committee member to discuss substantive issues. For more complicated issues, these one-on-one meetings provide a dedicated forum for Committee members to ask questions outside of the meeting environment.

During Committee meetings, the CEO often reviews corporate and individual performance as part of the compensation discussions, and other members of executive management may be invited to speak to the Committee about specific performance or risk management. The Committee reviews any compensation decisions for the Chief Human Resources Officer and CEO in executive session, without either officer present for the discussion of their compensation. Any recommendations for CEO compensation are also discussed with the full Board, with no members of management present for the discussion.

Role of compensation consultants. The Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from our management, from proxy statements and other public disclosures, and through surveys and reports prepared by compensation consultants.

The Committee previously retained McLagan as its independent compensation consultant. In 2011, PNC paid McLagan $313,160 for services provided to management, including surveys, that were not related to Committee work. PNC paid $56,125 to McLagan in 2011 for Committee-related work. Although in its most recent annual review of McLagan’s performance the Committee considered McLagan to be independent, the Committee elected to terminate its relationship with McLagan effective February 23, 2011 due to the increased level of fees being paid by PNC to affiliates of McLagan. Many of these fees resulted from the 2010 merger of Hewitt and Aon, the parent company of McLagan. We discussed this relationship in more detail in last year’s proxy statement.

The Committee then evaluated several other potential consultants to replace McLagan, and the chair and other members of the Committee interviewed the finalists in April. Management

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participated in some of these interviews, and the chair interviewed each finalist without management present. Following the completion of this process, the Committee retained Meridian Compensation Partners as its independent compensation consultant. In this capacity, Meridian reports directly to the Committee.

Beginning with the meeting in August 2011, one or more representatives attended all of the in-person and telephonic meetings of the Committee, and met regularly with the Committee without members of management present. Meridian also reviewed meeting agendas.

Meridian and members of management assisted the Committee in its review of proposed compensation packages for our executive officers. For the 2011 performance year, Meridian prepared all discussion materials for the compensation of the CEO, which were reviewed in executive session without any members of management present. Meridian also prepared competitive pay analyses and other benchmarking reviews for the committee. PNC did not pay any fees to Meridian in 2011, other than in connection with work for the Committee.

Our management retains other compensation consultants. It uses Towers Watson, a global professional services firm, as its principal compensation advisor. Towers Watson provides various actuarial and management consulting services to us, including:

•	Analyzing the competitiveness of specific compensation programs, such as executive retirement benefits or change in control arrangements

•	Preparing specific actuarial calculations on values under our retirement plans

•	Preparing surveys of competitive pay practices

•	Analyzing our director compensation packages and providing reports to our management and the Board’s Nominating and Governance Committee
•	Updating management on the effect of relevant laws and regulations

Reports prepared by Towers Watson that relate to executive compensation may also be shared with the Committee, and Towers Watson may, from time to time, make presentations to the Committee.

Compensation committee interlocks and insider participation. None of the current members of the Personnel and Compensation Committee are officers or former officers of PNC or any of our subsidiaries. No PNC executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No PNC executive officer served as a director of an entity that employed an executive officer who also served on our Personnel and Compensation Committee.

Certain members of the Personnel and Compensation Committee, their immediate family members, and entities with which they are affiliated, were our customers or had transactions with us (or our subsidiaries) during 2011. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Please see Director and Executive Officer Relationships—Related person transactions policies and procedures—Regulation O policies and procedures, which begins on page 27, for more information.

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Corporate Governance

Risk Committee. The Board performs its risk oversight function primarily through the Risk Committee, which includes both independent and management directors. The current members are:

Donald J. Shepard (Chair)
Richard O. Berndt
Kay Coles James
Bruce C. Lindsay
Anthony A. Massaro
Jane G. Pepper
James E. Rohr
Lorene K. Steffes
George H. Walls, Jr.

Our Board most recently approved the charter of the committee on August 18, 2011, and it is available on our website.

The Committee’s purpose is to provide oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor, and manage our credit risk, market and liquidity risk, and operating risk (including technology, operational, compliance, and fiduciary risk). The Committee serves as the primary point of contact between our Board and the management-level committees dealing with strategy and risk management. The Committee’s responsibility is one of oversight, and the Committee has no duty to assure compliance with laws and regulations.

The Committee receives regular reports on enterprise-wide risk management, credit risk, market and liquidity risk, operating risk, and capital management.

The Committee may also form sub-committees from time to time. It has formed a joint sub-committee with the Audit Committee to provide oversight of PNC’s implementation efforts related to the framework adopted by the Basel Committee on Banking Supervision.

The Risk Committee, along with the Personnel and Compensation Committee, each review the risk components of our incentive compensation plans. For a discussion of the relationship between compensation and risk, please see Compensation and Risk, beginning on page 54.

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Board meetings in 2011

The table below shows the names of our directors as of December 31, 2011. The table also shows the number of Board committee meetings held in 2011, and the members and chairs of each committee. We also identify each director who has been designated by our Board as an “audit committee financial expert,” as defined under SEC regulations.

Our Board held 16 meetings in 2011. Each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served. Our Board has adopted a policy that strongly encourages each director to attend the annual meeting in person. We remind each director of this policy before the date of the annual meeting. All but one of our directors attended PNC’s 2011 annual meeting of shareholders.

Director		Audit	Nominating and Governance	Personnel and Compensation	Risk

Richard O. Berndt

Charles E. Bunch

Paul W. Chellgren	(1)	Chair

Kay Coles James

Richard B. Kelson	(1)

Bruce C. Lindsay

Anthony A. Massaro

Jane G. Pepper

James E. Rohr	(2)

Donald J. Shepard					Chair

Lorene K. Steffes

Dennis F. Strigl				Chair

Thomas J. Usher	(3)		Chair

George H. Walls, Jr.

Helge H. Wehmeier

Meetings Held		12	5	6	7

(1)	Designated as “audit committee financial expert” under SEC regulations

(2)	Non-independent director

(3)	Presiding director (lead independent director)

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Director and Executive Officer Relationships

This section discusses relationships between PNC (or affiliated entities) and our directors, executive officers, immediate family members, or certain affiliated entities. These relationships include transactions that we analyzed to determine the independence of our directors.

In this section, we describe the NYSE independence standards for directors, our Board-adopted independence guidelines, and our policies and procedures governing related person transactions.

Director independence

To be independent, our Board must affirmatively determine that a director does not have a “material relationship” with PNC. A material relationship between a director and PNC could also include a relationship between PNC and an organization affiliated with a director.

NYSE rules describe specific relationships that will always impair independence. The absence of one of these “bright-line” relationships does not mean that a director is automatically independent. The Board must consider all relevant facts and circumstances in determining whether a material relationship exists.

Material relationships that we may consider include commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence under NYSE rules.

The NYSE bright-line independence tests. Each of the following relationships will automatically impair a director’s independence under the NYSE’s “bright-line” tests:

•	A director employed by PNC

•	A director whose immediate family member is a PNC executive officer
•	The director’s receipt of more than $120,000 a year in direct compensation from PNC, except for certain permitted payments (such as director fees)

•	Certain relationships with PNC’s external or internal auditors

•	A director (or immediate family member) who has been an executive officer of a company where a PNC executive officer serves or served on that company’s compensation committee

•	Business relationships involving companies that make payments to, or receive payments from, PNC in excess of certain amounts

An employee-director of PNC (or a director with an immediate family member who is a PNC executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will impair independence if they existed at any time within the past three years.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Our Board guidance on independence. To help assess whether a material relationship exists, our Board adopted certain guidelines that describe four categories of relationships that will not be considered material. If a relationship meets the criteria outlined in this guidance, it will not be deemed to be a material relationship.

The Board may affirm a director’s independence, without further analysis of this relationship, provided that the director otherwise meets the other relevant independence tests.

The four categories of relationships described in this guidance include:

•	Ordinary course business relationships, such as lending, deposit, banking, or other

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financial service relationships involving the provision of products or services on substantially the same terms as would be available to similarly situated customers between PNC or its subsidiaries and a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee, or director

•	Other relationships with entities where the director is an investor such as a shareholder, member or partner

•	Contributions made by PNC, its subsidiaries, or a PNC sponsored foundation to a charitable organization in which a director or an immediate family member is an executive officer, director, or trustee

•	Relationships involving a director’s relative who is not an immediate family member

These guidelines also allow investors to assess the quality of a Board’s independence determinations.

In interpreting this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a director has a relationship that would be deemed non-material under our guidelines for independence, but crosses one of the NYSE’s bright-line tests, the NYSE test governs and the director will not be treated as independent.

Our Board’s independence determinations. At a meeting held on February 7, 2012, the Board made an independence determination for each of our 15 director nominees. Each nominee currently serves as a director.

In making these determinations, our Board relied on the evaluation and recommendations made by the Nominating and Governance Committee. The Board considered relevant facts and circumstances when making these determinations, including an evaluation of the relationships described below.

Our Board based the independence decisions on information known as of February 7, 2012, and each director has been asked to provide updates on changes that could impact the director’s status as an independent director. The Nominating and Governance Committee and Board will consider information throughout the year that may impact independence.

Non-independent directors. Our Board affirmatively determined that Mr. Rohr is the only non-independent director. He meets the NYSE’s bright-line relationship test as an executive officer of PNC.

Independent directors. Our Board affirmatively determined that each of the directors listed below has no material relationship with PNC under the NYSE corporate governance listing standards. These determinations were based, in part, on an evaluation of the facts and circumstances of relevant relationships in light of PNC’s own independence guidelines. The relationships that we analyzed could include relationships that a director has as a partner, shareholder or officer of an organization that has a relationship with PNC. They may also include relationships between directors and immediate family members.

Based on these evaluations, our Board affirmatively determined that each of these directors qualifies as independent under the NYSE’s corporate governance listing standards: Richard O. Berndt, Charles E. Bunch, Paul W. Chellgren, Kay Coles James, Richard B. Kelson, Bruce C. Lindsay, Anthony A. Massaro, Jane G. Pepper, Donald J. Shepard, Lorene K. Steffes, Dennis F. Strigl, Thomas J. Usher, George H. Walls, Jr., and Helge H. Wehmeier.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	23

Director and Executive Officer Relationships

Transactions with directors

This chart reflects relationships between PNC and the director, the director’s spouse, the director’s immediate family members, or a company or charitable organization of which the director or the director’s spouse is, or was during 2011, a partner, officer, employee, or in which the director or the director’s spouse holds a significant ownership position (an affiliated entity). All of these transactions meet our Board guidance on independence.

	Personal & Family Relationships			Affiliated Entity Relationships
Director Name	Deposit, Wealth Management and Similar Banking Products (1)	Credit Relationships (2)	Charitable Contributions (3)	Deposit, Wealth Management and Similar Banking Products (1)	Credit Relationships or Commercial Banking Products (4)
Richard O. Berndt	—		—	—	—
Charles E. Bunch	—	—	—	—	—
Paul W. Chellgren	—	—	—
Kay Coles James	—
Richard B. Kelson	—	—	—	—	—
Bruce C. Lindsay	—	—	—	—
Anthony A. Massaro	—		—
Jane G. Pepper	—	—
James E. Rohr	—	—	—
Donald J. Shepard	—	—	—
Lorene K. Steffes	—	—	—
Dennis F. Strigl	—	—	—	—	—
Thomas J. Usher	—	—	—	—	—
George H. Walls, Jr.	—	—	—
Helge H. Wehmeier	—	—	—

(1)	Includes deposit accounts, certificates of deposit, safe deposit boxes, workplace banking, or wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, or similar products, as well as credit and credit-related products.

(3)	Includes both charitable contributions made to entities affiliated with directors, as well as matching gifts provided to charities personally supported by the director, although under our Board guidance matching gifts are not a “material relationship” and not included in considering the value of contributions against our guidance.

(4)	Includes extensions of credit, including commercial loans, credit cards, or similar products, as well as credit, credit-related products, and other commercial banking products, including treasury management, foreign exchange, and global trading services.

24	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Director and Executive Officer Relationships

Customer relationships. We provide financial services to most of our directors. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss the impact of Regulation O and our process for managing these extensions on credit on page 27.

Business relationships. We also enter into other business relationships with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business.

Mr. Kelson’s son and daughter-in-law are each partners in law firms. PNC did not engage Mr. Kelson’s son’s firm in 2011. PNC engaged Mr. Kelson’s daughter-in-law’s firm in 2011.

The Board evaluated the relationship between PNC and the daughter-in-law’s firm, but did not consider it to be a material relationship for the following reasons, among others: PNC had engaged the law firm for various services prior to Mr. Kelson joining the Board in 2002 and prior to the daughter-in-law joining the firm; the daughter-in-law provided no legal services personally to PNC; the daughter-in-law does not receive compensation based on the services that the firm provides or has provided to PNC; and the fees paid to the law firm represented less than 0.2% of the firm’s disclosed gross revenues for 2011, and less than 1% of PNC’s overall outside counsel expense for 2011.

PNC will not engage the son’s or daughter-in-law’s law firm as its counsel, as long as one of Mr. Kelson’s family members continues to have a relationship with the firm, or as long as Mr. Kelson serves on the Audit, Nominating and

Governance, or Personnel and Compensation Committees of our Board of Directors. This policy will be effective as of our annual meeting date, April 24, 2012. The law firm may continue to provide services with respect to matters involving an estate, trust, or other traditional fiduciary account where PNC serves as an executor, trustee, or in another traditional fiduciary capacity, as long as an independent third party initially selected the law firm to provide services with respect to the estate, trust, or account. In accordance with this policy, PNC will transfer all other active matters from the daughter-in-law’s firm to other law firms or internal counsel, as appropriate, on or before April 24, 2012.

Certain charitable contributions. We make contributions to charitable organizations where our directors serve as directors or trustees, but not as executive officers. We also match charitable contributions made by our directors. We describe this matching gift program on page 30.

Related person transactions policies and procedures

Code of ethics. Our Code of Business Conduct and Ethics contains several provisions that regulate related person transactions. The Code of Business Conduct and Ethics applies generally to all employees, including our executive officers and directors.

Doing business with PNC. An employee or an immediate family member may want to engage in a business arrangement, such as the sale or lease of property or the provision of services, with PNC. For these transactions, we require prior approval from a supervisor and our Corporate Ethics Office. If a director desires to engage in a business arrangement with PNC, approval is required from a Board committee or the independent directors.

Financial services to employees. Our employees and their extended families are encouraged to use PNC for their personal financial services. Any services must be provided on the same terms as

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	25

Director and Executive Officer Relationships

are available to the general public, all employees in a market or business, or all similarly situated employees.

Transacting PNC business. We prohibit directors and employees from transacting business on behalf of PNC with a supplier or customer in which the director, employee, or extended family member has a significant personal or financial interest. We also prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, extended family member accounts, or accounts for anyone whose close relationship may reasonably be viewed as creating a conflict of interest. Our phrase “extended family member” is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. We have established procedures in certain of our businesses to permit employees to transact business with family members, subject to appropriate oversight and compliance with applicable laws and regulations, including Regulation O.

We employ relatives of executive officers and may employ relatives of directors, in some cases under circumstances that constitute related person transactions. See Family relationships on page 27. We track the employment and compensation of relatives of executive officers and directors. We have policies that restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative would be a factor in the determination of the director’s independence under NYSE rules and our own adopted guidelines for director independence. See Director and Executive Officer Relationships—Director independence, which begins on page 22.

Under the Code of Business Conduct and Ethics, employees may generally request waivers or exceptions from our Corporate Ethics Office. In the case of directors and executive officers, any proposed waiver or exception must be approved by both the Corporate Ethics Office and the appropriate committee of our Board. In 2011, no directors or executive officers requested an exemption under any of the provisions described above.

Ethics guidelines for directors. During 2011 the Nominating and Governance Committee adopted Ethics Guidelines for Directors that contain comprehensive guidance regarding the various PNC policies that govern the conduct of our directors, to supplement and assist directors in understanding these policies. The guidelines include reference to our policies and procedures applicable to directors, including our Code of Business Conduct and Ethics, Related Person Transaction Policy and Regulation O policies and procedures, each described in more detail below, as well as our Director Pre-Clearance Policy, and our Foreign Corrupt Practices Act Policy Guidelines.

Related person transactions policy. In 2011, we adopted a new policy for the consideration and approval of related person transactions. This policy provides guidance on the framework for reviewing, approving, or ratifying related person transactions, and establishes our Presiding Director as the individual who decides how transactions should be evaluated. In general, a potential related person transaction that involves a director would be reviewed by our Nominating and Governance Committee, as the transaction could also impact independence. A transaction involving an executive officer would generally be reviewed by the Audit Committee. Under this policy, our Audit Committee will receive reports of approved related person transactions, and the Board will also receive reports on transactions.

Under the policy, a related person transaction must be considered in, or not inconsistent with, the best interest of PNC and its shareholders. A related person transaction is generally any transaction in which PNC or its subsidiaries is or may be a party, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, or family member may be deemed to have a direct or indirect material interest.

26	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Director and Executive Officer Relationships

Regulation O policies and procedures. We design additional policies and procedures to help ensure our compliance with Regulation O. This regulation imposes various conditions on a bank’s extension of credit to directors and executive officers. Any extensions of credit must comply with our own Regulation O policies and procedures. This includes a separate review by our designated Regulation O credit officer. A director can only meet our guidelines for independence for extensions of credit if the credit complied with Regulation O at the time PNC extended it.

Our Regulation O policies and procedures require:

•

Extensions of credit to covered individuals or entities must be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual.

•

The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Our subsidiary bank, PNC Bank, National Association, designates a Regulation O Credit Officer to review extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the bank’s Board of Directors must approve it. The bank’s Board of Directors receives a report of all extensions of credit made to executive officers under Regulation O.

All loans to directors and executive officers:

•	complied with our Regulation O policies and procedures;

•	were made in the ordinary course of business;

•	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PNC; and

•	did not involve more than the normal risk of collectibility or present other unfavorable features.

Family relationships

No family relationship exists between any of our directors or executive officers and any of our other directors or executive officers. There are family relationships between certain directors and executive officers and some of the approximately 52,000 PNC employees. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

Indemnification and advancement of costs

We indemnify directors, officers and, in some cases, employees and agents, against certain liabilities. The covered person may have incurred a liability as a result of service on our behalf or at our request. On behalf of a covered person, we may also advance the costs of certain claims or proceedings. If we advance costs, the person agrees to repay us if it is determined that the person was not entitled to indemnification. The insurance policies we maintain for our directors and executive officers also provide coverage against certain liabilities.

The indemnification provisions, the advancement of costs, and our insurance coverage may provide benefits to our directors and executive officers. During 2011, we advanced costs of less than $5,000 with respect to pending litigation on behalf of our CEO.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	27

Director and Executive Officer Relationships

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (currently, none) to file with the SEC initial reports of ownership and reports in changes in ownership of any PNC equity securities. To the best of our knowledge, all forms were filed on a timely basis during 2011. In making this statement, we have relied in part on the written representations of our directors and executive officers and on copies of the reports provided to us.

28	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Directors Compensation

Our Board’s Nominating and Governance Committee reviews all elements of non-employee director compensation, explained below, and makes an annual compensation recommendation to the Board. In addition to annual compensation, the Committee may approve special compensation to a director for extraordinary service. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group, and identify and respond to continued changes in director compensation in light of the competitive environment. On April 24, 2012, the Nominating and Governance Committee will conduct its annual compensation review for 2012.

In connection with this review, management retained Towers Watson in 2011 to analyze the non-employee director compensation program and compare the program to peer group programs. PNC paid Towers Watson $17,544 for its services related to director compensation. PNC paid Towers Watson $122,358 for other services provide to management. See page 19 for a discussion of the nature of the other services provided by Towers Watson to management.

Mr. Rohr receives no additional compensation for serving as a PNC director.

The following table describes the components of director compensation in 2011:

Annual Retainer
Each Director	$55,000
Presiding Director	$20,000
Additional retainer for Chairs of Audit, Risk, and Personnel and Compensation Committees	$20,000
Additional retainer for Chair of Nominating and Governance Committee	$10,000
Board Meeting Fees
Each meeting (except for quarterly scheduled telephonic meetings)	$1,500
Each quarterly scheduled telephonic meeting	$750
Committee/Subcommittee Meeting Fees
First six meetings	$1,500
All other meetings	$2,000
2011 Equity-Based Grants
Value of 1,935 deferred stock units awarded as of April 26, 2011	$119,989

Deferred compensation plans. Our non-management directors may choose to defer the compensation they receive from meeting fees and retainers under our Directors Deferred Compensation Plan. Our Outside Directors Deferred Stock Unit Plan provides for automatic deferrals of any stock units that we may award from time to time. For compensation deferred under these plans:

•	The deferred compensation account tracks the price of PNC common stock (the Directors
Deferred Compensation Plan allows a director to track an interest rate option instead). We do not pay above-market or preferential earnings on any director compensation that is deferred.

•	The director may choose the payout date and beneficiary (the stock unit plan does not allow a payout date until retirement or age 72).

•	The payouts will be made in cash.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	29

Directors Compensation

Other director benefits. We generally limit the benefits that we provide to our directors, but we regularly provide the following:

•

Charitable matching gifts. We will match a director’s personal gifts to qualifying charities up to a limit of $5,000 a year. Mr. Rohr is only eligible to participate in our employee matching gift program ($2,500 annual limit).

•	Insurance policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•

Benefits related to Board service. We pay for expenses connected with our directors’ Board service, including travel on private or commercial aircraft, lodging, meals, and incidentals. We may also provide other incidental benefits to our directors from time to time, including tickets to cultural, social, sporting or other events and small gifts for holidays, birthdays, or special occasions. We may also provide travel for directors on corporate aircraft for personal purposes in limited circumstances, such as a family emergency or when a seat is available on a previously scheduled flight. We determine the value of these benefits based on the incremental cost to PNC, as described on page 50 and we include the amount in the “All Other Compensation” column below.

Director stock ownership requirement. Our Board has adopted a common stock purchase guideline for our non-management directors. Under this guideline, each director must own at least 5,000 shares of PNC common stock (including phantom stock units). Until a director meets this ownership level, he or she must purchase or acquire common stock or stock units that equal at least 25% of the annual retainer for that year. A director may satisfy this requirement through open market purchases, or by deferring compensation into stock units under the Directors Deferred Compensation Plan. As of December 30, 2011, the minimum ownership threshold for directors was valued at $288,350, and all of our directors satisfied the ownership guideline.

Director compensation in 2011

For the fiscal year 2011, we provided the following compensation to our directors:

Director Name	Fees Earned (a)	Stock Awards (b)	All Other Compensation (c)	Total
Richard O. Berndt	$110,250	$119,989	$15,263	$245,502
Charles E. Bunch	$ 93,250	$119,989	$14,763	$228,002
Paul W. Chellgren	$141,750	$119,989	$57,926	$319,665
Kay Coles James	$ 98,250	$119,989	$13,721	$231,960
Richard B. Kelson	$110,750	$119,989	$30,796	$261,535
Bruce C. Lindsay	$120,750	$119,989	$43,155	$283,894
Anthony A. Massaro	$ 96,750	$119,989	$18,252	$234,991
Jane G. Pepper	$108,750	$119,989	$22,917	$251,656
Donald J. Shepard	$138,250	$119,989	$32,869	$291,108
Lorene K. Steffes	$ 95,250	$119,989	$26,805	$242,044
Dennis F. Strigl	$119,250	$119,989	$48,858	$288,097
Stephen G. Thieke*	$ 30,278	-	$14,092	$ 44,370
Thomas J. Usher	$135,750	$119,989	$47,718	$303,457
George H. Walls, Jr.	$129,250	$119,989	$26,365	$275,604
Helge H. Wehmeier	$ 90,250	$119,989	$32,911	$243,150

30	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Directors Compensation

*	Mr. Thieke did not stand for re-election at the 2011 Annual Meeting and retired on April 26, 2011.

(a)	This column includes the annual retainers, additional retainers for Chairs of standing committees and meeting fees earned for 2011. The amounts in this column also include the fees voluntarily deferred by the following directors under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Paul W. Chellgren ($141,750); Kay Coles James ($24,564); Bruce C. Lindsay ($120,750); Jane G. Pepper ($13,750); Donald J. Shepard ($138,250); Lorene K. Steffes ($33,339); Dennis F. Strigl ($119,250); Stephen G. Thieke ($1,250); and George H. Walls, Jr. ($129,250).

(b)	The dollar values in this column include the grant date fair value, under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, of 1,935 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 26, 2011, the date of grant. The closing stock price of PNC on the date of grant was $62.01 a share. See Note 15 in our Annual Report on Form 10-K for the year ended December 31, 2011 for more information.

As of December 31, 2011, the non-employee directors listed in the table below had outstanding stock options in the following amounts:

Director Name	Stock Options
Paul W. Chellgren	10,000
Richard B. Kelson	2,000
Anthony A. Massaro	6,000
Jane G. Pepper	10,000
Lorene K. Steffes	10,000
Dennis F. Strigl	6,000
Stephen G. Thieke	6,000
Thomas J. Usher	10,000
Helge H. Wehmeier	10,000

No stock options have been granted to any non-employee director since 2005. None of our non-employee directors had any unvested stock awards as of December 31, 2011.

(c)	This column includes income under the Directors Deferred Compensation Plan, the Outside Directors Deferred Stock Unit Plan, and the Mercantile Bankshares Corporation Deferred Compensation Plan (for Mr. Berndt and Mr. Shepard only) as follows: Richard O. Berndt ($10,263); Charles E. Bunch ($9,763); Paul W. Chellgren ($52,926); Kay Coles James ($13,721); Richard B. Kelson ($20,796); Bruce C. Lindsay ($33,155); Anthony A. Massaro ($15,752); Jane G. Pepper ($22,917); Donald J. Shepard ($27,869); Lorene K. Steffes ($24,961); Dennis F. Strigl ($43,858); Stephen G. Thieke ($11,092); Thomas J. Usher ($47,703); George H. Walls, Jr. ($23,365); Helge H. Wehmeier ($32,911). This column also includes the dollar amount of matching gifts made by us in 2011 to charitable organizations and the value of other incidental benefits described on page 30. For certain directors the 2011 matching gift amounts included above exceed $5,000 because both 2010 and 2011 director donations were matched in 2011.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	31

Compensation Discussion and Analysis

In this section (the CD&A) and the tables that follow, we describe how we compensate our executives, including the following named executive officers (NEOs):

James E. Rohr	Richard J. Johnson	William S. Demchak	Joseph C. Guyaux	E. William Parsley, III

Chief Executive Officer	Chief Financial Officer	Senior Vice Chairman	Senior Vice Chairman	Executive Vice President

		Responsible for all PNC businesses	Responsible for Risk Management	Responsible for Asset & Liability Management

32	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Discussion and Analysis

Significant compensation decisions

Our Board’s Personnel and Compensation Committee made the following significant compensation decisions related to the 2011 performance year:

•	Approved a total compensation target for each NEO, with at least 50% of the target allocated to equity-based awards deferred over multiple years (60% for our CEO)

•	Approved an incentive compensation pool that paid out at 105% of target (last year’s pool paid out at 135.6% of target)

•	Considered the results of the 2011 “say-on-pay” vote, which exceeded 96% support from shareholders (the third consecutive year that support exceeded 90%)

•	Continued to strengthen the alignment of performance, risk management and incentive compensation by:

-

Granting 50% of the long-term incentive award in an equity-based award that will take four years to vest, will only vest if PNC meets specific regulatory capital thresholds, and may be increased or decreased based on our total shareholder return for the year

-

Adding a new, risk-based performance metric to our three-year incentive performance unit grants that could reduce or eliminate the entire payout for grants made in 2012 (the same metric could reduce the payouts for grants made in 2011 by up to 30%)

•	Reviewed a new risk assessment of our material incentive compensation plans

•	Continued to exercise strong oversight of compensation policies and practices by:

-	Replacing our independent compensation consultant based on fees paid to an affiliate

-	Amending our existing “clawback” policy

-	Adopting a policy that requires shareholders to approve certain future severance agreements

-	Adopting a set of guiding principles on the role of discretion in our incentive compensation plans

-	Adding several dozen additional employees to the Committee’s oversight and expanding the use of deferred, risk-adjusted compensation throughout the enterprise

PNC performance during 2011

PNC is one of the nation’s largest diversified financial services organizations providing retail and business banking; residential mortgage banking; specialized services for corporations and governmental entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. At December 31, 2011, we had consolidated total assets of $271 billion and deposits of $188 billion. We operated in 14 states and the District of Columbia with approximately 52,000 employees.

In 2011, PNC capped a five-year period of double-digit growth by adding new customers, attracting higher-quality deposits, and managing credit costs. We leveraged our capital strength to expand into the southeastern United States, an attractive market, and we remained focused on strong risk and expense management.

In 2010, we achieved record earnings of $3.4 billion, and in 2011 we earned $3.1 billion. Our management team led PNC to the second-highest net income in our history and record customer growth despite:

•	a challenging economic environment, with high unemployment and historically low interest rates

•	increasing compliance costs and significant reductions in fee income due to new regulations

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	33

Compensation Discussion and Analysis

•	$240 million of residential mortgage foreclosure-related expenses primarily as a result of ongoing governmental matters

•	a charge of $198 million related to the redemption of trust preferred securities, which will reduce our future funding costs by approximately $30 million a year

Some of the 2011 performance highlights include:

•	Second-highest net income in history

•	Record customer growth

-	Retail banking checking relationships increased by 296,000 – almost 4 times the growth from 2010

-	1,165 new primary corporate banking clients – 15% over the record growth from 2010

-	$8.4 billion increase in loans

-	$12.4 billion increase in average transaction deposits

-	$4.1 billion net increase in higher quality average transaction deposits

•

An expansion of our geographic presence in attractive new markets in Georgia and Florida, and with the March 2012 acquisition of RBC Bank (USA), the U.S. retail banking subsidiary of Royal Bank of Canada, the addition of more than 400 branches across the southeastern United States

•	Improving credit profile—nonperforming assets and provision decreased by 19% over the year

•	Continued strengthening of capital, with an increase in our Tier 1 common capital ratio to 10.3%

•	A return to our desired moderate risk profile

Based on this performance, and other criteria discussed in this CD&A, the Committee approved a pool of incentive compensation for our NEOs that paid out at 105% of the target amount established at the beginning of 2011.

Compensation philosophy and principles

A well-designed compensation program provides incentives for desired behaviors, rewards sound risk management, and retains and attracts talent. This section talks about how we view compensation, and why we make the decisions that we do.

Compensation provides insights into a firm’s governance and culture. A strong compensation program helps to attract, motivate, and retain key leaders, who can achieve strategic objectives and increase shareholder value. Our Committee relies on several key principles to help guide its compensation decisions:

Compensation principles
1.	Pay for performance

2.	Align executive compensation with long-term shareholder value creation

3.	Provide competitive compensation opportunities to attract, retain, and motivate executives

4.	Encourage the focus on the long-term success of PNC and discourage excessive risk-taking

The Committee believes that the successful application of these principles requires a thoughtful program design, blending the clarity provided by specific performance as measured against predetermined financial goals with the thoughtful application of discretion. The Committee believes that discretion, flexibility, and judgment are critical to its ability to deliver incentive compensation that reflects near-term performance results and progress toward longer-term objectives that enhance PNC’s ability to continue to create value for our shareholders.

The tables on pages 57-82 show the amounts associated with some of our compensation decisions, and many readers will understandably focus on them. These tables may be useful tools for investors, providing a basis for comparing and assessing the Committee’s decisions against companies in our peer group or against whom we might expect to compete for capital, talent, or customers. Tables can also show PNC compensation trends over time.

34	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Discussion and Analysis

The tables only represent a part of the overall compensation program, however. For our NEOs, the Committee made several decisions in early 2012, based on our performance in 2011. We discuss these decisions throughout this CD&A. The Summary compensation table on page 57, however, does not reflect all of the decisions made by the Committee for 2011 performance and includes, for 2011, decisions made based on our performance in 2010. In addition, the amounts in the Summary compensation table are sometimes calculated using different valuation methods than what the Committee uses to make its decisions.

The following table shows how the decisions about 2011 performance differ from what we are required to report in the Summary compensation table for 2011, using our CEO as an example.

Compensation Program Feature	Reported Value in Summary compensation table for 2011	Committee Decision Related to 2011 Performance	Comment
Base Salary	$1,169,231	$1,200,000	Committee approved annualized base salary target – table reports actual salary paid for the year
Annual Incentive Award	$2,010,000	$2,010,000	No difference – reflects cash incentive paid in 2012
Long-Term Incentive Award	$8,861,121	$4,815,000	Committee granted two long-term incentive awards in 2012 (reflecting 2011 performance) - table reports three long-term incentive awards granted in 2011 (reflecting 2010 performance)
Total Direct Compensation	$12,040,352	$8,025,000
Total Other Compensation and Benefits	$4,566,798	n/a	Table reflects the change in pension plan value based on 39 years of service by CEO, as well as PNC contributions to 401(k) plan, insurance premiums, and dividends paid on stock units
Total Compensation	$16,607,150	n/a

Compensation program—summary

Our Personnel and Compensation Committee reviews and approves the compensation to be paid to executive officers, including our NEOs, and other members of senior leadership, referred to as the Corporate Executive Group (CEG).

Our compensation program strives to balance multiple objectives and address the concerns of a variety of stakeholders. Our shareholders include individuals and institutions, located in the U.S. and other countries. Our investors have differing time horizons, philosophies, and investment goals.

As a bank holding company, we must also comply with various regulatory requirements. The Federal Reserve Board, our primary banking regulator, has provided specific guidance and recommendations on our current compensation program, and will conduct an ongoing review of our incentive compensation structure. In addition, the Dodd-Frank Act requires the SEC to issue various executive compensation regulations that could influence our programs or disclosures.

We also try to understand the compensation recommendations made by proxy advisory firms. Many of our shareholders consider these recommendations in evaluating their investment in PNC.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	35

Compensation Discussion and Analysis

While we try to balance the expectations of shareholders and regulators, we want our compensation program to balance the achievement of multiple objectives, which include:

•	Paying for performance while managing risk

•

Rewarding measurable financial achievements (earnings per share, return on equity) as well as more qualitative strategic objectives (successful acquisitions, investments in future growth, risk management discipline, talent development)

•	Rewarding past performance while encouraging retention

•	Providing a mixture of short-term and long-term rewards, with payouts in cash and PNC equity

•	Encouraging desired behavior with clearly communicated objectives

We strive for clarity and transparency in our compensation structure, utilizing features to design a balanced program. The Committee shares the concerns of those who believe that today’s compensation programs can be difficult to understand.

Taken as a whole, the features of our program attempt to provide incentives for performance over the short and long-term, reward achievement against measurable goals and qualitative objectives, consider market data, formulas, and discretion, and use cash today as well as equity deferred into the future. This array of multiple characteristics and time horizons helps to ensure that the range of our objectives are met. The Committee also reviews and backtests our compensation program to help ensure that our objectives continue to be met.

Compensation program
Feature	Rationale
Setting a total compensation target and clear performance goals	Provides market-based guidance for the Committee and expectations for executives
Paying compensation based on actual performance using a combination of formulas and discretion	Rewards actual performance, including both measurable outcomes and achievement of qualitative strategic objectives
Using both cash and long-term deferred incentive compensation	Rewards performance immediately and over the long term, based on continued performance and risk management
Tying long-term compensation to risk-adjusted metrics	Discourages excessive risk-taking
Adjusting long-term deferred compensation for total shareholder return	Further aligns compensation with long-term risk management and executives with shareholders

Total compensation targets. We generally believe that a target level of compensation should be paid out if we achieve target performance for the year. We set total compensation targets in the first quarter of the year, before any substantial performance has occurred. After the end of the year, the Committee evaluates actual performance to determine whether we performed at, above, or below target. For NEOs, our targets generally fall within a range of the median compensation for peers, adjusted for size.

The Committee approves a total compensation target for each NEO that includes the following components:

•

A base salary, paid in cash, which is intended to compensate an executive officer fairly for the responsibilities of the position held. In 2011, base salaries represented 13% of the aggregate total compensation targets for our NEOs.

36	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Discussion and Analysis

•

A total incentive compensation target, which includes an annual incentive award, paid in cash, and a long-term incentive award, which is equity-based and deferred over multiple years. In 2011, the total incentive compensation target represented 87% of the aggregate total compensation targets for our NEOs. For each NEO, at least 50% of the incentive compensation target was tied to PNC equity and deferred over the long term. For Mr. Rohr and Mr. Demchak, this percentage was higher at 60%.

For members of the CEG, including all NEOs, the Committee ultimately approves a pool of incentive compensation. The pool is discretionary, and created by adding together the incentive compensation targets for each executive, multiplying the total by a corporate performance factor, and then increasing or decreasing that amount based on additional criteria that the Committee considers appropriate in providing a balanced view of performance. The Committee then allocates individual incentive compensation awards out of this pool.

While the incentive compensation pool may be derived, in large part, from actual performance, the Committee believes that it is essential to retain discretion to increase or decrease the pool size. This discretion may be used to reflect important performance considerations or external events that are not fully captured by other metrics.

The Committee may take into account factors that it deems relevant, including risk management discipline and performance, business unit performance (if applicable), the executive’s scope of responsibility and value to PNC, the ability of the executive to help execute the strategic plan, leadership and teamwork, talent development, and any concerns related to retention and succession planning.

The chart below shows how a total compensation target relates to the compensation that we actually award. This chart shows how the Committee uses the following elements to assist it in its decisions:

•	market-driven total compensation targets

•	a corporate performance factor that evaluates measurable performance metrics, both absolute and relative

•	discrete discretionary adjustments that may take qualitative objectives and individual performance into account

•	a mix of short- and long-term programs weighted significantly toward long-term deferred equity

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	37

Compensation Discussion and Analysis

Other compensation and benefits. In addition to the components included in the total compensation target, our executive compensation program also includes the following components:

•	Perquisites, which are intended to provide modest, business-related benefits and are limited to $10,000 in value, with no tax gross-ups permitted.

•	Change in control arrangements, which are discussed in more detail on pages 83-89,

and are intended to provide continuity of management in anticipation of a change in control as well as to provide income following an executive officer’s involuntary termination of employment following a change in control.

•	Health benefits and retirement plans, which are intended to promote health and wellness and to help employees achieve financial security after retirement.

Compensation program—decisions

For the 2011 performance year, the Committee:

•	approved a total compensation target for each NEO

•	approved the maximum annual incentive award that certain executive officers may receive

•	reviewed corporate performance for 2011

•	evaluated other qualitative criteria that it deemed appropriate, including risk management

•	approved a pool that was used to make incentive compensation awards for the CEG

•	evaluated individual performance and approved individual incentive compensation awards

•	approved the programs and material terms of incentive compensation awarded

•	approved compensation-related policies and procedures

The Committee also made decisions on awards made in 2009 to NEOs, based on the achievement of certain performance objectives over the 2009-2011 performance period. We discuss these decisions as well.

Impact of 2011 "say-on-pay" vote. In 2011, our shareholders voiced substantial support for the compensation of our NEOs, with more than 96% of the votes cast approving the “say-on-pay” advisory vote on executive compensation. This was the third year in a row that we provided a “say-on-pay” vote to our shareholders, and we have received support that exceeded 90% in each year. The shareholders also recommended that we include this advisory vote on executive compensation each year, which our Board had also recommended, and our Board approved this recommendation at a meeting held on April 24, 2011.

As a result of this alignment between our Board and shareholders for 2011, the Committee did not believe that any significant changes to the compensation program were needed to address concerns arising from this advisory vote. The Committee considered the results of this vote as one factor in its compensation decisions, among the other factors discussed in this CD&A. For the 2012 annual meeting, our Board has recommended that shareholders again approve an advisory, non-binding resolution on executive compensation. Please see page 95.

Evaluating 2011 performance. At the beginning of 2011, the Committee reviewed available market data in setting the total compensation targets for each NEO. We may adjust targets throughout the year based on changes to job duties or changes to market data. During 2011, the Committee reviewed the total compensation targets for all NEOs. Following a review of

38	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Discussion and Analysis

available market data for CEOs, and considering Mr. Rohr’s performance and tenure, and discussing the data with its independent compensation consultant in an executive session, the Committee approved a $200,000 increase in the base salary to be paid to Mr. Rohr in 2011. This increased Mr. Rohr’s total compensation target from $7,500,000 to $7,700,000. In addition, the Committee approved an increase in Mr. Johnson’s total compensation target for 2011 from $2,200,000 to $3,000,000, based on a consideration of Mr. Johnson’s performance and a review of market-based data for CFOs. This consisted of an increase in Mr. Johnson’s base salary (from $475,000 to $500,000) and an increase in his total incentive compensation target (from $1,725,000 to $2,500,000).

After the end of the year, the Committee reviewed various aspects of PNC’s performance against pre-established internal financial and non-financial goals, year-over-year performance, and how we performed against our peers. Based on the quantitative financial performance and the qualitative assessment, the Committee approved an incentive compensation pool at 105% of target. This represented a 23% decline from last year’s payout ratio, which funded the pool at 135.6% of target.

In absolute terms, the Committee believed that PNC’s solid financial performance in 2011 occurred amidst a challenging environment, and that PNC’s leaders had executed exceptionally well on key strategic objectives, including making new acquisitions in desirable markets, attracting record numbers of new customers, and returning to a desired moderate risk profile. The strength of our 2011 performance was evidenced, in large part, by our performance against our internal financial goals for 2011 and our year-over-year performance.

The Committee believed that PNC’s performance in 2011 against the measures selected to help benchmark our relative performance was not as strong as our relative performance in 2010. PNC’s return on common equity, excluding goodwill (ROCE), exceeded our 2011 budget. Actual performance placed PNC 6th in the peer group.

We achieved positive adjusted earnings per share (EPS) growth over 2010, which placed us at 10th in the peer group. The Committee reviewed this performance in more detail, and also reviewed the performance of PNC and the peer group since the beginning of the financial crisis in 2008. While PNC achieved positive EPS and EPS growth throughout the crisis, the Committee noted that several peers that had higher EPS growth than PNC in 2011 also had negative earnings in one or more of the previous four years, or had not yet returned to the level of earnings that they had achieved before the financial crisis began.

During this significant period of volatility, the Committee believed that it was important to take into account the sustainability and stability of financial performance, and whether a bank lost money, eroded shareholder value, or otherwise failed to return to its level of pre-crisis performance. As a result, the Committee considered the financial performance, overall health, and future prospects of PNC and its peer group.

The table below lists the performance metrics that the Committee uses as guidance for an assessment of absolute and relative performance. The absolute performance metrics include pre-tax, pre-provision net income (PPNI), EPS, and ROCE, while the relative metrics include EPS growth and ROCE.

The evaluation focuses equally on absolute and relative performance and translates the average of the metrics into a percentage of target—from 0 to 150%.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	39

Compensation Discussion and Analysis

2011 corporate performance factor
Absolute Metric	2011 Budget	2011 Performance, as adjusted	Performance as % of Budget	Payout Grid %	Payout Grid (d)
					% of Budget	Payout %
PPNI (a)	$5.441 billion	$5.391 billion	99%	99%	> 120%	150%
					120%	150%
					110%	125%
EPS	$5.15	$5.84	113%	133%	100%	100%
					90%	85%
					80%	70%
ROCE (b)	11.96%	13.03%	109%	122%	50%	40%
					20%	10%
					<=10%	0%

Relative Metric	2011 Performance, as adjusted	Peer Group	Peer Rank (c)	Payout Grid %	Payout Grid (d)
					Peer Rank	Payout %
EPS growth	0.1%	BB&T Bank of America Capital One Comerica Fifth Third JPMorgan Chase KeyCorp M&T Bank Regions Financial SunTrust U.S. Bancorp Wells Fargo	10th	20%	1st	150%
					2nd	140%
					3rd	130%
					4th	120%
					5th	110%
					6th	100%
ROCE (b)	13.03%		6th	87%	7th	80%
					8th	60%
					9th	40%
					10th	20%
					11th	0%
					12th	0%
					13th	0%

Absolute Metrics (average)				118.2%
Relative Metrics (average)				53.7%
All Metrics (average)				85.9%
Discretion Applied?				Yes
Final Corporate Performance Factor				105%

(a)	PPNI, a non-GAAP financial measure, equals total revenue less noninterest expense, both from continuing operations, as adjusted for certain non-recurring items approved by our Board’s Personnel and Compensation Committee. For 2011, these non-recurring items included $(70) million in pre-established indemnification liability related to our membership in Visa, $198 million associated with the redemption of trust preferred securities, and $42 million for integration costs. Please see Annex A for a further explanation of PPNI and a reconciliation of PPNI to net income, which is the most directly comparable GAAP financial measure.

(b)	ROCE is adjusted without goodwill.

(c)	In ranking EPS Growth, the three peers with one unprofitable year (in either 2010 or 2011), were ranked below peers that were profitable in both years.

(d)	We calculate the payout percentage by interpolating percentages between the relevant payout grid ranks, based on how close PNC is to the rank above and below.

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Compensation Discussion and Analysis

In addition to an assessment of absolute and relative performance, the Committee considers other qualitative achievements. The Committee applies its judgment and discretion to approve a final corporate performance factor. This factor reflects the Committee’s view of PNC’s overall performance and how that performance translates into our short-term results and prospects for longer-term success.

As a result of this process, the Committee approved a total incentive compensation pool that equaled 105% of the target incentive compensation amount, which was significantly less than the amount that the Committee approved to fund last year’s pool (135.6% of target). This reflected PNC’s solid overall performance for 2011, which the Committee believed was slightly above target. The Committee considered PNC’s 2011 EPS, which exceeded the 2011 budget and the EPS growth, which was slightly up over 2010, the significant reduction in loan loss provision and stable PPNI in a difficult environment, the year-over-year increase in ROCE, and the solid relative ROCE performance against peers.

For EPS growth, the Committee also considered the ways that some peers had achieved annual earnings growth, whether the peer had returned to the level of performance it had achieved before the financial crisis, or whether the peer had yet to recover and was rebounding from a level of low earnings. The Committee believes that, for some peers, the unprecedented volatility of the past several years resulted in strong annual EPS growth that did not reflect true earnings strength compared to PNC.

The Committee continues to believe that the five metrics that it uses to help guide its decisions are appropriate and provide a broad overview of absolute and relative performance. The Committee also believes that it is important to retain discretion to allow for adjustments to formula-driven results that might otherwise lead to potential windfalls or excessive penalties.

For example, the Committee elected to remove a substantial after-tax gain of $1.3 billion ($4.36 a share) from the incentive compensation pool in 2007, even though the gain was included in that year’s earnings. This gain occurred due to a significant acquisition made by BlackRock, Inc., and PNC’s ongoing investment in BlackRock. Although PNC’s BlackRock investment and continuing oversight continues to be a performance consideration, this particular transaction was not viewed as relevant to the performance discussion for that year.

In arriving at the final corporate performance factor for 2011 performance, the Committee also considered the significant qualitative performance objectives that PNC had achieved, including ongoing risk management and return to a moderate risk profile, substantial increases in new clients, expansion into attractive markets, and the overall strategic positioning for the future.

The corporate performance factor of 105% established the incentive compensation pool for the NEOs and other members of the CEG. The Committee granted incentive compensation awards to each NEO out of this pool and made certain adjustments based on the individual performance of each officer in 2011.

Mr. Rohr’s actual incentive compensation represented 105% of his incentive compensation target. The Committee believed that Mr. Rohr’s strong and seasoned leadership helped navigate PNC through an unprecedented financial crisis and resulted in a solid 2011 performance, particularly with respect to the overall strategic positioning of PNC, and operation under a desired moderate risk profile.

Mr. Johnson’s actual incentive compensation also represented 105% of his incentive compensation target. The Committee believed that Mr. Johnson’s leadership contributed to PNC’s achievement of key financial objectives. These included measurable metrics, such as earnings per share, return on equity, and pre-tax, pre-provision net income, but also qualitative achievements in managing risk and improving the operation and efficiencies within the finance function.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	41

Compensation Discussion and Analysis

Mr. Demchak’s actual incentive compensation represented 107.5% of his incentive compensation target, slightly higher than the corporate performance factor. The Committee believed that Mr. Demchak’s strong management of our overall businesses justified his incentive compensation, particularly the record client growth in the corporate and institutional bank, the growth and innovation within the asset management group, and the performance of the retail bank despite a challenging regulatory and interest rate environment. The Committee also believed that Mr. Demchak helped to manage risk, improve operational efficiencies, and improve the talent within the corporate and institutional bank.

Mr. Guyaux’s actual incentive compensation represented 102% of his incentive compensation target, slightly lower than the corporate performance factor. The Committee believed that compensation slightly in excess of the target was appropriate based on Mr. Guyaux’s oversight in 2011 of the retail bank and mortgage business. The Committee believed that this amount appropriately reflected Mr. Guyaux’s strong leadership and also reflected the challenges that the businesses experienced in 2011. In the first quarter of 2012, Mr. Guyaux was appointed as Senior Vice Chairman and Chief Risk Officer.

Mr. Parsley’s actual incentive compensation represented approximately 104% of his incentive compensation target. The Committee believed that Mr. Parsley’s compensation reflected outstanding management and repositioning of the balance sheet throughout 2011, and Mr. Parsley’s effective leadership of our non-strategic assets group as well as the regulatory “stress tests” of our capital position.

The first table below shows the value of the incentive compensation awards for 2011 – the annual incentive award paid in cash and the aggregate value of the two long-term incentive awards granted on February 7, 2012. The second table compares the total compensation awarded for 2011 performance (salary + incentive compensation) to the total compensation awarded for 2010 performance. In both years, each NEO received a salary, an annual incentive award, and long-term incentive awards. For the 2010 performance year, each NEO also received a special long-term incentive award.

NEO	2011 incentive compensation target	2011 incentive compensation paid	2011 annual incentive paid (cash)	2011 long-term incentive award (equity-based)
James E. Rohr	$6,500,000	$6,825,000	$2,010,000	$4,815,000
Richard J. Johnson	$2,500,000	$2,625,000	$1,062,500	$1,562,500
William S. Demchak	$6,000,000	$6,450,000	$2,130,000	$4,320,000
Joseph C. Guyaux	$2,480,000	$2,530,000	$955,000	$1,575,000
E. William Parsley, III	$5,100,000	$5,300,000	$950,000	$4,350,000

NEO		% change from 2010 total compensation awarded
	2011 total compensation awarded	(with special award)	(without special award)
James E. Rohr	$8,025,000	-34.6%	-13.4%
Richard J. Johnson	$3,125,000	-4.6%	+17.9%
William S. Demchak	$7,200,000	-25.6%	-9.1%
Joseph C. Guyaux	$3,150,000	-30.9%	-16.8%
E. William Parsley, III	$5,700,000	-34.5%	-29.5%
NEOs as a group		-29.3%	-14.2%

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Compensation Discussion and Analysis

Annual incentive awards. Based on the cash-to-equity ratio for the NEOs for the 2011 performance year, the Committee approved the cash annual incentive awards listed in the table above in February 2012.

The Committee had previously approved the eligibility of the NEOs (except for Mr. Johnson, who is not subject to 162(m) limitations on tax deductibility) to receive annual incentive awards under the 1996 Executive Incentive Award Plan, a shareholder-approved plan that allows PNC to receive a tax deduction for certain compensation. At that time the Committee also established the maximum amount that each executive could receive.

Under this 1996 plan, no eligible participant may receive an annual incentive award that exceeds 0.2% of PNC’s "Incentive Income" for the year—defined as our consolidated net income, with certain adjustments. Once the year ends, the Committee decides whether to make a downward adjustment from the maximum annual incentive award amount for each participant.

In February 2012, the Committee made a downward adjustment from the maximum amount, taking into account the same types of performance factors it used in making compensation decisions for the executive officers who do not participate in the 1996 plan. For more information on this plan and the process for establishing maximum amounts, please see footnote (a) of the Grants of plan-based awards in 2011 table on page 65, and Consideration of tax deductibility on page 49.

Long-term incentive awards. In February 2012, the Committee awarded two separate long-term incentive awards to each NEO. These awards consisted of performance-based restricted share units and incentive performance unit opportunities. The grant date fair value of the overall long-term incentive award was divided evenly between the performance-based restricted share units and the incentive performance units. As in prior years, the Committee granted Mr. Parsley an additional incentive performance unit opportunity tied to the performance of the Asset & Liability Management (ALM) unit that he manages.

The Committee made each of these incentive awards under PNC’s shareholder-approved 2006 Incentive Award Plan. The awards are described in the table above and the material features of the individual long-term incentive awards are summarized below:

Award	Equity- based	Deferral period	Components		Amount at risk
			Performance-based	Risk adjustment
Performance-based restricted share units	Yes	4 years	Will be increased or decreased based on total shareholder return each year	Will not vest unless PNC exceeds a designated capital ratio for the year	100%
Incentive performance units	Yes	3 years	Long-term performance against peers in earnings per share growth and return on common equity	Units may be reduced or eliminated if PNC’s return on economic capital does not exceed our cost of capital	100%
ALM incentive performance units	Yes	3 years	ALM unit performance against a benchmark index		100%

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	43

Compensation Discussion and Analysis

Performance-based restricted share units

Based on the prior year’s performance, we granted performance-based restricted share units (performance RSUs) to our NEOs in 2011 and 2012. To vest, the performance RSUs require the achievement of risk-based performance goals. If we satisfy the conditions, the performance RSUs will vest in four equal annual installments.

In each of the four years, PNC must meet or exceed the required Tier 1 capital ratio for well-capitalized institutions, as established by our primary banking regulator. We use Tier 1 capital as a threshold performance metric due to its risk-based nature, and the regulatory importance of the measure in assessing the capital adequacy of a financial institution.

The vesting performance condition must be met in each of the four years—if we do not meet or exceed the capital ratio in a given year, the executive forfeits the installment for that year. Future installments may vest if we meet or exceed the capital requirement at that time.

For each annual installment that vests, the amount that vests will increase or decrease based on PNC’s one-year total shareholder return (TSR). TSR helps to align the interests of our executives and long-term shareholders. TSR measures the total return of a share of PNC common stock by measuring the change in stock price, plus the reinvestment of any dividends. TSR performance for the year will increase or decrease the vested amount by no more than 25% (75% to 125% of the original amount).

The Committee believed that this range of adjustment would reward decisions that provide value to our long-term shareholders while discouraging the taking of excessive risks. The TSR adjustment penalizes underperformance and rewards strong performance, but avoids the potential for an unlimited increase that could encourage imprudent short-term risk-taking.

Overall, the Committee believes that a combination of these risk-focused design elements—the Tier 1 capital ratio and a TSR adjustment—helps to balance the overall incentive compensation program and objectives.

Performance RSUs will have no voting rights, but dividends will be deemed to accrue. If an installment vests, the recipient will receive shares of PNC common stock. The deemed dividends for that installment will be paid out in cash at the time of vesting.

Incentive performance units

Based on the prior year’s performance, we granted incentive performance unit opportunities to our NEOs in 2011 and 2012. These grants will pay out if PNC achieves certain performance objectives when measured against its peers over the relevant three-year period (2011-2013 and 2012-2014).

The objectives consist of relative earnings per share (EPS) growth and return on common equity, excluding goodwill (ROCE). For PNC and its peers, EPS will be adjusted, on an after-tax basis, for the impact of several items, which are discussed in more detail in footnote (b) of the Grants of plan-based awards in 2011 table on page 65.

The potential payout percentage may range from 0 to 200%, with 100% representing the target grant amount. See page 46 for the payout scale for our relative performance. Payouts up to 100% of the target amount will be made in PNC common stock, with any excess (up to 200%) payable in cash. The Committee retains the discretion to reduce, but not increase, a payout calculated by the formula. Incentive performance units will have no voting rights, but dividends will be deemed to accrue and be reinvested. The deemed dividends will be paid out in cash in connection with any final payout.

For the grants made in February 2011, the Committee approved a risk-based enhancement that could reduce the entire payout by up to

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Compensation Discussion and Analysis

30%. For the grants made in February 2012, the Committee approved a modified enhancement that could eliminate 100% of the payout. The risk-based trigger for either grant is whether our return on economic capital (ROEC) exceeds the cost of our capital.

Economic capital attempts to measure the potential impact of an unexpected loss and helps us assess the appropriate capital levels for our firm. If a highly unlikely event occurred, economic capital represents how much capital we think we would need. Our federal banking regulators require us to measure economic capital. We also use economic capital to set limits on risk-taking activities throughout PNC.

For the grants made in 2011, the reduction in the payout is formulaic—if our ROEC does not exceed our cost of capital in a given year, the payout will be reduced by 10 percentage points a year, for a maximum reduction of 30 percentage points over the 3-year performance period.

For the grants made in 2012, the Committee will not rely solely on a formulaic adjustment and will also perform a second level of review. The purpose of this review is to determine if the performance resulted from reasons that should be deemed as being appropriately beyond management’s control or responsibility. These could include things such as the impact of an acquisition that was otherwise deemed to be in the best interests of shareholders, or external events that we could not have reasonably anticipated.

If the Committee determines that a risk-based adjustment is appropriate, the Committee may reduce or eliminate the number of units granted. The Committee also retains discretion to exempt individuals from this reduction.

For the grants in 2011 and 2012, ROCE will be calculated as annualized earnings for the period, divided by the average economic capital for the year. Earnings will be PNC’s publicly-reported earnings adjusted, on an after-tax basis, for the impact of the same items as for purposes of measuring PNC’s EPS growth performance as described in footnote (b) of the Grants of plan-based awards in 2011 table on page 65.

The cost of capital will include a performance expectation for a reasonable rate of return on goodwill, and will be approved by the Committee. For 2011, the cost of capital was 10.0% and for 2012, the cost of capital is 11.3%.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	45

Compensation Discussion and Analysis

Incentive performance units – metrics and payout

Metric	Purpose	Payout Grid—based on three years of performance
Earnings per share (EPS) growth	EPS is a commonly reported metric that affects the stock price—showing EPS growth rates allow for industry comparisons.	Peer Ranking	Payout%
		1st	200%
		2nd	183%
		3rd	167%
		4th	150%
		5th	133%
		6th	117%
Return on Average Common Equity without goodwill (ROCE)	The Committee believes that ROCE shows how efficiently the company creates shareholder returns and that peer comparisons are informative, as returns on equity vary across industries.	7th	100%
		8th	80%
		9th	60%
		10th	40%
		11th	0%
		12th	0%
		13th	0%

Risk Adjustment—if PNC’s return on economic capital does not exceed our cost of capital, the entire payout could be reduced or eliminated.

ALM incentive performance units

For the grants made to Mr. Parsley in 2011 and 2012, the ALM incentive performance unit opportunities will pay out based on the investment performance of PNC’s ALM unit compared to a benchmark performance index for the relevant three-year performance period (2011-2013 and 2012-2014).

The grant has a maximum award size at the end of the performance period of 200% of the target units. Any awarded performance units will be paid in cash.

At the end of the relevant performance period, the Committee will decide whether to exercise negative discretion. In doing so, the Committee expects to take into account such factors as absolute ALM unit financial performance, absolute proprietary trading results, cumulative performance relative to the benchmark, adherence to risk parameters, and contributions to the success of our other businesses. Unlike the other incentive performance units, these units will not be adjusted for the value of any "deemed" dividends accrued.

ALM incentive performance units – metrics and payout

Metric	Purpose	Payout Grid—based on three years of performance
Asset and Liability Management Performance	This measures performance of the asset and liability management unit against a benchmark index.	Annual Performance Relative to Benchmark Index	Annual Payout % (of Target)
		+40 basis points or higher	200%
		+20 basis points	150%
		0 to -25 basis points	100%
		-35 basis points	40%
		-40 basis points or below	0%

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Compensation Discussion and Analysis

Vesting or payout from 2009 awards. In February 2009, the Committee made equity-based awards that would vest or pay out upon the achievement of certain goals during the 2009-2011 period. At a meeting held in February 2012, the Committee determined that these goals were achieved and approved the following actions:

•	The vesting of a long-term incentive award consisting of performance-based options tied to the successful acquisition and integration of National City Corporation

•	Payout of a long-term incentive award to Bill Demchak consisting of an ALM incentive performance unit tied to the performance of the ALM unit from 2009 through 2011

PNC participated in the Treasury’s TARP Capital Purchase Program until February 2010. While all of the performance-based options granted in February 2009 became exercisable in February 2012, the recipients may ultimately forfeit a portion of those options, due to restriction related to PNC’s participation in TARP. Similarly, TARP-related restrictions resulted in Mr. Demchak forfeiting a portion of the ALM incentive performance units that paid out in February 2012.

For a discussion of the performance achieved under these awards, and the payouts awarded to NEOs, please read the introduction to the Outstanding equity awards at 2011 fiscal year-end tables, beginning on page 66.

New or updated policies. In 2011, the Committee approved or updated the following compensation-related policies:

•	A policy on the timing of equity compensation grants

•	A policy that provides for recapture ("clawback") of prior compensation

•	A policy that requires shareholder approval of certain severance arrangements

•	A policy that requires a minimum level of executive stock ownership, with a retention component that increases over time as awards vest.

•	A policy establishing guiding principles on how PNC will apply discretion with respect to awards paid under incentive compensation plans.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	47

Compensation Discussion and Analysis

Compensation policies and practices

The Committee adopts policies and procedures to assist in the fulfillment of its duties, and reviews these from time to time. We describe some of the significant policies and procedures in this section.

Compensation and risk. The Committee evaluates the risks inherent in the incentive compensation program. For a detailed discussion of how the Committee evaluates risk, please see Compensation and Risk, which begins on page 54.

In addition to formal policies and procedures, the Committee has several practices that it follows in the fulfillment of its duties and responsibilities. Some of these practices are described below.

Retaining an independent compensation consultant. In 2011, the Committee terminated its relationship with McLagan, which had served as the Committee’s independent compensation consultant. For a discussion of the termination of McLagan and the retention of Meridian, please see pages 18-19.

Selecting a peer group. The Committee selects a peer group each year. We use this group to measure relative performance (as part of our corporate performance factor) and to determine our incentive performance unit payouts. We also use this group for general compensation comparisons.

In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we compete for talent.

For 2011 and 2012, the Committee discussed the composition of the peer group with management and its independent consultant. The following peer group for 2012 remains unchanged from the prior year:

Peer	Ticker Symbol
BB&T	BBT
Bank of America	BAC
Capital One	COF
Comerica	CMA
Fifth Third	FITB
JPMorgan Chase	JPM
KeyCorp	KEY
M&T Bank	MTB
Regions Financial	RF
SunTrust	STI
U.S. Bancorp	USB
Wells Fargo	WF

The Committee believes that this peer group provides a balanced mix of institutions in light of our size, mix of businesses, products and services, and industry consolidation. Based on asset size, PNC is larger than the peer group median, but smaller than the 75th percentile.

Clawback of prior compensation. In January 2011, the Committee approved a "clawback" policy that applies to all of our NEOs, as well as other senior executives. This policy, which supplements our existing clawback policies, applies to grants made on or after January 1, 2011. Under the policy, any incentive compensation provided to the affected executives will be subject to clawback if the amount of compensation was based on a performance metric that was materially inaccurate.

For these purposes, performance metrics include any metric, including corporate financial results, used directly or indirectly to determine whether or not incentive compensation is to be provided to an executive (or group of executives) or to determine the amount of any such compensation.

The portion of the incentive compensation that represents the excess over what would have been provided if there had been no material inaccuracy

48	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Discussion and Analysis

in the performance metric will be subject to clawback. The Committee retains discretion to determine that it would not be in PNC’s best interests to seek to enforce the clawback.

Shareholder approval of severance agreements. On February 9, 2011, our Board adopted, at the recommendation of the Committee, a Policy Regarding Shareholder Approval of Future Severance Arrangements. This policy applies to future severance arrangements with executive officers. Under this policy, PNC will not enter into an arrangement with an executive officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The policy applies only to future severance arrangements. Future severance arrangements do not include existing severance agreements or agreements to which PNC becomes obligated in connection with an acquisition, unless in each case the severance agreement is modified to materially increase benefits that would be considered additional severance benefits. Our Board retains the right to amend, terminate or waive the policy and will promptly disclose any such change. We have made this policy available at www.pnc.com/corporategovernance.

Since 2009, no new executive officer has received a tax gross-up in the change in control agreement. For a more detailed discussion on change in control arrangements, please see Change in control agreements on page 83.

Consideration of tax deductibility. Section 162(m) of the Internal Revenue Code does not generally allow a company to deduct compensation over $1 million paid to certain executive officers. Under current SEC and tax rules, the NEOs are not the same individuals as the executive officers whose compensation is subject to Section 162(m).

One exception to this disallowance applies to performance-based compensation paid under shareholder-approved plans. Awards made under our shareholder-approved plans—the 1996 Executive Incentive Award Plan (annual incentive awards) and the 2006 Incentive Award Plan (other equity-based awards)—are intended to be eligible for the performance-based exception and therefore, deductible by PNC for federal income tax purposes.

Although the Committee considers the desirability of limiting PNC’s non-deductible expenses when it makes compensation decisions, the Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. Tax deductibility, while an important consideration, is analyzed as one component of the overall program.

Limiting perquisites. The Committee believes in limiting the amount of perquisites provided to our executives. Since 2009, each executive officer receives a $10,000 allowance for perquisites. If the executive exceeds this allowance, the executive must reimburse PNC for the excess.

We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related. We value perquisites based on their incremental cost to us. The Committee adopted a policy prohibiting executive officers from receiving tax "gross-ups" on any perquisites.

The principal perquisites that we may provide to some or all of our executive officers include: financial consulting and tax preparation services; occasional personal use of corporate aircraft, as approved by our CEO; incidental costs of medical examinations not covered by health insurance; and costs related to home security services. We may provide additional perquisites to an executive officer from time to time.

James E. Rohr, Joseph C. Guyaux, and William S. Demchak continue to have access to our

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	49

Compensation Discussion and Analysis

corporate aircraft for personal flights, but each of these individuals is required to pay PNC for the incremental cost of all such flights, as contemplated under the terms of lease ("time-sharing") agreements between PNC and the executive. During 2011, each of these three executives paid for all personal usage of the aircraft under the terms of these agreements.

The Committee previously approved the time-sharing agreements in order to comply with Federal Aviation Administration (FAA) rules and regulations that would otherwise prohibit executives from reimbursing PNC for the incremental cost of personal flights. Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under FAA rules and regulations that limit our ability to accept reimbursement for personal aircraft usage. These lease agreements provide a mechanism to obtain reimbursement from the executive. The costs paid by our executive officers under the terms of the agreements include certain incremental costs (such as fuel and pilot expenses), as well as a federal excise tax and other fees. For flights subject to these time sharing agreements, the officer is required to pay us the maximum amount permissible under FAA regulations.

Guidelines on the use of discretion. In 2011, the Committee adopted guidelines regarding the use of discretion in incentive compensation plans. Under these guidelines, the use of discretion will be exercised so that incentive compensation awards are reasonably aligned with risk-adjusted performance, so that higher risk-adjusted performance leads to higher incentive compensation (and lower risk-adjusted performance leads to lower incentive compensation). The guidance provides, among other things, that discretionary increases in compensation should be based on behaviors, actions, or results that are deemed to be extraordinary, exceed expectations, or provide meaningful direct or indirect benefits to PNC or businesses. At the same time, discretionary reductions in compensation should be based on behaviors, actions, or results that fail to meet expectations or negatively impact our performance, reputation, or work environment.

Executive stock ownership and retention. Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or phantom stock units that mirror the performance of our common stock). The Committee believes it is important to require most of our executive officers, including all of the NEOs, to meet minimum stock ownership guidelines.

Our policy denominates the ownership requirement in shares, and each executive officer and other key employees are also subject to additional ownership requirements, even after the original ownership target is met. The ownership requirements increase the number of PNC shares that an individual needs to own over time. The increased ownership amounts are calculated using a percentage of future equity grants. As new awards vest, designated employees need to retain more shares of stock, which they must then hold until they retire or leave PNC. This ownership policy reflects compensation awards over an executive’s career, and also ties an executive’s personal wealth closely to the performance of PNC and the interests of our long-term shareholders.

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Compensation Discussion and Analysis

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), and shares or stock units held in a benefit plan. The guidelines are as follows:

Officer/Category	Share ownership (base requirement)	Ongoing retention requirement (as shares vest)
Chairman and CEO	125,000	33%
Senior Vice Chairman	50,000	33%
President	50,000	33%
Management Executive Committee Member*	25,000	25%
Other Corporate Executive Group (CEG) Members	25,000	25%
Controller	5,000	10%

*	Includes other executive officers, including two of our NEOs.

Over time, the guidelines will link additional stock ownership to compensation awards, rather than stock price volatility. For the NEOs, the required stock ownership levels are as follows: James E. Rohr (125,000 shares); Richard J. Johnson (25,000 shares); William S. Demchak (50,000 shares); Joseph C. Guyaux (50,000 shares); and E. William Parsley, III (25,000 shares). Newly hired or promoted employees who become subject to these guidelines will have up to six years to satisfy the guidelines. The Committee monitors compliance with these stock ownership guidelines and has determined that our NEOs currently satisfy the guidelines. All other employees subject to the guidelines either satisfy the guidelines or are within the six-year compliance period.

Timing of equity grants. The Committee has adopted a policy for making equity compensation grants. This policy formalizes the practices that we generally use to grant stock options and other equity awards to all employees, including our

NEOs. The Committee believes that making equity grants as of specifically identified dates improves transparency and reduces risk. The Committee also seeks the flexibility to make all of its principal compensation decisions (salary, annual incentive, equity-based grants) on one specific date. We have not granted any stock options to our NEOs since 2010.

Generally, the Committee delegates to management the opportunity to grant equity-based awards to non-executive employees out of a pool of units established by the Committee for each year. The policy for these grants is otherwise the same as the policy applicable to grants to executive officers and other members of senior executive management. Most of these grants are awarded to non-executive employees as part of the annual performance and compensation review process, with the same grant date as the one used for the executive officers and other members of senior executive management. To the extent that units remain in the pool after the annual performance review period, management may grant additional units later in the year, with any stock options being granted two business days after the first quarterly earnings release following the grant decision date.

Restrictions on trading and hedging. We have a policy that prohibits certain employees, including all executive officers, from purchasing or selling our securities beginning 15 days before the end of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional trading restrictions on our executive officers due to the availability of material, non-public information regarding PNC or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or any immediate family members.

Our Code of Business Conduct and Ethics and related policies, which apply to all of our employees, have for many years included anti-hedging provisions that prohibit all employees

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	51

Compensation Discussion and Analysis

from day trading or short selling PNC securities and prohibit all employees from engaging in transactions in any derivative of PNC securities

(other than securities issued under a PNC compensation plan), including buying and writing options.

52	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Committee Report

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chairman

Charles E. Bunch

Paul W. Chellgren

Kay Coles James

Richard B. Kelson

Thomas J. Usher

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	53

Compensation and Risk

This section explains how we consider risk at PNC, and the relationship between risk management, performance, and compensation. We also discuss the risk reviews presented to our Board’s Personnel and Compensation Committee, and the methodology we use to assess the potential risks in our incentive compensation plans.

Risk management at PNC

We cannot avoid risk. The successful execution of our strategy requires effective management of the risks we decide to take.

Our risks may be internal or external, within our control or not, but we do not attempt to eliminate all risk. Instead, we want to understand, assess and manage the risk. We want our decisions to reflect a defined risk appetite and a moderate risk profile. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our shareholders.

We strive to embed a culture of risk management throughout PNC. With each of our employees, we reinforce the importance of managing risks in executing on our strategic objectives. We set expectations by focusing on risk management and this, together with other risk management tools, helps to create risk-sensitive incentive compensation programs.

We have adopted and implemented a risk philosophy with a goal of managing to an overall moderate level of risk to capture opportunities and optimize shareholder value. We actively support a risk management culture that promotes communication, teamwork, and our governance structure to help us manage our risks in the best interests of our business and shareholders. We dynamically set our strategies and make distinct risk taking decisions with consideration for the impact to our aggregate risk position. During 2011, our corporate risk profile returned to an overall moderate level due to continued improvement in a number of key measures, disciplined credit management, and the successful execution and implementation of strategic business initiatives.

Our risk management group sets limits on the transactions that may be taken by employees in a line of business. In managing the risks we encounter, we employ the following accepted guiding principles to establish boundaries for the risks which we are willing to accept in the course of doing business. These include being able to effectively:

•	identify and understand risks and returns

•	make balanced risk decisions

•	monitor and manage risks

We identify certain key risk policies that are approved at the Board level. We discuss our risk management approach beginning on page 72 of this year’s Annual Report on Form 10-K.

We intend that the incentives we build into our executive compensation structure support our risk appetite and that these incentives, when viewed in total, should not encourage our employees to take unnecessary or excessive risks.

The relationship between compensation and risk

We attempt to align how we manage risk with how we compensate employees. We intend that our risk management policies and procedures will guide behavior. By setting and communicating our risk tolerances in advance, we attempt to control the risks that our employees can take. Our incentive compensation programs should encourage and reward this desired behavior and the execution of our strategy.

Our compensation program is designed to encourage management of risk and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives and other senior employees that is expected to reward desired behavior over time. Specifically, we balance our portfolio of awards between fixed and variable compensation; cash

54	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation and Risk

and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also rely on discretion to consider other factors, such as effective risk management, compliance with controls and ethical duties, competition for top talent, market-based pay levels, and the need to attract, develop, grow, and retain the leadership team.

Risk review of compensation plans

In 2009, we performed a comprehensive risk review of our incentive compensation plans. This included all legacy PNC plans, as well as the plans that we acquired in our acquisition of National City Corporation. Members of our human resources and risk management groups, working with legal counsel and external consultants at Towers Watson, performed this risk review. We reviewed this process with the Committee during several meetings in 2009.

Faced with a broad range of plans, we developed a methodology to analyze the potential risks. We used principles of materiality and risk measurement to analyze incentive compensation plans posing the highest potential risk to PNC. We looked at multiple metrics and plan characteristics to give us different ways to assess risk.

We looked at the plans that posed the greatest potential risks to the company, either by the nature of the plans themselves or the job responsibilities of the plan participants. We then looked at specific plan attributes to determine how the plan might encourage excessive risk-taking and whether there were any factors to mitigate risk.

We also looked at how the design of each plan, the determination of payouts, and the ability to change plan features could impact PNC. We analyzed plan governance, which covered independent controls through design features, payout approvals, the tracking of disputes, exceptions, or adjustments, and the monitoring of plan decisions and information.

This additional review allowed us to identify a subset of short-term incentive plans that could have a potential medium or high impact on PNC, from either a financial or plan design perspective. Our risk management group actively participated in this process and reviewed all of these plans in greater detail to identify any mitigating factors. We provided the Committee with the collective findings of our review and established a remediation plan that identified four higher-risk compensation plans. We redesigned those plans or added additional mitigating factors or processes, as appropriate.

The risk-based process that we developed in 2009 allowed us to focus on the highest-risk plans and also eliminate several incentive compensation plans that we acquired through our acquisition of National City. It established the foundation for the recent risk evaluation of our material incentive compensation plans.

Throughout 2010 and 2011, we identified material incentive compensation plans at PNC — plans that covered 85% of the population eligible to receive incentive compensation awards. We initiated and completed design assessments of these plans. To do this, we relied on work from cross-functional teams that included business unit leaders, and senior executives from our risk management, finance, and human resources functions. We looked at how plan participants could earn incentives under the plan, and evaluated plan design and plan decisions to understand the overall risks, as well as the duration of those risks.

We added several design features to the plans to help balance compensation and risk. These features typically included the addition of a risk-based metric or the introduction of a deferred payout. We also enhanced the documentation regarding how we use discretion in making decisions under these plans, and we modified our performance evaluation process for all of our employees to reflect specific risk considerations.

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Compensation and Risk

In addition, we implemented a deferral program for approximately 120 senior executives to help ensure that their incentive compensation awards reflect risk-based performance outcomes that would pay out, if at all, over a four-year period. For an expanded group of key leaders of PNC, a deferred equity-based award will replace a portion of the traditional cash incentive award beginning in the 2012 performance year.

We also completed our identification of individuals — or groups of employees — who could potentially expose us to material financial loss, either individually or a collective group. As with our incentive compensation plan assessment, we also established a cross-functional team to help identify these individuals or groups. We developed systems to help us track the compensation for these employees.

We also continue to refine a framework to help validate the work of our design assessment team and to backtest, on an ongoing basis, our material incentive compensation plans. Developing this framework will help ensure that incentive compensation does not drive or influence excessive risk taking on behalf of the plan participants.

In 2011 and 2012, our Chief Risk Officer discussed risk management’s role in incentive compensation with our Board’s Personnel and Compensation Committee and Risk Committee. Our Chief Risk Officer also presented the Committee with a risk assessment for each of our principal business units as well as a collective assessment of staff functions including finance, human resources, technology, and operations. In addition, we have at least one director who is a member of both the Personnel and Compensation and Risk Committees. This helps to strengthen the linkage between the work that these committees do.

As discussed in our CD&A, the long-term incentive compensation granted to our NEOs and certain other executives include risk-based metrics. These include an equity-based grant that will not vest unless we meet specific risk criteria over a four-year period as well as risk criteria that could reduce or eliminate any payouts under our traditional incentive performance unit grants.

Based on our approach to enterprise risk management, the comprehensive risk review of our incentive compensation plans, our risk assessments for significant businesses and staff functions, and the addition of risk-based metrics to long-term incentive compensation programs, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on PNC.

56	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

COMPENSATION TABLES

Summary compensation table

Name & Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)

James E. Rohr Chairman and Chief Executive Officer	2011	$1,169,231	$8,861,121	-	$2,010,000	$4,369,782	$197,016	$16,607,150
	2010	$1,557,692	$2,420,100	$5,325,750	$2,170,000	$4,968,783	$158,468	$16,600,793
	2009	$2,750,000	$8,061,442	$3,811,008	-	$3,225,975	$179,431	$18,027,856

Richard J. Johnson Executive Vice President and Chief Financial Officer	2011	$ 496,154	$1,997,864	-	$1,062,500	$ 155,973	$ 45,493	$ 3,757,984
	2010	$ 603,365	$ 510,910	$1,124,325	$ 750,000	$ 169,031	$ 40,382	$ 3,198,013
	2009	$ 862,500	$2,011,323	$ 897,552	-	$ 96,413	$ 50,338	$ 3,918,126

William S. Demchak Senior Vice Chairman	2011	$ 750,000	$5,903,515	-	$2,130,000	$ 428,617	$ 80,830	$ 9,292,962
	2010	$1,168,269	$3,306,663	$1,775,250	$2,710,000	$ 404,041	$ 58,766	$ 9,422,989
	2009	$2,250,000	$8,414,699	$1,612,944	-	$ 188,163	$ 69,029	$12,534,835

Joseph C. Guyaux Senior Vice Chairman	2011	$ 620,000	$2,758,081	-	$ 955,000	$ 738,476	$ 39,284	$ 5,110,841
	2010	$ 867,308	$ 806,700	$1,775,250	$1,037,000	$ 853,263	$ 28,418	$ 5,367,939
	2009	$1,385,000	$3,217,316	$1,649,376	-	$ 697,111	$ 40,865	$ 6,989,668

E. William Parsley, III Executive Vice President, Treasurer and Chief Investment Officer	2011	$ 400,000	$3,984,997	-	$ 950,000	$ 176,214	$ 39,967	$ 5,551,178
	2010	$1,115,385	$ 268,900	-	$3,700,000	$ 253,227	$ 6,654	$ 5,344,166
	2009	-	-	-	-	-	-	-

(a)	For 2010 and 2009, the “Salary” column includes amounts paid in cash and amounts paid in stock units. We eliminated the salary amounts paid in stock units in February 2010.

The ”Salary” column also includes any amounts deferred by an NEO under qualified (ISP) or non-qualified (SISP) benefit plans. We describe these plans on page 79. Please also see the Non-qualified deferred compensation in fiscal 2011 table on page 80 for the aggregate SISP deferrals during 2011.

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Compensation Tables

(b)	The amounts in the “Stock Awards” column reflect the grant date fair value related to stock awards. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 15 in our Annual Report on Form 10-K for the year ended December 31, 2011 (10-K Note 15) for more information. In 2011, stock awards consisted of long-term incentive performance units and performance-based restricted share units (consisting of annual grants and special achievement awards) and for Mr. Parsley, a grant of ALM incentive performance units. These awards were granted on February 9, 2011. The grant date fair value of the incentive performance units and the ALM incentive performance units is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on February 9, 2011 of $64.21. The grant date fair value of the performance-based restricted share units is calculated using the target number of units underlying the award and a grant date fair value per unit of $67.59. If PNC’s performance during the applicable measurement period results in the maximum number of units vesting, our executives would each be entitled to receive a maximum award with a grant date fair value of the maximum award as follows:

	Grant Date Fair Value of Maximum Award
NEO	Long-Term Incentive Performance Units	Performance-Based Restricted Share Units	Performance-Based Restricted Share Units—Special Achievement Awards
James E. Rohr	$5,556,990	$3,655,943	$3,947,340
Richard J. Johnson	$1,305,646	$ 858,984	$ 822,317
William S. Demchak	$3,957,262	$2,603,482	$2,302,622
Joseph C. Guyaux	$1,892,526	$1,245,092	$1,019,680
E. William Parsley, III	$2,023,899	$1,331,523	$ 822,317

The grant date fair value of Mr. Parsley’s ALM grant at the maximum value is $2,499,952.

See the Grants of plan-based awards in 2011 table on pages 60-65 for more information regarding the grants we made in 2011, the Outstanding equity awards at 2011 fiscal year-end table on pages 66-74 for more information regarding options and other awards outstanding at December 31, 2011, and the Option exercises and stock vested in fiscal 2011 table on page 75 for more information regarding stock vesting during 2011.

(c)	There were no stock option grants to the NEOs during 2011.

(d)	In each of 2012 and 2011 our NEOs received an annual incentive award for 2011 and 2010 performance, respectively, that we paid entirely in cash. We did not pay a cash incentive award in 2010 to any of our NEOs for 2009 performance due to restrictions under the U.S. Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance.

(e)	The dollar amounts in this column include the increase in the actuarial value of our Cash Balance Pension Plan, Excess Pension Plan and Supplemental Executive Retirement Plan, as measured from the plan measurement date used for our 2010 audited consolidated financial statements to the plan measurement date used for our 2011 audited consolidated financial statements. We describe these plans on pages 76-77. The amounts include both (1) the increase in value due to an additional year of service, compensation increases and plan amendments (if any) and (2) the change in value attributable to interest.

We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, see the 2011 rates of return chart in the Non-qualified deferred compensation in fiscal 2011 table on page 81.

(f)	The amounts in this column include, for all NEOs: (1) the dollar value of matching contributions made by us to the ISP; (2) the net insurance premiums paid by us in connection with our Key Executive Equity Program; (3) the executive long-term disability premiums paid by us; and (4) the dividends that had accrued on the 2010 and 2009 base salary paid in stock units. None of our NEOs received perquisites with a value that exceeded $10,000, after giving effect to any reimbursements made by executives in accordance with our policy. Our Personnel and Compensation Committee prohibits reimbursements for taxes in connection with perquisites and personal benefits. For an additional discussion of perquisites, see our CD&A on pages 49-50. All amounts listed below are net of any reimbursements to PNC.

58	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

NEO	Perquisites and Other Personal Benefits ($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Insurance Premiums ($)(3)	Dividends on Salary Paid in Stock Units ($)(4)	Total to Summary Compensation Table ($)
James E. Rohr	-	$10,023	$164,053	$22,940	$197,016
Richard J. Johnson	-	$ 9,800	$ 30,638	$ 5,055	$ 45,493
William S. Demchak	-	$10,023	$ 49,189	$21,618	$ 80,830
Joseph C. Guyaux	-	$10,062	$ 19,212	$10,010	$ 39,284
E. William Parsley, III	-	$ 9,800	-	$30,167	$ 39,967

(1)	PNC provides limited perquisites and requires its NEOs to reimburse the company for any perquisites with an incremental cost that exceeds $10,000.

(2)	The dollar amounts under the “Registrant Contributions to Defined Contribution Plans” column include our matching contributions to the ISP for each NEO.

(3)	We pay premiums for most of the NEOs, in connection with our Key Executive Equity Program, a split-dollar insurance arrangement. However, new participants have not been permitted in this program since 2007. In addition, we pay long-term disability premiums on behalf of most of our NEOs. The dollar amounts under the “Insurance Premiums” column include the 2011 net premiums we paid in connection with our Key Executive Equity Program on behalf of James E. Rohr ($151,857); Richard J. Johnson ($20,400); William S. Demchak ($40,534); and Joseph C. Guyaux ($7,671). These net premiums represent the full dollar amounts we paid for both the term and non-term portions of this plan, after any officer contributions. The amounts under this column also include the long-term disability premiums we paid on behalf of James E. Rohr ($12,196); Richard J. Johnson ($10,238); William S. Demchak ($8,655); and Joseph C. Guyaux ($11,541).

(4)	This column reflects the cash payment of dividends that had accrued on the 2010 and 2009 base salary paid in stock units that settled in March 2011. Amounts are included as other compensation in the year of payment because the dividends were not factored into the value disclosed in the Summary compensation table in the year of the award.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	59

Compensation Tables

Grants of plan-based awards in 2011

James E. Rohr

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)

Annual Incentive Award	February 8, 2011	-	$1,880,000	$7,682,000

Long-Term Incentive Performance Units	February 9, 2011				-	43,272	86,544				$2,778,495

Performance-Based Restricted Share Units - Annual Grant	February 9, 2011				-	43,272	54,090				$2,924,754

Performance-Based Restricted Share Units - Special Achievement Award	February 9, 2011				-	46,721	58,401				$3,157,872

60	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

Grants of plan-based awards in 2011

Richard J. Johnson

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Annual Incentive Award	February 8, 2011; August 17, 2011	-	$1,000,000	$1,500,000

Long-Term Incentive Performance Units	February 9, 2011				-	10,167	20,334				$652,823

Performance-Based Restricted Share Units - Annual Grant	February 9, 2011				-	10,167	12,708				$687,188

Performance-Based Restricted Share Units - Special Achievement Award	February 9, 2011				-	9,733	12,166				$657,853

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	61

Compensation Tables

Grants of plan-based awards in 2011

William S. Demchak

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)(c)

Annual Incentive Award	February 8, 2011	-	$1,950,000	$7,682,000

Long-Term Incentive Performance Units	February 9, 2011				-	30,815	61,630				$1,978,631

Performance-Based Restricted Share Units –Annual Grant	February 9, 2011				-	30,815	38,518				$2,082,786

Performance-Based Restricted Share Units – Special Achievement Award	February 9, 2011				-	27,254	34,067				$1,842,098

62	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

Grants of plan-based awards in 2011

Joseph C. Guyaux

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)(c)

Annual Incentive Award	February 8, 2011	-	$930,000	$7,682,000

Long-Term Incentive Performance Units	February 9, 2011				-	14,737	29,474				$946,263

Performance-Based Restricted Share Units – Annual Grant	February 9, 2011				-	14,737	18,421				$996,074

Performance-Based Restricted Share Units – Special Achievement Award	February 9, 2011				-	12,069	15,086				$815,744

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	63

Compensation Tables

Grants of plan-based awards in 2011

E. William Parsley, III

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)(c)

Annual Incentive Award	February 8, 2011	-	$850,000	$7,682,000

Long Term Incentive Performance Units	February 9, 2011				-	15,760	31,520				$1,011,950

Performance-Based Restricted Share Units - Annual Grant	February 9, 2011				-	15,760	19,700				$1,065,218

Performance-Based Restricted Share Units - Special Achievement Award	February 9, 2011				-	9,733	12,166				$657,853

ALM Performance Units	February 9, 2011				-	19,467	38,934				$1,249,976

64	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

(a)	The amounts listed in the “Target” column relate to the target annual incentive award for the 2011 performance year. Annual incentive awards were paid in 2012, as described in footnote (d) to the Summary compensation table on page 57. The “Target” column lists the target annual incentive award included in the total compensation target approved by our Board’s Personnel and Compensation Committee for each NEO as of the date listed. Mr. Johnson’s annual incentive award target was adjusted by the Committee on August 17, 2011 as described in the CD&A on page 39. For NEOs who are covered employees under §162(m) of the Internal Revenue Code of 1986, as amended, the calculation of the “Maximum” amount was approved by the Personnel and Compensation Committee on February 23, 2011, based on 0.2% of our “Incentive Income,” an adjusted net income metric that is defined in the 1996 Executive Incentive Award Plan. At the time the “Maximum” amount is set, the Committee uses a budgeted amount for 2011, which is included as $7,682,000 in the “Maximum” column. For Mr. Johnson, the “Maximum” amount consists of the target annual incentive amount multiplied by 150% - the maximum amount contemplated by the payout grid set forth on page 40. In the aggregate, the annual incentive awards paid to the NEOs are limited by the incentive compensation pool that the Committee approves. Subject to that overall limitation, the Committee could exercise its discretion to provide an annual incentive award that exceeds 150% of target, but the table shows the maximum amount that could be provided by relying solely on the formula.

(b)	The amounts listed in these columns include the incentive performance unit grants and the performance-based restricted share unit grants (both annual grants and special achievement awards), as further described on pages 43-46. As there is no guaranteed minimum payout for these awards and the Personnel and Compensation Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant for the incentive performance units and 125% of that grant for the performance-based restricted share units (both annual grants and special achievement awards). For the incentive performance unit grants the performance period began on January 1, 2011 and will end on December 31, 2013. For the performance-based restricted share unit grants (both annual grants and special achievement awards), the performance period began on January 1, 2011 and will end on December 31, 2014 with vesting opportunities on each of the four applicable anniversaries.

In addition, for Mr. Parsley the amounts also include an ALM incentive performance unit grant as described in footnote (b) to the Summary compensation table on page 57. For a discussion of the terms, conditions and performance goals related to this incentive performance unit grant, see page 46. As there is no guaranteed minimum payout for Mr. Parsley’s award, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column for this award. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of that grant. For this grant, the performance period began on January 1, 2011 and will end on December 31, 2013.

For grants of incentive performance units made in 2011, the earnings per share will be adjusted on an after-tax basis for the impact of:

•	any extraordinary items (as such term is used under GAAP)

•	items resulting from a change in tax law

•	discontinued operations

•	acquisition costs and merger integration costs

•	any costs or expense arising from specified Visa litigation and any other gains recognized on redemption or sale of Visa shares as applicable

•	acceleration of the accretion of any remaining issuance discount in connection with the redemption of TARP

•	in PNC’s case, the net impact on PNC of significant gains or losses related to BlackRock transactions

For grants of incentive performance units made in 2012, the earnings per share will be adjusted for all of the above factors, as well as for the acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock, and any other charges or benefits related to the redemption of trust preferred or other preferred securities. This additional adjustment will also be made prospectively for the 2011 and 2010 grants.

(c)	The grant date fair values for incentive performance units and performance-based restricted share units are all calculated in accordance with FASB ASC Topic 718. See 10-K Note 15 for more information. The grant date fair values for incentive performance units and ALM incentive performance units represent the closing price for our common stock on February 9, 2011 of $64.21. The grant date fair values for the performance-based restricted share units are based on the ASC 718 grant date fair value per unit of $67.59. The grant date fair values for incentive performance units and performance-based restricted share units represent the target amount of units in the grant.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	65

Compensation Tables

Outstanding equity awards at 2011 fiscal year-end

The following tables show, for each NEO, the outstanding equity awards as of December 31, 2011. These awards include the following:

•	Grants of stock options exercisable over time

•	Grants of stock options exercisable over time that each require the achievement of separate performance criteria, specifically:

-	PNC’s stock price reaching a 20% premium over the exercise price

-	PNC meeting qualitative and quantitative criteria in connection with the acquisition and integration of National City Corporation

•	Grants of restricted stock

•	Grants of incentive performance unit opportunities, specifically:

-	Regular units granted in 2010 that will pay out if PNC achieves specific performance criteria as measured against a peer group

-	Regular units granted in 2011 that will pay out if PNC achieves specific performance criteria as measured against a peer group

-

In recognition of Mr. Demchak’s oversight of the asset and liability management (ALM) function at PNC during 2009 and 2010, Mr. Demchak was granted units in those years that will only pay out if our ALM unit outperforms a benchmark index during the 2009 to 2011 or 2010 to 2012 performance period, respectively

-

In recognition of Mr. Parsley’s management responsibilities regarding the ALM function at PNC during 2011, Mr. Parsley was granted units in 2011 that will only pay out if our ALM unit outperforms a benchmark index during the 2011 to 2013 performance period

•	Grants of performance-based restricted share units, specifically:

-

An annual long-term incentive award and a special achievement award, each granted in 2011, that will pay out if PNC meets the Tier 1 capital ratio established by our primary regulator; payout may be adjusted by 25% up or down based on TSR in each year

The ALM-based incentive performance unit grant made to Mr. Demchak in 2009 was outstanding as of December 31, 2011 and is included in the following tables. At a meeting on January 26, 2012, our Board’s Personnel and Compensation Committee certified the levels of performance achieved under Mr. Demchak’s ALM-based grant and determined the final award. The maximum potential payout percentage was 200%. The maximum permitted payout for these units is generated by applying the performance factor to the number of target share units (96,556) adjusted for TARP-related forfeitures (21,252). The Committee approved payout at the maximum payout permitted for the performance achieved, reduced for TARP-related forfeitures resulting in 150,608 units. In accordance with the terms of this grant, the ALM-based units awarded to Mr. Demchak paid out entirely in cash share equivalents.

The National City performance options were outstanding as of December 31, 2011 and are included in the following tables. At a meeting held on January 26, 2012, our Board’s Personnel and Compensation Committee certified that the performance criteria had been achieved in connection with the National City acquisition and approved vesting of 100% of the options. In accordance with their terms, the options vested on February 12, 2012. These options may be subject to TARP-related forfeitures upon exercise.

66	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

The performance-based restricted share units are included in the following table as of December 31, 2011. At a meeting held on January 26, 2012, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the 2011 tranche of the grants and determined the payout level. The

Committee certified that the required Tier 1 capital ratio of 6% established by our primary regulator had been achieved. The Committee then determined the size of the payout, which could range from 75% to 125% of the target number of units based on TSR. The Committee approved a payout at 96.94%.

2009 grant of ALM incentive performance unit to Mr. Demchak (based on 2009-2011 performance period)
Metric	Payout Percentage
	2009	2010	2011	Overall
Performance of PNC’s Asset & Liability Management (ALM) unit against a benchmark index	200%	200%	200%	200%

2009 grants of performance-based options (based on National City acquisition and integration)
Metric	Status*
$1.2 billion in annual pre-tax cost savings achieved on a run-rate basis by 2011	Exceeded – over $1.8 billion (full year 2011)
Return on assets at least equal to 0.90% by 2011	Exceeded – 1.16% (full year 2011)
Acquisition accretive to PNC’s EPS on a GAAP basis by 2010	Achieved – $2.23 (2010), $2.09 (2011)
Acquisition internal rate of return of at least 15%	Exceeded – 22.6% (full year 2011)**
Balance sheet acquired by PNC from National City positioned to meet PNC’s desired risk profile	Achieved – moderate risk profile achieved in 2011 through loan risk mitigation, capital improvements and deposit repositioning
Successful implementation of PNC’s established enterprise risk management discipline	Achieved by 2011
Strong and reputable leadership team in place	Achieved by 2011
PNC well-positioned for future growth	Achieved by 2011

2011 grants of performance-based restricted share units (first of four tranches)
Metric	Status*
Tier 1 risk-based capital ratio at least 6%	Exceeded – actual ratio was 12.6%
Total shareholder return (TSR) adjustment, if applicable	PNC’s TSR for 2011 reduced amount by (3.06)% for total payout of 96.94%

*	As determined by the Committee.
**	Internal rate of return, a non-GAAP financial measure, is a performance metric that measures the return of the net present value of all cash flows on the total invested capital. Management believes that there are no directly comparable measures under GAAP. We believe that internal rate of return on the acquisition was a useful tool to help the company evaluate how effectively the company employed its capital and resources with respect to the acquisition of National City, which was completed on December 31, 2008.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	67

Compensation Tables

Outstanding equity awards at 2011 fiscal year-end

James E. Rohr

Option Awards					Stock Awards
Grant Date or Performance Period (a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Options Exercisable Over Time					Restricted Stock
January 3, 2002	273,000		$57.10	January 3, 2012	December 23, 2009	90,242	$5,204,256
January 8, 2004	71,643*		$53.90	January 3, 2013
January 25, 2005	247,000		$53.50	January 25, 2015
April 29, 2005	73,832*		$53.03	January 3, 2013	Performance-Based Restricted Shared Units
January 23, 2006	275,000		$65.45	January 23, 2016	Jan. 1, 2011–Dec. 31, 2014			43,272	$2,495,496
November 17, 2006	64,313*		$69.38	January 3, 2013	Jan. 1, 2011–Dec. 31, 2014			46,721	$2,694,400
January 25, 2007	203,500		$72.65	January 25, 2017
May 17, 2007	206,507*		$74.65	January 6, 2014
January 22, 2008	242,000		$57.21	January 22, 2018
February 12, 2009	193,600	96,800	$31.07	February 12, 2019
April 26, 2010	75,000	150,000	$66.77	April 26, 2020
Options with Additional Performance Criteria
July 21, 2008		350,000	$63.69(f)	July 21, 2018
February 12, 2009		400,000	$31.07(f)	February 12, 2019

					Incentive Performance Units
					Apr. 1, 2010–Dec. 31, 2012			92,329	$5,324,613
					Jan. 1, 2011–Dec. 31, 2013			44,101	$2,543,305

68	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

Outstanding equity awards at 2011 fiscal year-end

Richard J. Johnson

Option Awards					Stock Awards
Grant Date or Performance Period (a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Options Exercisable Over Time					Restricted Stock
January 6, 2004	9,000		$54.04	January 6, 2014	December 23, 2009	23,273	$1,342,154
April 23, 2004	2,000		$52.23	April 23, 2014
January 25, 2005	20,000		$53.50	January 25, 2015
July 22, 2005	10,000		$55.37	July 22, 2015	Performance-Based Restricted Shared Units
January 23, 2006	49,500		$65.45	January 23, 2016	Jan. 1, 2011–Dec. 31, 2014			10,167	$ 586,331
January 25, 2007	44,000		$72.65	January 25, 2017	Jan. 1, 2011–Dec. 31, 2014			9,733	$ 561,302
January 22, 2008	60,500		$57.21	January 22, 2018
February 12, 2009	48,400	24,200	$31.07	February 12, 2019
April 26, 2010	15,833	31,667	$66.77	April 26, 2020

Options with Additional Performance Criteria
July 21, 2008		83,000	$63.69(f)	July 21, 2018
February 12, 2009		90,000	$31.07(f)	February 12, 2019
					Incentive Performance Units
					Apr. 1, 2010–Dec. 31, 2012			19,491	$1,124,046
					Jan. 1, 2011–Dec. 31, 2013			10,362	$ 597,577

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	69

Compensation Tables

Outstanding equity awards at 2011 fiscal year-end

William S. Demchak

Option Awards					Stock Awards
Grant Date or Performance Period (a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Options Exercisable Over Time					Restricted Stock
January 23, 2006	110,000		$65.45	January 23, 2016	December 23, 2009	75,782	$4,370,348
February 16, 2006	40,110*		$69.66	January 3, 2013
February 27, 2006	10,000*		$70.90	January 3, 2013
November 7, 2006	28,512*		$69.67	January 3, 2013	Performance-Based Restricted Shared Units
November 28, 2006	58,247*		$69.52	September 9, 2012	Jan. 1, 2011–Dec. 31, 2014			30,815	$ 1,777,101
January 25, 2007	82,500		$72.65	January 25, 2017	Jan. 1, 2011–Dec. 31, 2014			27,254	$ 1,571,738
October 29, 2007	57,861*		$71.81	January 6, 2014
October 29, 2007	22,109*		$71.81	September 9, 2012
January 22, 2008	93,500		$57.21	January 22, 2018
February 12, 2009	74,800	37,400	$31.07	February 12, 2019
April 26, 2010	25,000	50,000	$66.77	April 26, 2020

Options with Additional Performance Criteria
July 21, 2008		138,000	$63.69(f)	July 21, 2018
February 12, 2009		180,000	$31.07(f)	February 12, 2019
					Incentive Performance Units
					Jan. 1, 2009–Dec. 31, 2011(g)			150,608	$8,685,563
					Apr. 1, 2010–Dec. 31, 2012			30,776	$1,774,852
					Apr. 1, 2010–Dec. 31, 2012(g)			92,970	$5,361,580
					Jan. 1, 2011–Dec. 31, 2013			31,405	$1,811,126

70	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

Outstanding equity awards at 2011 fiscal year-end

Joseph C. Guyaux

Option Awards					Stock Awards
Grant Date or Performance Period (a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Options Exercisable Over Time					Restricted Stock
January 3, 2002	84,000		$57.10	January 3, 2012	December 23, 2009	38,585	$2,225,197
January 6, 2004	96,724**		$54.04	January 6, 2014
January 23, 2006	121,000		$65.45	January 23, 2016
January 25, 2007	88,000		$72.65	January 25, 2017	Performance-Based Restricted Shared Units
August 21, 2007	30,720*		$72.71	January 6, 2014	Jan. 1, 2011–Dec. 31, 2014			14,737	$ 849,883
January 22, 2008	99,000		$57.21	January 22, 2018	Jan. 1, 2011–Dec. 31, 2014			12,069	$ 696,019
February 12, 2009	79,200	39,600	$31.07	February 12, 2019
April 26, 2010	25,000	50,000	$66.77	April 26, 2020

Options with Additional Performance Criteria
July 21, 2008		142,000	$63.69(f)	July 21, 2018
February 12, 2009		180,000	$31.07(f)	February 12, 2019
					Incentive Performance Units
					Apr. 1, 2010–Dec. 31, 2012			30,776	$1,774,852
					Jan. 1, 2011–Dec. 31, 2013			15,019	$ 866,146

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	71

Compensation Tables

Outstanding equity awards at 2011 fiscal year-end

E. William Parsley, III

Option Awards					Stock Awards
Grant Date or Performance Period (a)	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period (a)	No. of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Options Exercisable Over Time					Restricted Stock
December 18, 2003	25,000		$53.41	December 18, 2013	February 12, 2009	2,790	$160,899
January 6, 2004	75,000		$54.04	January 6, 2014	February 12, 2009	78,302	$4,515,676
January 25, 2005	75,000		$53.50	January 25, 2015	December 23, 2009	62,256	$3,590,304
July 21, 2008	25,000		$63.69	July 21, 2018
					Performance-Based Restricted Shared Units
					Jan. 1, 2011–Dec. 31, 2014			15,760	$908,879
					Jan. 1, 2011–Dec. 31, 2014			9,733	$561,302

Options with Additional Performance Criteria
February 12, 2009		50,000	$31.07(f)	February 12, 2019
					Incentive Performance Units
					Apr. 1, 2010–Dec. 31, 2012			10,258	$ 591,579
					Jan. 1, 2011–Dec. 31, 2013			16,062	$ 926,296
					Jan. 1, 2011–Dec. 31, 2013(g)			38,934	$2,245,324

72	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

*	With respect to these options, the officer exercised a previously granted option with a “reload” feature and received a new stock option grant, shown in this table, as the result of “reloading” the previously granted option.

**	This option is still subject to a “reload” feature, but the officer has not yet exercised his ability to “reload” the option.

In 2004, the Committee decided to eliminate the “reload” feature from future option grants. However, there are still reload options outstanding from prior years that could be exercised and result in additional option grants in future years. If an option holder exercises an option with a reload feature, the option holder uses shares of stock already owned to satisfy the exercise price and meet any associated tax withholding obligation, and the options exercised are replaced (or “reloaded”) with a new, at-the-market option for each share of common stock used. Options with this feature can only be reloaded once; the reload options cannot be replaced when they are exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised.

(a)	This column shows the grant dates of stock options and restricted stock, and the performance period for the regular and ALM incentive performance unit awards and the performance-based restricted share units.

(b)	The vesting schedule for the stock option grants listed in this column is as follows:

•	Option grants that have been “reloaded” – vest 100% on the anniversary of the original grant date.

•	Option grants on July 21, 2008 – 3-year cliff vesting, if the performance criterion in footnote (f) below has been achieved.

•	Option grants on February 12, 2009 related to the National City integration vested on February 12, 2012 based on meeting the performance criteria.

•	All other options – 1/3 vesting each year, beginning on the anniversary of the grant date.

(c)	This column includes restricted stock grants. The vesting schedule for the grants listed in this column is as follows:

•	Grant date of December 23, 2009 – two years of required service from January 25, 2010, with one additional year of service required before any sale will be permitted on or after January 25, 2013.

•

Mr. Parsley’s column also includes two grants of restricted share units that have different vesting schedules and pay out in cash. Of the 8,368 units granted on February 12, 2009, 1/3 vested on each of February 12, 2010, February 12, 2011 and February 12, 2012. The 78,302 units granted on February 12, 2009 vested 100% on February 12, 2012.

(d)	The market value of these awards is calculated using our common stock closing price of $57.67 a share on December 30, 2011.

(e)	This column reflects the incentive performance unit opportunities granted in 2010 and 2011 and the ALM incentive performance unit opportunities granted to Mr. Demchak in 2009 and 2010 and to Mr. Parsley in 2011. This column also includes the performance-based restricted share units granted in 2011.

•

For the regular incentive grants, this column reflects the target amounts that could be paid under the 2011 grant and the maximum amount that could be paid under the 2010 grants. These amounts also include deemed dividends accrued and reinvested as units through the end of 2011. Actual payouts, if any, for the 2010 grants will not be determined until early 2013 and until early 2014 for the 2011 grants, and could differ from the amounts listed.

•

For Mr. Demchak, this column reflects the maximum amount that could be paid under the 2009 and 2010 ALM incentive performance unit grants. His grants do not provide for any deemed dividends to be accrued and reinvested. The actual payout for Mr. Demchak’s 2009 ALM incentive performance unit grant was at the maximum, adjusted for TARP forfeitures. See page 66. The actual payout for Mr. Demchak’s 2010 ALM incentive performance unit grant will not be determined until early 2013 and could differ from the amount listed.

•

For Mr. Parsley, this column reflects the maximum amount that could be paid under the 2011 ALM incentive performance unit grant. This grant does not provide for any deemed dividends to be accrued and reinvested. The actual payout for Mr. Parsley’s 2011 ALM incentive performance unit grant will not be determined until early 2014 and could differ from the amount listed.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	73

Compensation Tables

•

For the performance-based restricted share units granted in 2011, this column reflects the target amounts for the 2011 tranche as well as for each of the tranches from 2012 through 2014. These grants do not provide for any deemed dividends to be accrued and reinvested. The actual payout for the 2011 tranche was less than target based on PNC’s total shareholder return for 2011. See page 67.

See footnote (b) of the Summary compensation table on page 57 and footnote (b) of the Grants of plan-based awards in 2011 table on page 65, as well as pages 43-46 of our CD&A.

(f)	Since July 21, 2011, the options granted on July 21, 2008 can become exercisable in their entirety if PNC stock closes at or above 120% of the exercise price for the five trading days before the vesting date. Based on an exercise price of $63.69, these options will not be exercisable until the PNC stock price closes above $76.428 a share. The options granted on February 12, 2009 vested after the Board’s Personnel and Compensation Committee determined that the performance criteria related to the acquisition and integration of National City Corporation had been achieved. The Committee made its determination on January 26, 2012 and 100% of the options, which may be subject to TARP-related forfeitures, vested on February 12, 2012.

(g)	These ALM incentive performance unit grants were awarded to Mr. Demchak in 2009 and 2010 and Mr. Parsley in 2011 and are described in footnote (e) above.

74	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

Option exercises and stock vested in fiscal 2011

NEO	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James E. Rohr	122,363	$7,760,675
Richard J. Johnson	27,003	$1,712,376
William S. Demchak	136,882	$8,672,813
Joseph C. Guyaux	51,691	$3,278,928
E. William Parsley, III	62,703	$3,954,763

None of our NEOs exercised stock options in 2011. The columns include the vesting of shares of restricted stock granted previously, as well as the total units approved for payout in connection with previously granted incentive performance unit opportunities. These incentive units pay out in shares for the target amount of units and cash for the amount of units above target. With respect to the incentive performance units granted in 2008, which paid out in 2011 at 140.63% of target, the value realized includes cash for the amounts over target as follows: Mr. Rohr $1,279,701; Mr. Johnson $287,933; Mr. Demchak $511,880; and Mr. Guyaux $511,880. The columns also include shares that vested but were withheld for tax purposes.

For Mr. Demchak, the columns also include 62,665 ALM incentive performance units granted in 2008, which paid out in 2011 at 133.33% of target. These were paid in cash ($3,975,161). For Mr. Parsley, the columns also include 3,838 units that were paid in cash of $246,855.

The above table includes the portions of base salaries in 2009 and 2010 that were paid in stock units. These units were fully vested when granted in 2010 or 2009, and settled in March 2011 based on a market price of PNC’s common stock of $62.99. For each NEO, the value of stock units when paid out in 2011 was:

NEO	Payout of Salary Paid in Stock Units*
James E. Rohr	$2,819,620
Richard J. Johnson	$ 620,766
William S. Demchak	$2,657,045
Joseph C. Guyaux	$1,230,259
E. William Parsley, III	$3,707,908

*	Amounts do not include the dividend payments on such units disclosed in the Other Compensation column of the Summary compensation table in 2011 and discussed in footnote (f) to the Summary compensation table on page 58.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	75

Compensation Tables

Pension benefits at 2011 fiscal year-end

The principal elements of our post-employment compensation include a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, as well as a qualified defined contribution savings plan, a non-qualified supplemental incentive savings plan and a non-qualified deferred compensation plan.

Cash balance pension plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of covered earnings in accordance with a schedule based on the participant’s age and years of credited service. Earnings credit percentages for plan participants on December 31, 2009 are frozen at their level earned to that point. Earnings credits for all employees who become participants on or after January 1, 2010 are a flat 3% of covered earnings.

The plan defines “covered earnings” as regular earnings plus eligible variable compensation, such as paid annual incentives. Covered earnings do not include deferred payments of annual incentives; these are instead taken into account under our excess pension plan described below. We generally limit total eligible variable compensation for a plan year to 100% of the first $25,000 plus 50% of the next $225,000.

For participants who had accrued benefits prior to 1999 under the prior pension plan formula, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion. Employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 were awarded additional “Transitional Earnings Credits” under the plan for up to 10 years.

Participants at December 31, 2009 generally receive quarterly “interest credits” at a rate of one-fourth of the annual interest rate on 30-year Treasury securities, with a minimum interest credit. New participants on or after January 1, 2010 are not subject to this minimum interest credit.

At the end of 2008, the cash balance pension plan previously sponsored by National City Corporation was merged into this plan. Earnings and interest credits for National City participants are as noted above.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess pension plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Internal Revenue Code limits and taking into account bonus amounts deferred under the deferred compensation plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental executive retirement plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Committee decided in 2007 to eliminate future plan participation for new executive officers. This plan provides

76	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31,1998, but who did not meet the requirements for grandfathered benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

Each of James E. Rohr and Joseph C. Guyaux received the credits and benefits provided in connection with the transitional provisions of the cash balance pension plan and the supplemental executive retirement plan.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	77

Compensation Tables

NEO	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
	(a)	(b)	(c)

James E. Rohr	Qualified Pension Plan	39	$ 1,392,759
	ERISA Excess Pension Plan		$ 6,457,747
	Supplemental Executive Retirement Plan		$31,084,937
	Total		$38,935,443

Richard J. Johnson	Qualified Pension Plan	9	$ 117,944
	ERISA Excess Pension Plan		$ 251,645
	Supplemental Executive Retirement Plan		$ 295,930
	Total		$ 665,519

William S. Demchak	Qualified Pension Plan	9	$ 107,399
	ERISA Excess Pension Plan		$ 616,907
	Supplemental Executive Retirement Plan		$ 873,752
	Total		$ 1,598,058

Joseph C. Guyaux	Qualified Pension Plan	39	$ 1,003,490
	ERISA Excess Pension Plan		$ 1,983,300
	Supplemental Executive Retirement Plan		$ 4,333,494
	Total		$ 7,320,284

E. William Parsley, III	Qualified Pension Plan	8	$ 84,857
	ERISA Excess Pension Plan		$ 425,022
	Supplemental Executive Retirement Plan		-
	Total		$ 509,879

(a)	None of the NEOs received payments under any of these plans during fiscal 2011.

(b)	To compute the number of years of service we use the same plan measurement date that we use for our 2011 audited consolidated financial statements. Credited service is equal to actual service; however, for purposes of determining the level of benefits earned in the Qualified and ERISA Excess cash balance plans service has been frozen as of December 31, 2009. As of that date, the NEOs had the following years of credited service: Mr. Rohr 37, Mr. Johnson 7, Mr. Demchak 7, Mr. Guyaux 37, and Mr. Parsley 6.

(c)	We compute the present values shown here as of December 31, 2011 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (“FASB ASC Topic 715”), as specified in the SEC regulations. The amounts do not necessarily reflect the amounts to which the executive officers would be entitled under the terms of these plans as of December 31, 2011.

We calculate the present values for the plans by projecting the December 31, 2011 account balances to an assumed retirement age of 65, using an interest crediting rate of 4.4%. We then apply a discount rate of 4.6% for the Qualified Pension Plan and 4.2% for the other plans to discount the balances back to December 31, 2011. The present value for the grandfathered Supplemental Executive Retirement Plan, for which Mr. Rohr is the only eligible NEO, equals the present value of his December 31 accrued benefit. Since Mr. Rohr is currently eligible for an unreduced retirement, no early retirement reductions apply. See Note 14 in our Annual Report on Form 10-K for the year ended December 31, 2011 for more information on the discount rates and other material assumptions.

78	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

Non-qualified deferred compensation in fiscal 2011

Incentive savings plan (ISP) and supplemental incentive savings plan (SISP). We maintain an incentive savings plan in which most of our employees can participate after they meet certain age and service requirements. The ISP is a defined contribution 401(k) plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code. Participants may elect to contribute between 1% and 20% of compensation to the plan each year as pre-tax elective deferrals, subject to Internal Revenue Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2010, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 4% of compensation. Matching contributions were made in employer stock. For 2011 matching contributions are made in cash. Participants direct the investment of their accounts among the investment options offered under the plan and their account balances are adjusted for gains or losses resulting from those investment directions. As of December 31, 2011, we also maintained a non-qualified supplemental incentive savings plan for certain designated employees who exceeded a compensation threshold. Participants could elect to defer a portion of their compensation that could not be deferred under the qualified ISP due to Internal Revenue Code limits. Once the applicable limits were reached under the ISP for a plan year, elective deferrals were made to the SISP. Participants direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

Deferred compensation plan. As of December 31, 2011, we maintained a non-qualified deferred compensation plan (DCP) for certain designated employees who exceeded a compensation threshold. Participants could elect to defer and contribute to the plan all or a portion of the eligible annual cash incentive awards they received. No deferral could be less than $5,000. Distributions from this plan are paid in cash in accordance with the participant’s election, but no deferral could be made for less than one full calendar year. Participants direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

ISP and SISP participants have the same investment options. The employee directs investment of contributions under either plan. Investment options include several publicly available mutual funds (including BlackRock mutual funds), a proprietary PNC investment fund, and a PNC common stock fund. We no longer permit new funds to be contributed or transferred into the PNC common stock fund.

Employees who may defer compensation under our DCP have many of the same investment options available to ISP and SISP participants. DCP participants also have additional investment options, consisting of BlackRock mutual funds. DCP and SISP investments are invested on a phantom basis and considered “deemed” investments.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	79

Compensation Tables

NEO	Name of Plan	Executive Contri- butions in Last FY ($)	Registrant Contri- butions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
		(a)		(b)	(c)	(d)

James E. Rohr	Supplemental Incentive Savings Plan			$(148,891)		$4,347,229
	Deferred Compensation Plan			$ (54,658)		$1,663,794
	Total			$(203,549)		$6,011,023

Richard J. Johnson	Supplemental Incentive Savings Plan	$87,662		$ 4,184		$ 561,614
	Deferred Compensation Plan			$ (7,201)		$ 505,934
	Total	$87,662		$ (3,017)		$1,067,548

William S. Demchak	Supplemental Incentive Savings Plan			$ 4,340		$ 600,747
	Deferred Compensation Plan			$(258,639)	$(185,001)	$3,639,646
	Total			$(254,299)	$(185,001)	$4,240,393

Joseph C. Guyaux	Supplemental Incentive Savings Plan			$ (33,225)		$1,071,967
	Deferred Compensation Plan			$ 59,506		$2,640,933
	Total			$ 26,281		$3,712,900

E. William Parsley, III	Supplemental Incentive Savings Plan			$(100,095)		$1,094,425
	Deferred Compensation Plan			$ (21,085)	$(448,142)	$3,115,908
	Total			$(121,180)	$(448,142)	$4,210,333

(a)	Amounts in this column have been reported in the Summary compensation table on page 57.

(b)	No amounts in this column have been reported in the Summary compensation table on page 57 as none of our NEOs received above-market preferential earnings.

(c)	Mr. Demchak and Mr. Parsley elected to take distributions from the Deferred Compensation Plan in 2011.

(d)	We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2010 and then adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2011 includes any unrealized gains and losses on investments.

In previous years, some executive officers have deferred receipt of restricted stock. Any amounts deferred as restricted phantom stock units are included in the amounts under this column.

80	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Compensation Tables

The following table shows the 2011 investment options for the ISP, SISP and DCP, along with annual rates of return. See page 79 for an explanation of our ISP, SISP and DCP. Ticker symbols are listed for investment options available to the general public.

Fund	Ticker Symbol	DCP	ISP/SISP	2011 Annual Rate of Return
AM EuroPacific Growth Fund R5	RERFX	x	x	-13.34%
American Beacon Small-Cap Value	AVFIX	x	x	-4.07%
Black Rock Small/Mid Index	N/A		x	-3.49%
BlackRock Asset Allocation Portfolio	PBAIX	x		-3.21%
BlackRock Core Bond Fund	BFMCX	x		5.28%	(1)
BlackRock Core Fixed Income Index	N/A		x	7.88%
BlackRock High Yield Bond Portfolio/BR	BRHYX	x	x	3.14%
BlackRock Inflation Protected Bond	BPRIX	x		11.87%
BlackRock Intermediate Government Bond Portfolio	PNIGX	x		6.70%
BlackRock International Bond Portfolio	CINSX	x		2.63%
BlackRock International Index	N/A		x	-10.72%
BlackRock International Opportunities Portfolio	BISIX	x		-14.15%
BlackRock Large Cap Index	N/A		x	2.23%
BlackRock Large-Cap Core Portfolio	MALRX	x		0.01%
BlackRock LifePath Retirement Fund	STLAX		x	3.72%
BlackRock LifePath Retirement 2015 Fund	N/A		x	2.57%
BlackRock LifePath Retirement 2020 Fund	N/A		x	1.16%
BlackRock LifePath Retirement 2025 Fund	N/A		x	0.20%
BlackRock LifePath Retirement 2030 Fund	N/A		x	-0.90%
BlackRock LifePath Retirement 2035 Fund	N/A		x	-1.84%
BlackRock LifePath Retirement 2040 Fund	N/A		x	-2.59%
BlackRock LifePath Retirement 2045 Fund	N/A		x	-3.36%
BlackRock LifePath Retirement 2050 Fund	N/A		x	-3.99%
BlackRock Liquidity Funds TempFund	TMPXX	x	x	0.12%
BlackRock Small-Cap Growth Equity Portfolio	PSGIX	x		0.22%
BlackRock Treasury Inflation Protection	N/A		x	13.48%
BlackRock U.S. Opportunities Portfolio	BMCIX	x		-9.16%
CRM Mid Cap Value Fund	CRIMX	x	x	-6.96%
Dodge & Cox Stock Fund	DODGX	x	x	-4.08%
Eagle Small Cap Growth Fund	HSIIX		x	-1.60	(2)
Fidelity Spartan International	FSIIX	x		-12.16%
Harbor Capital Appreciation Fund	HACAX	x	x	0.62%
Munder Mid Cap Core Growth Y	MGOYX	x	x	-0.78%
PNC Common Stock Fund	PNC	x	x	-6.11%
PNC Investment Contract Fund z	N/A	x	x	2.41%
Vanguard Institutional Index Fund Plus	VIIIX	x		2.11%
Vanguard Small Cap Index	NAESX	x		-2.78%
Vanguard Total Bond market Index Investment	VBMFX	x		7.55%
Wells Fargo Adv Total Return I	MBFIX		x	8.52%

(1)	Replaced BlackRock Managed Income Portfolio in the DCP 7/15/2011.

(2)	Replaced BlackRock Small-Cap Grown Equity in the ISP 11/1/2011.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	81

Compensation Tables

The amounts included in the aggregate year-end balance column that were reported in previous summary compensation tables (since 2006) are as follows:

NEO	2006	2007	2008	2009	2010	2011	Total*
James E. Rohr
Supplemental Incentive Savings Plan	$ 153,800	$ 163,000	$ 155,738	$140,300	-	-	$ 612,838
Deferred Compensation Plan	-	-	-	-	-	-	-
Richard J. Johnson
Supplemental Incentive Savings Plan	$ 47,105	$ 76,000	$ 75,473	$ 58,500	$ 33,479	$87,662	$ 378,219
Deferred Compensation Plan	$ 262,569	-	$ 475,000	-	-	-	$ 737,569
William S. Demchak
Supplemental Incentive Savings Plan	$ 77,102	$ 97,100	$ 75,200	$ 63,620	-	-	$ 313,022
Deferred Compensation Plan	$1,278,907	$1,625,000	$1,125,603	-	-	-	$4,029,510
Joseph C. Guyaux
Supplemental Incentive Savings Plan	$ 61,944	$ 21,000	$ 17,625	$ 15,864	$ 4,127	-	$ 120,560
Deferred Compensation Plan	-	-	-	-	-	-	-
E. William Parsley, III
Supplemental Incentive Savings Plan	-	-	-	-	$665,038	-	$ 665,038
Deferred Compensation Plan	-	-	-	-	-	-	-

*	The total amounts may exceed the aggregate balance at year-end due to the impact of plan withdrawals by the individual.

82	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Change in Control and Termination of Employment

Benefits upon termination of employment

A NEO may receive various forms of compensation or benefits in connection with a termination of employment. These benefits result from:

•	change in control agreements,

•	the terms of our equity-based grants, and

•	other existing plans and arrangements in which our NEOs participate.

We do not have a separate severance plan or program for the NEOs, although the Committee has discretion to provide severance benefits, subject to the parameters of the policy we adopted in February 2011 and described on page 49 of our CD&A.

The benefits will depend on whether PNC or the executive terminated employment and, if PNC terminated employment, whether it was for cause; whether the termination resulted from death or disability; whether the termination followed a change in control and whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with us. As of December 31, 2011, Mr. Rohr, Mr. Johnson, and Mr. Guyaux were retirement-eligible, while Mr. Demchak and Mr. Parsley were not.

Change in control agreements

We have entered into separate change in control agreements with each of our NEOs and similar agreements with a limited group of other senior officers. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. While the acceleration of equity requires only a change in control, payments received under these agreements require a “double trigger”—that is, the occurrence of both a change in control and a qualifying termination of employment. A qualifying termination would occur if the executive resigned for “good reason” or the surviving company terminated the executive without “cause” (each as defined in the change in control agreement).

These agreements would pay cash to our executives, calculated based on various compensation components. These components include base salary and an annual incentive award (bonus). The cash severance payment related to base salary for Mr. Rohr, Mr. Johnson, Mr. Demchak and Mr. Guyaux is based on three times the base salary (the highest monthly base salary rate for the twelve months preceding the change in control multiplied by twelve). For these executives, the cash severance payment related to the bonus is three times the applicable average bonus percent multiplied by the applicable base salary. For Mr. Parsley, the multiple for the base salary component is two and the multiple for the bonus component is one. The agreements also provide for continued benefits under (or compute cash payments by reference to) some of our retirement and health and welfare benefit plans.

Our historical agreements require a payment to the NEO to reimburse the executive for any excise taxes on severance or other benefits that are considered “excess parachute payments” under the Internal Revenue Code as long as severance and other benefits are at least 105% of the maximum that can be paid without incurring the excise tax. Since 2009, we have eliminated the excise tax “gross-up” provision from new change in control agreements. Mr. Parsley’s agreement does not contain an excise tax gross-up provision. In addition, our Board adopted a policy in February 2011 that requires shareholder approval of certain future severance arrangements if the arrangement provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus. See page 49.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	83

Change in Control and Termination of Employment

The change in control agreements prohibit the executive from using or disclosing any of our confidential business or technical information or trade secrets. The executive may also not employ or solicit any of our officers during the one-year period following termination.

While the benefits to be received under a change in control agreement may be significant to an individual, they first require the occurrence of a significant transaction. As a result, the benefits are highly speculative, and contingent on a variety of facts and circumstances. In recognition of this, our Personnel and Compensation Committee does not consider the amount of potential change in control payments when it makes annual compensation decisions for NEOs. Change in control protections, although meaningful, also become relatively less significant to PNC as we increase in size.

Equity-based grants

If a NEO resigns or is terminated with or without cause, any unvested equity-based compensation is generally forfeited. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. A change in control, or the retirement or disability of a NEO, has the following impact on any unvested equity-based compensation:

Grants that vest or become exercisable over time

Change in Control	Retirement	Disability

• Securities vest or become exercisable, regardless of whether employment is terminated.

• Following a termination without cause, or a resignation for good reason, the employee will have three years to exercise stock options. The three-year period cannot extend beyond the original option termination date, however.

• For stock options granted at least one year before retirement, there will be no change. These options will continue in accordance with their original terms.

• For stock options granted between six months and one year before retirement, the employee will forfeit two-thirds of the options. The remaining one-third of the options will continue in accordance with their original terms.

• For stock options granted less than six months before retirement, the employee will forfeit all of the options.

• For restricted stock, the Personnel and Compensation Committee may accelerate or approve vesting. If the Committee does not take action with a certain time of the scheduled vesting date, then the stock does not vest.

• All stock options become exercisable and the employee has three years to exercise them. The three-year period cannot extend beyond the original option termination date, however.

• For restricted stock, the Personnel and Compensation Committee may accelerate or approve vesting. If the Committee does not take action with a certain time of the scheduled vesting date, then the stock does not vest.

84	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Change in Control and Termination of Employment

Grants that vest upon the achievement of additional performance criteria(a)

Performance-Based Restricted Stock Units
Change in Control	Retirement	Disability
• Any unvested performance RSUs will vest and pay out at 100% if we meet the Tier 1 capital ratio. If we do not meet the capital ratio, the units are cancelled.	• Performance RSUs continue in effect in accordance with their terms.	• Performance RSUs continue in effect in accordance with their terms.
2008 Performance Options
Change in Control	Retirement	Disability
• In general, these options will become exercisable upon a change in control if our stock price meets or exceeds 120% of the grant date exercise price.	• If an employee retires before PNC meets the stock price threshold, the Committee may permit the options to remain outstanding and be eligible for exercise if we meet the price threshold.

• If an employee becomes disabled and is not terminated before PNC meets the stock price threshold, the options remain outstanding in accordance with their original terms.

• If an employee becomes disabled before PNC meets the stock price threshold and is terminated, the Committee may permit the options to remain outstanding and be eligible for exercise after termination of employment, if we meet the price threshold, for the period from then until the third anniversary of the employment termination date.

(a)	The National City performance options vested in February 2012. See discussion on page 66. If a change in control had occurred before February 12, 2012, the options would have become exercisable unless our Board’s Personnel and Compensation Committee had determined that it was unlikely that the performance criteria would have been met.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	85

Change in Control and Termination of Employment

Grants that vest upon the achievement of additional performance criteria (continued)

Incentive Performance Units
Change in Control	Retirement	Disability

• If the performance period has not yet ended, the employee would receive no less than twice the amount of dividend-adjusted target units, prorated for the portion of time that has elapsed in the performance period.

• We calculate the amount by first determining the target number of units granted (plus any deemed dividends since the grant date) and adjusting that number by a factor that accounts for the proration (for example, if half of the performance period has elapsed, the target number will be reduced by half).

• After we adjust the original target grant size for the prorated performance period, we calculate two amounts:

(1) An amount equal to the adjusted target or the adjusted target multiplied by the performance through the end of the quarter, if performance exceeds 100% (using the performance metrics and payout grid discussed on page 46).

(2) An additional amount equal to the adjusted target.

• We will then pay out these two amounts in accordance with the plan, payable in PNC common stock, and any amounts based on performance exceeding 100% payable in cash.

• For the ALM incentive performance units granted to Mr. Demchak and Mr. Parsley, the calculation and payout will be the same, except that:

• the target units will not be adjusted for dividends

• all payments will be in cash, based on the closing stock price of PNC common stock on the date of the change in control.

• The Personnel and Compensation Committee may award a prorated amount to a retired employee. This amount will be prorated based on the retirement date of the employee and the remaining performance period, and any payout would occur, based on the performance achieved after the performance period ends.

• The Personnel and Compensation Committee may award the full amount to an employee who becomes disabled during the performance period. Any payout would occur, based on the performance achieved after the performance period ends.

86	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Change in Control and Termination of Employment

The retirement benefits summarized above are generally subject to termination by PNC if it is determined that an employee has engaged in certain competitive activities during the first year post-employment, or that the employee has engaged in other detrimental conduct.

If the officer dies, stock options become exercisable, restricted stock vests, performance RSUs vest and pay out at 100% and a portion of the outstanding incentive performance units may be paid, subject to the discretion of our Board’s Personnel and Compensation Committee. Any options will generally remain exercisable until the original option termination date.

Existing plans and arrangements

As of December 31, 2011, our NEOs could participate in our qualified cash balance pension plan, our ERISA excess pension plan, our supplemental executive retirement plan, our ISP, our SISP, and our DCP. The officers earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an officer’s entitlement to these benefits does not depend on how employment terminates.

Estimated benefits upon termination

The following table shows the estimated benefits payable to our NEOs as of December 31, 2011 as a result of termination of employment in a variety of situations. These estimated amounts have been calculated as if employment was terminated on December 31, 2011. For change in control benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date. To the extent relevant, the amounts assume a PNC stock price of $57.67, the closing price for our stock on December 30, 2011. If we calculated these amounts using a different price, the amounts could be significantly different. The benefits below do not include the balances under our qualified cash balance pension plan, our ERISA excess pension plan, our supplemental executive retirement plan, our ISP, our SISP, and our DCP unless the NEO receives an enhanced benefit under the termination scenario.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	87

Change in Control and Termination of Employment

Employees who are eligible for retirement:

James E. Rohr	Termination for Cause	Voluntary Termination/ Termination without Cause (a)	Retirement (a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$11,253,177	-	-
Base Salary	-	-	-	$3,600,000	-	-
Bonus	-	-	-	$7,653,177	-	-
Enhanced Benefits	-	-	-	$1,441,900	-	-
Defined Benefit Plans	-	-	-	$1,381,584	-	-
Defined Contribution Plans	-	-	-	$29,400	-	-
General Health & Welfare	-	-	-	$30,916	-	-
Acceleration of Unvested Equity		$15,925,144	$15,925,144	$24,044,357	$24,035,082	$21,138,675
Restricted Stock	-	$ 5,180,621	$ 5,180,621	$10,394,152	$ 10,384,877	$ 10,394,152
Unexercisable Options	-	$ 8,296,061	$ 8,296,061	$8,296,061	$ 8,296,061	$ 8,296,061
Incentive Performance Units	-	$ 2,448,462	$ 2,448,462	$5,354,144	$ 5,354,144	$ 2,448,462
Excise Tax and Gross-Up	-	-	-	-	-	-
Total	$0	$15,925,144	$15,925,144	$36,739,434	$24,035,082	$21,138,675
Richard J. Johnson	Termination for Cause	Voluntary Termination/ Termination without Cause (a)	Retirement (a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$3,657,345	-	-
Base Salary	-	-	-	$1,500,000	-	-
Bonus	-	-	-	$2,157,345	-	-
Enhanced Benefits	-	-	-	$334,297	-	-
Defined Benefit Plans	-	-	-	$284,160	-	-
Defined Contribution Plans	-	-	-	$29,400	-	-
General Health & Welfare	-	-	-	$20,737	-	-
Acceleration of Unvested Equity		$ 3,549,215	$ 3,549,215	$5,547,352	$5,545,220	$4,893,501
Restricted Stock	-	$ 1,145,501	$ 1,145,501	$2,489,787	$ 2,487,655	$ 2,489,787
Unexercisable Options	-	$ 1,866,602	$ 1,866,602	$1,866,602	$ 1,866,602	$ 1,866,602
Incentive Performance Units	-	$ 537,112	$ 537,112	$1,190,963	$ 1,190,963	$ 537,112
Excise Tax and Gross-Up	-	-	-	$3,237,951	-	-
Total	$0	$ 3,549,215	$ 3,549,215	$12,776,945	$5,545,220	$4,893,501
Joseph C. Guyaux	Termination for Cause	Voluntary Termination/ Termination without Cause (a)	Retirement (a)	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$4,917,579	-	-
Base Salary	-	-	-	$ 1,860,000	-	-
Bonus	-	-	-	$ 3,057,579	-	-
Enhanced Benefits	-	-	-	$ 820,772	-	-
Defined Benefit Plans	-	-	-	$ 760,317	-	-
Defined Contribution Plans	-	-	-	$ 29,400	-	-
General Health & Welfare	-	-	-	$ 31,055	-	-
Acceleration of Unvested Equity	-	$6,098,602	$6,098,602	$9,307,440	$9,304,624	$8,326,615
Restricted Stock	-	$ 1,543,086	$ 1,543,086	$3,771,099	$3,768,283	$3,771,099
Unexercisable Options	-	$ 3,733,230	$ 3,733,230	$3,733,230	$3,733,230	$3,733,230
Incentive Performance Units	-	$ 822,286	$ 822,286	$1,803,111	$1,803,111	$822,286
Excise Tax and Gross-Up	-	-	-	-	-	-
Total	$0	$6,098,602	$6,098,602	$15,045,791	$9,304,624	$8,326,615

88	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Change in Control and Termination of Employment

Employees who are not eligible for retirement:

William S. Demchak	Termination for Cause	Voluntary Termination/ Termination without Cause	Retirement	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$8,100,000	-	-
Base Salary	-	-	-	$2,250,000	-	-
Bonus	-	-	-	$5,850,000	-	-
Enhanced Benefits	-	-	-	$611,566	-	-
Defined Benefit Plans	-	-	-	$551,250	-	-
Defined Contribution Plans	-	-	-	$29,400	-	-
General Health & Welfare	-	-	-	$30,916	-	-
Acceleration of Unvested Equity	-	-	-	$18,343,548	$18,337,512	$15,514,195
Restricted Stock	-	-	-	$7,719,187	$ 7,713,151	$ 7,719,187
Unexercisable Options	-	-	-	$3,733,230	$ 3,733,230	$ 3,733,230
Incentive Performance Units	-	-	-	$2,748,092	$ 2,748,092	$ 1,137,280
Phantom Units	-	-	-	$4,143,039	$ 4,143,039	$ 2,924,498
Excise Tax and Gross-Up	-	-	-	-	-	-
Total	$0	$0	$0	$27,055,114	$18,337,512	$15,514,195
E. William Parsley, III	Termination for Cause	Voluntary Termination/ Termination without Cause	Retirement	Change in Control (b)	Disability	Death
Cash Severance	-	-	-	$2,321,569	-	-
Base Salary	-	-	-	$800,000	-	-
Bonus	-	-	-	$1,521,569	-	-
Enhanced Benefits	-	-	-	$159,077	-	-
Defined Benefit Plans	-	-	-	$116,078	-	-
Defined Contribution Plans	-	-	-	$19,600	-	-
General Health & Welfare	-	-	-	$23,399	-	-
Acceleration of Unvested Equity	-	-	-	$8,993,874	$8,991,204	$7,493,444
Restricted Stock	-	-	-	$5,221,384	$5,218,714	$5,221,384
Unexercisable Options	-	-	-	$1,037,001	$1,037,001	$1,037,001
Incentive Performance Units	-	-	-	$1,238,606	$1,238,606	$486,618
Phantom Units	-	-	-	$1,496,883	$1,496,883	$748,441
Excise Tax and Gross-Up	-	-	-	-	-	-
Total	$0	$0	$0	$11,474,520	$8,991,204	$7,493,444

(a)	If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.

(b)	The benefits shown under “Acceleration of Unvested Equity” are received upon the change in control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax Gross-Up payment may be required if a change in control occurred even without a qualifying employment termination.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	89

Security Ownership of Directors and Executive Officers

The table below sets forth information regarding common stock ownership by our directors and executive officers. We include beneficial ownership of common stock as of January 31, 2012 for each director, each executive officer named in the Summary compensation table on page 52, and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of common stock.

We determine the number of shares in the Common Stock Ownership column as beneficially owned by each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of January 31, 2012 through the exercise of any option, warrant or right. The table also shows, as of January 31, 2012, the number of common stock units credited to the accounts of our directors and executive officers under various compensation and benefit plans.

Name	Common Stock Ownership*	Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned	Common Stock Unit Ownership**	Total Shares Beneficially Owned Plus Common Stock Units

Non-Employee Directors:
Richard O. Berndt	13,968	-	13,968	9,367	23,335
Charles E. Bunch	781	-	781	9,367	10,148
Paul W. Chellgren	23,735 (1)	10,000	33,735	48,698	82,433
Kay Coles James	15	-	15	13,090	13,105
Richard B. Kelson	624 (1)	2,000	2,624	19,091	21,715
Bruce C. Lindsay	2,669	-	2,669	27,588	30,257
Anthony A. Massaro	3,121 (1)	6,000	9,121	14,609	23,730
Jane G. Pepper	2,840 (1)	10,000	12,840	21,193	34,033
Donald J. Shepard	8,967 (2)	-	8,967	14,831	23,798
Lorene K. Steffes	2,041 (1)(3)	10,000	12,041	19,229	31,270
Dennis F. Strigl	10,714 (1)	6,000	16,714	20,917	37,631
Thomas J. Usher	7,139 (1)(3)	10,000	17,139	42,806	59,945
George H. Walls, Jr.	371	-	371	19,084	19,455
Helge H. Wehmeier	24,183 (1)	10,000	34,183	29,770	63,953

NEOs:
William S. Demchak	228,629 (3)(4)	820,039	1,048,668	20,456	1,069,124
Joseph C. Guyaux	94,756 (4)(5)	759,244	854,000	1,633	855,633
Richard J. Johnson	82,326 (4)	373,433	455,759	5,313	461,072
E. William Parsley, III	41,184 (4)	250,000	291,184	880	292,064
James E. Rohr	574,515 (4)(6)	2,149,195	2,723,710	95,655	2,819,365
Eight remaining executive officers	379,703 (3)(4)(7)	1,533,528	1,913,231	24,683	1,937,914

Directors and executive officers as a group (27 persons):	1,502,281	5,949,439	7,451,720	458,260	7,909,980
*

As of January 31, 2012, there were 527,501,897 shares of PNC common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock

90	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Security Ownership of Directors and Executive Officers

beneficially owned by the group is approximately 1.4% of the class. If employee or director stock options were exercisable within 60 days of January 31, 2012, we added those numbers to the total number of shares issued and outstanding. As of January 31, 2012, the number of shares of common stock and units held by the group was 1.5%. No director or executive officer beneficially owns shares of PNC preferred stock.

**	Represents common stock units credited to the accounts of directors and executive officers under various compensation and benefit plans that are not considered beneficially owned under SEC rules.

(1)	Includes shares owned by spouse.

(2)	Included 7,845 shares held in a trust.

(3)	Includes shares held jointly with spouse.

(4)	Includes shares held in our incentive savings plan (ISP).

(5)	Includes 20 shares held indirectly as custodian for grandchild.

(6)	Includes 517 shares held indirectly as custodian for daughter, 58,200 shares owned by spouse, 66,564 shares held in trust for daughter, 12,167 shares held as assets in two grantor retained annuity trusts and 242,509 shares held in a revocable trust.

(7)	Includes, for an executive officer not named in the table, 287 shares held directly or indirectly as custodian or trustee.

Security ownership of certain beneficial owners

Based on a review, as of February 14, 2012, of Schedules 13D and 13G filed with the SEC, the following entity beneficially owns at least five percent of our common stock. The numbers shown on the table below represent holdings as of December 31, 2011 provided in the Schedule 13G filed with the SEC and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	29,379,661	(1)	5.58%

(1)	According to the Schedule 13G filed by Wellington Management Company, LLP with the SEC, Wellington Management Company, in its capacity as investment adviser, may be deemed to beneficially own 23,379,661 shares of our common stock which are held of record by clients of Wellington Management. Wellington Management shares dispositive power with respect to 29,379,661 shares of our common stock and shares voting power with respect to 15,951,246 shares of our common stock.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	91

Ratification of Auditors (Item 2)

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Our Board’s Audit Committee is composed entirely of directors who are independent as defined in the NYSE’s corporate governance rules and in the regulations of the Securities and Exchange Commission related to the independence of audit committee members. Among other things, the Board has also determined that each committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members.

Under the Audit Committee’s charter, the Audit Committee is responsible for selecting PNC’s independent auditors. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the lead audit partner. The Committee also listens to the opinions of our General Auditor, who supervises the internal audit function, and other members of our management.

You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the committee’s charter, which is posted on the corporate governance section of our corporate website at

www.pnc.com/corporategovernance.

On February 7, 2012, the Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP (PwC) as PNC’s independent registered public accounting firm for 2012.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the committee will reconsider its selection of PwC. The committee will be under no obligation, however, to select new independent auditors. If the committee does select new independent auditors for 2012, we will not seek shareholder ratification of the committee’s new selection.

At its meeting on February 9, 2011, the Board appointed PwC to audit our consolidated financial statements for 2011 based upon the recommendation of our Audit Committee, and our shareholders ratified that appointment on April 26, 2011.

We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

Audit and non-audit fees

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

92	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Ratification of Auditors (Item 2)

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2011 and 2010:

Category	2011 (in millions)	2010 (in millions)
Audit fees	$16.8	$16.0
Audit-related fees*	$ 1.5	$ 2.9
Tax fees	$ 0.9	$ 0.3
All other fees	$ 0.3	$ 0.1
Total fees billed	$19.5	$19.3

*	Excludes fees of $0.8 million in 2011 and $0.7 million in 2010 for financial due diligence services related to potential private equity investments. In those instances the fees were paid by the company issuing the equity.

Audit fees. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, comfort letter procedures, other services related to SEC matters and required attestation services.

Audit-related fees. These fees consisted primarily of SSAE 16 and compliance and internal control reviews.

Tax fees. These fees were attributable to federal and state tax compliance services and tax planning services.

All other fees. These fees primarily consisted of consulting services related to various regulatory matters.

Procedures for pre-approving audit and permitted non-audit services

The Audit Committee is responsible for pre-approving audit and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The Committee performs this function for us, our subsidiaries and our employee benefit plans.

The Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Committee may either pre-approve specific fees, or a methodology for determining fees.

Pre-approval may be general (categories of services) or specific (individual services). If the Committee pre-approves a general category of services, it will review and pre-approve the category at least every year. The Committee is responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Committee may exercise pre-approval authority, or the Chairman of the Committee may exercise the authority as required between meetings. The Committee may also delegate this authority, in whole or in part, to one or more Committee members. Any person exercising delegated authority reports on the pre-approvals at the next scheduled meeting of the Committee, which will be reflected in the meeting minutes. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services, and a statement that the provision of the services is consistent with SEC and other applicable rules

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	93

Ratification of Auditors (Item 2)

on auditor independence. In reviewing a pre-approval request, the Committee or Chairman may request members of our management to provide their views on auditor independence questions.

All audit and permitted non-audit services and related fees disclosed above were pre-approved by the Audit Committee. The Audit Committee may amend these procedures from time to time.

Report of the audit committee

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (PwC), PNC’s Independent Registered Public Accounting Firm for 2011. The Audit Committee has selected PwC as PNC’s independent auditors for 2012 subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Paul W. Chellgren, Chairman

Richard B. Kelson

Bruce C. Lindsay

Donald J. Shepard

George H. Walls, Jr.

In accordance with SEC regulations, the Report of the Audit Committee is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2012.

94	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

Say-on-pay (Item 3)

“SAY-ON-PAY”: ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3)

What is the purpose of this item?

We describe this item as an advisory vote on executive compensation, but it is more commonly known as “say-on-pay.” We provide this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our shareholders’ vote in 2011 that we hold an advisory vote on executive compensation each year. After our shareholders voted in 2011, the Board affirmed its recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next shareholder vote on “say-on-pay” frequency.

With this item, shareholders may submit an advisory vote on the compensation of our CEO and the other four executive officers named in the Summary compensation table on page 57. That table provides an annual snapshot of the compensation paid or granted to our NEOs.

What does it mean to have a “say-on-pay” advisory vote?

As an advisory vote, the outcome will not bind PNC or our Board. We will disclose how many shareholders voted “For” or “Against” the resolution, and how many shareholders abstained from voting.

We believe in soliciting input from our investors throughout the year on a variety of issues, and this advisory vote fits within our broader shareholder engagement efforts. Last year our Board recommended that we should seek shareholder input through an annual advisory vote on executive compensation. We first provided a “say-on-pay” vote in 2009, voluntarily provided the vote again in 2010 and as required by the federal securities laws provided the vote again in 2011. In each year, we received the support of over 90% of the votes cast by our shareholders.

We cannot predict what actions our Board will take, if any, in response to this vote. In considering an overall executive compensation program, “say-on-pay” cannot convey a shareholder’s view on a discrete element of our compensation program or a specific decision made by our Board’s Personnel and Compensation Committee. In 2009, 2010 and 2011, the Committee received reports on the outcome of the “say-on-pay” vote, how PNC compared to its peer group and other large public companies, and whether any changes to the compensation program were being considered in light of the results. The Committee expects to undertake a similar evaluation this year.

Where can I find more information on executive compensation?

We describe our executive compensation program and the compensation awarded under that program in the CD&A, the Compensation Tables, and the related disclosure contained in this proxy statement. See pages 32-82.

What are some of the performance and compensation program highlights for 2011?

Please review our CD&A, which begins on page 32, as well as the accompanying compensation tables and the related disclosure beginning on page 57. Performance and compensation program highlights, which are also included in our CD&A, should be read in connection with the full CD&A, the Compensation Tables and the related disclosure contained in this proxy statement.

The Board of Directors recommends a vote FOR the following advisory resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (the “Company”), voting together as a single class, approve the compensation of the Company’s five executive officers named in the Summary compensation table of the Company’s proxy statement for the 2012 Annual Meeting of Shareholders (the “2012 Proxy Statement”), as described in the Compensation Discussion and Analysis, the Compensation Tables and the related disclosure contained in the 2012 Proxy Statement.”

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	95

General Information

PNC will hold the annual meeting of its shareholders on Tuesday, April 24, 2012.

This proxy statement includes information about PNC, describes the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

This section of the proxy statement reviews important technical points, such as how to attend the meeting, how to access our proxy materials, how to vote, how a proposal gets approved and how shareholder proposals can be brought before a meeting.

In this section we sometimes discuss differences between “registered” and “street name” shareholders. For purposes of reviewing the proxy material and voting shares, this distinction is important. We refer to individuals owning PNC shares in their own name as “registered” holders or “shareholders of record.” We refer to individuals who own PNC shares through an account at an intermediary—such as a brokerage firm or bank—as holding our shares in “street name.”

Attending the annual meeting

Our annual meeting of shareholders will begin at 11:00 a.m., Eastern time, on Tuesday, April 24, 2012. We will hold the meeting at the August Wilson Center for African American Culture, 980 Liberty Avenue, Pittsburgh, Pennsylvania 15222. Directions to the meeting are available at www.pnc.com/annualmeeting.

We will have a meeting registration desk in the lobby of the August Wilson Center for African American Culture to assist shareholders attending in person. All shareholders must present an acceptable form of identification, such as a driver’s license.

If you are a registered shareholder, locate the admission ticket in the information you receive from us—either the proxy card attachment or the

Notice of Availability of Proxy Materials—and bring it with you to the meeting. The ticket will admit you and one other person.

If you hold PNC shares in street name, your individual name will not appear on our list of registered shareholders. To attend the meeting, please bring an account statement or a letter from your broker that shows the PNC shares that you owned as of our record date of January 31, 2012. You must present this documentation at the registration desk to attend the meeting.

Everyone attending the annual meeting agrees to abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda and distributed or reviewed at the meeting.

No large bags, backpacks, briefcases or similar items will be permitted at the meeting. No cameras or recording equipment are permitted at the meeting. Mobile phones must be turned off and put away before entering the meeting room.

If you cannot attend the annual meeting in person, you can listen to the meeting by using the webcast or conference call options that are described on the Notice of Annual Meeting of Shareholders just after the cover page of this proxy statement. You may view or print the slides used during the annual meeting. Please visit the website www.pnc.com/investorevents or www.pnc.com/annualmeeting ahead of time to register and download any necessary software.

Reviewing proxy materials

Mailing date. We provided access to our proxy materials beginning on Wednesday, March 14, 2012. On that day, we mailed the Notice of Availability of Proxy Materials, began mailing paper copies of this proxy statement and proxy card to our shareholders, and delivered proxy materials electronically to shareholders who previously consented to that type of delivery. Our 2011 annual report is not part of our proxy solicitation materials.

96	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

General Information

Accessing proxy materials. The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies.

Any shareholder may access our proxy materials electronically. Upon request, we will continue to provide paper copies of proxy materials to shareholders for the current meeting or for future meetings.

If you hold PNC shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Availability of Proxy Materials or the proxy statement and proxy card, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2012: This Notice of Annual Meeting and Proxy Statement and the 2011 Annual Report are available at:

www.envisionreports.com/PNC

Have you received more than one set of proxy materials? If two or more PNC shareholders live in your household, or you maintain more than one shareholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.

In order to reduce duplicate packages and lower expenses, we rely on Securities and Exchange Commission rules allowing delivery of one set of proxy materials to multiple shareholders sharing the same address and last name who consent in a manner provided by these rules. This is referred to as “householding.” Even if you consent to householding, we will always deliver a separate proxy card for each account. Householding will not affect your right to vote.

If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please write or call Computershare Trust Company, N.A., our stock transfer agent, at the address or phone number below:

Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

800-982-7652

You may also receive more than one set of our proxy materials if you have more than one brokerage account. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks now offer householding—please contact your broker directly if you are interested.

Voting your shares

We want our shareholders, as the owners of PNC, to consider the important matters before them and exercise their right to vote. Our Board of Directors is asking for, or soliciting, a proxy from our shareholders. This section describes the different aspects of the voting process and how proxy voting works.

Who can vote? You must be a shareholder of record as of January 31, 2012 to vote at the annual meeting.

What is a proxy? We understand that not everyone can attend the annual meeting in person. If you are a shareholder, you can tell us exactly how you want to vote and then allow an officer to vote on your behalf. That is called giving us a “proxy.” By allowing a proxy to carry out your wishes, you can ensure that your vote counts.

Soliciting your proxy. Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the annual meeting. We may ask for, or solicit, proxies using several methods.

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	97

General Information

We may solicit proxies by mail, personal interviews, telephone or fax. We may use the Internet to solicit proxies. PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so.

We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients who hold PNC stock. We will pay for their expenses to do so.

We hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, a proxy soliciting firm, to help us with the solicitation of proxies for the 2012 annual meeting. We will pay Morrow $15,000, plus its out-of-pocket expenses, to provide information to our shareholders and to assist with distributing proxy materials.

Revoking your proxy. What if you change your mind after you give us your proxy to vote? You can amend your voting decisions until the polls close at the annual meeting. We call this “revoking” your proxy.

To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the deadline. If you revoke by mail, we must receive the new proxy card before the annual meeting begins. If you revoke by using the telephone or Internet voting options, we must receive your revocation by 1:00 a.m. Eastern time on April 24, 2012. If you choose to revoke by mail, please make sure you have provided enough time for the replacement proxy to reach us.

After the above deadlines have passed, you can only revoke your proxy in person. You cannot use the webcast or conference call to revoke your proxy. Once the polls close at the annual meeting, the right to revoke ends. If you have not properly revoked your proxy, we will vote your shares in accordance with your most recent valid proxy.

If you hold PNC shares in street name, follow the instructions provided by your broker to revoke your voting instructions or otherwise change your vote.

How to vote. Shareholders of record may always vote in person by submitting a ballot at the annual meeting. We will distribute ballots at the meeting. To make it convenient and simple for you, we offer a number of other ways to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card.

If you hold PNC shares in street name, you will receive information on how to give voting instructions to your brokerage firm or bank. For registered holders, we offer the following methods to vote your shares and give us your proxy:

Internet	Go to www.envisionreports.com/PNC and follow the instructions. This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately.
Telephone	Follow the instructions on the proxy card.
Mail	Complete, sign and date the proxy card and return it in the envelope provided if you requested or were sent copies of these proxy materials. The envelope requires no postage if mailed in the United States.

PNC is incorporated in Pennsylvania. Pennsylvania law allows properly authenticated proxies to be transmitted by telephone or the Internet. Pennsylvania law also permits a shareholder of record, such as a brokerage firm or bank, to communicate a vote by telephone or Internet for a beneficial owner.

Brokers voting your shares. If you hold PNC shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker can vote your shares on “routine” items. New York Stock Exchange (NYSE) rules define which items are “routine” or “non-routine.” We discuss below whether the items to be acted upon at the annual meeting are “routine” or “non-routine.”

98	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

General Information

A broker “non-vote” occurs when the shareholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Our voting recommendations. If you sign, date and return your proxy card but do not give voting instructions, we will vote your shares as follows:

•	FOR each of the Board’s 15 nominees for director.

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012.

•	FOR the advisory resolution on executive compensation.

If you use Internet or telephone voting, you will need to provide voting instructions for each proposal.

Confidential voting. We keep votes confidential and do not disclose them to our directors, officers or employees, except:

•	As necessary to meet legal requirements or to pursue or defend legal actions.

•	To allow the Judge of Election to certify the voting results.

•	When expressly requested by a shareholder or benefit plan participant.

•	If there is a contested proxy solicitation.

Our Board has adopted a “confidential voting” policy. With the exceptions described above, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed.

Computershare Trust Company, N.A., our independent vote tabulator and Judge of Election for the 2012 annual meeting, confirmed that its procedures will be consistent with this policy.

How a proposal gets approved

On the record date, we had over 500 million outstanding shares of common stock, as well as additional shares of preferred stock. Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your holdings will be counted toward the quorum.

Once a quorum is achieved, different proposals may require different standards of approval. Street name holders may need to take additional precautions to ensure that their vote counts. We discuss the mechanics of proposal approval below.

Issued and outstanding shares. This table shows the number of issued and outstanding shares of our common and preferred stock entitled to vote on January 31, 2012, the record date. The table also shows the number of votes for each share for the matters brought before this meeting. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock. At the meeting, holders of

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	99

General Information

common and preferred stock will vote together as a single class. There is no cumulative voting.

Class	Shares Issued and Outstanding	Votes Per Share	Effective Voting Power
Common	527,416,569*	1	527,416,569
Preferred – Series B	1,031	8	8,248
Preferred – Series K	50,000	0	0
Preferred – Series L	1,500	0	0
Preferred – Series O	10,000	0	0

*	There are also 85,328 issued and outstanding shares that are not entitled to vote. These shares represent shares originally issued by predecessor companies that PNC acquired that have not been exchanged for PNC shares.

Votes required for approval. Under Pennsylvania law, if you abstain from voting it will not count as a vote “cast.” To abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by Internet or telephone. If you sign, date and return your proxy card but do not provide voting instructions, we will vote your shares represented by that proxy as recommended by our Board of Directors and this vote will count as a vote cast. A broker non-vote will also be treated as a failure to record a vote and will not count as a vote cast.

Election of directors (Item 1). Unless a company’s articles of incorporation or By-laws provide otherwise, Pennsylvania law contemplates election of directors by a plurality of votes cast. In 2009, PNC amended its By-laws to include an eligibility requirement for director nominees in uncontested elections, whereby an incumbent director will offer to resign if he or she does not receive a majority of the votes cast. Our By-laws and corporate governance guidelines describe this majority voting requirement and the related procedure that requires an incumbent director to tender his or her resignation to the Board. To receive a majority of the votes cast means that the shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

Ratification of auditors (Item 2). A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. This will be considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. As a routine item, there will be no broker non-votes, although brokers may otherwise fail to submit a vote. Any failures by brokers to vote or abstentions will not be included in the total votes cast and will not affect the results.

“Say-on-pay”: advisory vote on executive compensation (Item 3). A majority of the votes cast will be required to approve this item, an advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board or PNC. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

Shareholder proposals for the 2013 annual meeting

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of the 2013 annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 14, 2012. If you do not follow Rule 14a-8, we will not

100	PNC – Proxy Statement for 2012 Annual Meeting of Shareholders

General Information

consider your proposal for inclusion in next year’s proxy statement.

Advance notice procedures. Under our By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to PNC. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our By-laws for a director nomination or other business.

The Company’s 2013 annual meeting is currently scheduled to be held on April 23, 2013, and to be timely, the written notice must be delivered not earlier than December 25, 2012 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 24, 2013 (the 90th day prior to the first anniversary of this year’s annual meeting) to the Corporate Secretary at our principal executive offices by mail or facsimile.

The requirements described above are separate from the procedures you must follow to submit a director nominee for consideration by the Nominating and Governance Committee for recommendation to the Board for election as described under Corporate Governance at PNC—Board committees—Nominating and Governance Committee—How We Identify New Directors and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

The proxies we appoint for the 2012 annual meeting may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business proposed to be brought before the annual meeting was made or proposed in accordance with our By-laws, and to declare that a defective proposal or nomination be disregarded.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at the address given on page 10.

Other matters

Our Board of Directors does not know of any other business to be presented at the meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors,

George P. Long, III

Chief Governance Counsel and

Corporate Secretary

PNC – Proxy Statement for 2012 Annual Meeting of Shareholders	101

Annex A

Non-GAAP Financial Measures

Pre-tax, pre-provision net income (PPNI)

PPNI, or pre-tax, pre-provision net income, is a non-GAAP financial measure. Management believes that PPNI is useful as a tool to help evaluate our ability to provide for credit costs through operations.

The following is a reconciliation of PPNI to net income, the most directly comparable GAAP financial measure.

	Year ended
Dollars in millions	December 31 2011	December 31 2010
Net income	$3,071	$3,397
Less: Income from discontinued operations, net of tax	—	(373)
Plus: Income taxes	998	1,037
Plus: Provision for credit losses	1,152	2,502
Plus: Personnel and Compensation Committee approved adjustments	170	264

PPNI	$5,391	$6,827

A-1

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 24, 2012.
Vote by Internet • Go to www.envisionreports.com/PNC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.‚

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1.	Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Richard O. Berndt	☐	☐	☐	02 - Charles E. Bunch	☐	☐	☐	03 - Paul W. Chellgren	☐	☐	☐

04 - Kay Coles James	☐	☐	☐	05 - Richard B. Kelson	☐	☐	☐	06 - Bruce C. Lindsay	☐	☐	☐
07 - Anthony A. Massaro	☐	☐	☐	08 - Jane G. Pepper	☐	☐	☐	09 - James E. Rohr	☐	☐	☐
10 - Donald J. Shepard	☐	☐	☐	11 - Lorene K. Steffes	☐	☐	☐	12 - Dennis F. Strigl	☐	☐	☐
13 - Thomas J. Usher	☐	☐	☐	14 - George H. Walls, Jr.	☐	☐	☐	15 - Helge H. Wehmeier	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012.	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THIS CARD.

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2012 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 15 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012, the advisory vote to approve named executive officer compensation and such other business as may properly come before the meeting or any adjournment.

If you sign and date this proxy card in Section B but do not give voting instructions in Section A, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Tuesday, April 24, 2012 - 11:00 a.m. Eastern Time

August Wilson Center for African American Culture

980 Liberty Avenue

Pittsburgh, PA 15222

Upon arrival, please present this admission ticket and photo identification at the registration desk.

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — The PNC Financial Services Group, Inc.	+
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Shareholders on April 24, 2012.

James E. Rohr, Joseph C. Guyaux, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 24, 2012, or at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment, in accordance with their best judgment.

If you are a participant in any incentive savings plan (e.g., a 401(k) plan), sponsored by The PNC Financial Services Group, Inc., this proxy also serves as a voting instruction card to the Trustee of such plan for voting at the Annual Meeting of Shareholders to be held on April 24, 2012 or at any adjournment. You have the right to provide the Trustee with voting instructions for the units you hold in your PNC Common Stock Fund account which are included in the total on the reverse side.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

C	Non-Voting Items

Change of Address — Please print new address below.
		Will attend Meeting		☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THIS CARD.
■			+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

‚ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1.	Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Richard O. Berndt	☐	☐	☐	02 - Charles E. Bunch	☐	☐	☐	03 - Paul W. Chellgren	☐	☐	☐

04 - Kay Coles James	☐	☐	☐	05 - Richard B. Kelson	☐	☐	☐	06 - Bruce C. Lindsay	☐	☐	☐
07 - Anthony A. Massaro	☐	☐	☐	08 - Jane G. Pepper	☐	☐	☐	09 - James E. Rohr	☐	☐	☐
10 - Donald J. Shepard	☐	☐	☐	11 - Lorene K. Steffes	☐	☐	☐	12 - Dennis F. Strigl	☐	☐	☐
13 - Thomas J. Usher	☐	☐	☐	14 - George H. Walls, Jr.	☐	☐	☐	15 - Helge H. Wehmeier	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2012.	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THIS CARD.

‚ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — The PNC Financial Services Group, Inc.
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Shareholders on April 24, 2012.

James E. Rohr, Joseph C. Guyaux, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 24, 2012, or at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment, in accordance with their best judgment.

If you are a participant in any incentive savings plan (e.g., a 401(k) plan), sponsored by The PNC Financial Services Group, Inc., this proxy also serves as a voting instruction card to the Trustee of such plan for voting at the Annual Meeting of Shareholders to be held on April 24, 2012 or at any adjournment. You have the right to provide the Trustee with voting instructions for the units you hold in your PNC Common Stock Fund account which are included in the total on the reverse side.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.